UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material under § 240.14a-12

DraftKings Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required.

☐
Fee paid previously with preliminary materials.

☐
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

March 26, 2025
DEAR SHAREHOLDER:
It is a pleasure for me to extend to you an invitation to attend the 2025 Annual Meeting of Shareholders of DraftKings Inc. (the “Annual Meeting”). The Annual Meeting will be held virtually on May 19, 2025, at 10 a.m., Eastern Time. You may attend the virtual meeting, submit questions and vote your shares electronically during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/DKNG2025.
The enclosed Notice of 2025 Annual Meeting of Shareholders and Proxy Statement describes the proposals to be considered and voted upon at the Annual Meeting.
We hope that all shareholders will virtually attend the Annual Meeting. Whether or not you plan to attend the virtual Annual Meeting, it is important that you be represented. To ensure that your vote will be received and counted, please vote online, by mail or by telephone by following the instructions included with the proxy card.
On behalf of our Board of Directors and executives, I would like to express our appreciation for your support and interest in DraftKings Inc. I look forward to seeing you at the Annual Meeting.
JASON D. ROBINS
Chief Executive Officer and Chairman of the Board

NOTICE OF 2025 ANNUAL MEETING OF SHAREHOLDERS
TO THE SHAREHOLDERS OF DRAFTKINGS INC.:
The Annual Meeting of Shareholders of DraftKings Inc. will be held on May 19, 2025, at 10 a.m., Eastern Time. We have adopted a virtual format for the 2025 Annual Meeting of Shareholders to provide a consistent and convenient experience to all shareholders regardless of location. You may attend the virtual meeting, submit questions and vote your shares electronically during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/DKNG2025.
The Annual Meeting of Shareholders is being held for the following purposes:
1.
To elect ten directors to our Board of Directors;

2.
To ratify the appointment of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2025;

3.
To conduct a non-binding advisory vote on executive compensation;

4.
To consider an amendment to the DraftKings Employee Stock Purchase Plan (the “ESPP”);

5.
To consider a shareholder proposal regarding board matrix disclosure; and

6.
To consider and act upon any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

You may vote on these matters in person or by proxy. Whether or not you plan to virtually attend the Annual Meeting, we ask that you vote by one of the following methods to ensure that your shares will be represented at the meeting in accordance with your wishes:
•
Vote online or by telephone, by following the instructions included with the proxy card; or

•
Vote by mail, by completing and returning the enclosed proxy card in the enclosed addressed stamped envelope.

Only shareholders of record at the close of business on March 21, 2025 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the meeting. This proxy statement and the proxy card were either made available to you online or mailed to you beginning on or about March 26, 2025.
By Order of the Board of Directors,
R. STANTON DODGE
Chief Legal Officer and Secretary
March 26, 2025

i

ii

PROXY STATEMENT OF DRAFTKINGS INC.
General Information
This Proxy Statement and the accompanying proxy card are being furnished to you in connection with the 2025 Annual Meeting of Shareholders (the “Annual Meeting”) of DraftKings Inc. (“DraftKings,” “we,” “us,” “our,” or the “Company”). The Annual Meeting will be held on May 19, 2025, at 10 a.m., Eastern Time. The Annual Meeting will be held virtually. You may attend the virtual meeting, submit questions and vote your shares electronically during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/DKNG2025.
This Proxy Statement is being sent or provided on or about March 26, 2025 to shareholders of record at the close of business on March 21, 2025 (the “Record Date”) of our Class A common stock, par value $0.0001 per share (the “Class A Shares”), and Class B common stock, par value $0.0001 per share (the “Class B Shares”).
Your proxy is being solicited by our board of directors (the “Board” or “Board of Directors”). Your proxy may be revoked by written notice given to our Secretary, R. Stanton Dodge, at our headquarters at any time before being voted. You may also revoke your proxy by submitting a proxy with a later date or by voting during your virtual attendance at the Annual Meeting. To vote online or by telephone, please refer to the instructions included with the proxy card. To vote by mail, please complete the accompanying proxy card and return it to us as instructed in the accompanying proxy card. Votes submitted online or by telephone or mail must be received by 11:59 p.m., Eastern Time, on May 18, 2025. Submitting your vote online or by telephone or mail will not affect your right to vote virtually during the Annual Meeting, if you choose to do so. Proxies that are properly delivered to us and not revoked before the closing of the polls during the Annual Meeting will be voted for the proposals described in this Proxy Statement in accordance with the instructions set forth in the accompanying proxy card. The Board is currently not aware of any matters proposed to be presented at the Annual Meeting other than the election of ten directors, the ratification of BDO USA, P.C. (“BDO”) as our independent registered public accounting firm for the fiscal year ending December 31, 2025, a non-binding advisory vote on executive compensation, a vote to consider an amendment to the ESPP and a shareholder proposal regarding board matrix disclosure. If any other matter is properly presented at the Annual Meeting, the persons named in the accompanying proxy card will have discretionary authority to vote on that matter. Your virtual presence at the Annual Meeting does not in and of itself revoke your proxy.
Attendance at the Meeting
This year’s Annual Meeting will be held entirely online to provide a consistent and convenient experience to all shareholders regardless of their location. Shareholders of record as of the Record Date will be able to attend and participate in the Annual Meeting online by accessing www.virtualshareholdermeeting.com/DKNG2025. To join the Annual Meeting, you will need to have your 16-digit control number that is included on your notice and your proxy card. Even if you plan to attend the Annual Meeting online, we recommend that you also vote by proxy as described herein so that your vote will be counted if you decide not to attend the Annual Meeting.
Access to the Audio Webcast of the Annual Meeting
The live audio webcast of the Annual Meeting will begin promptly at 10 a.m., Eastern Time. Online access to the audio webcast will open approximately 30 minutes prior to the start of the Annual Meeting to allow time for you to log in and test the computer audio system. We encourage our shareholders to access the meeting prior to the start time.
Log in Instructions
To attend the virtual Annual Meeting, log in at www.virtualshareholdermeeting.com/DKNG2025. Shareholders will need their 16-digit control number that appears on the notice and the instructions that accompanied the proxy materials. If you do not have a control number, please contact your broker, bank, or other nominee as soon as possible, so that you can be provided with a control number and gain access to the meeting.

Submitting Questions at the Virtual Annual Meeting
As part of the Annual Meeting, we will hold a live question and answer session, during which we intend to answer questions submitted during the meeting via the Q&A tool in accordance with the Annual Meeting’s Rules of Conduct (the “Rules of Conduct”) that are pertinent to the Company and the meeting matters, as time permits. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once.
The Rules of Conduct will be posted on www.virtualshareholdermeeting.com/DKNG2025 approximately two weeks prior to the date of the Annual Meeting.
Annual Meeting Technical Assistance
Beginning 15 minutes prior to the start of and during the virtual Annual Meeting, we will have a support team ready to assist shareholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual shareholder meeting log-in page.
Availability of Live Webcast to Team Members and Other Constituents
The live audio webcast will be available to not only our shareholders but also our team members and other constituents.
Securities Entitled to Vote
Shareholder of Record.   If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the “shareholder of record” with respect to those shares. The notice will be sent to you by mail directly by us. As a shareholder of record, you may vote directly at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting virtually, we urge you to vote on the Internet or by phone as instructed in the notice or by proxy by mail by requesting a paper copy of the proxy materials as instructed in the notice to ensure your vote is counted.
Beneficial Owner.   If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank, or other agent on how to vote the shares in your account. Your brokerage firm, bank, or other agent will not be able to vote in the election of directors unless they have your voting instructions, so it is very important that you indicate your voting instructions to the institution holding your shares.
Only shareholders of record at the close of business on the Record Date are entitled to notice of the Annual Meeting. Such shareholders may vote shares held by them at the close of business on the Record Date at the Annual Meeting. As of the close of business on the Record Date, there were 499,955,809 Class A Shares outstanding and 393,013,951 Class B Shares outstanding. Each Class A Share is entitled to one vote per share on each proposal to be considered by our shareholders, and each Class B Share is entitled to ten votes per share on each proposal to be considered by our shareholders.
As a beneficial owner of shares, you are also invited to attend the Annual Meeting virtually. However, since you are not the shareholder of record, you may not vote your shares directly at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank, or other agent.
Matters Scheduled for a Vote
There are five matters scheduled for a vote:
•
Proposal 1:   To elect ten directors named in the Proxy Statement with terms to expire at the 2026 Annual Meeting of Shareholders (the “2026 Annual Meeting”);

•
Proposal 2:   To ratify the appointment of BDO as our independent registered public accounting firm for the fiscal year ending December 31, 2025;

•
Proposal 3:   To conduct a non-binding advisory vote on executive compensation;

•
Proposal 4:   To consider an amendment to the ESPP; and

•
Proposal 5:   To consider a shareholder proposal regarding board matrix disclosure.

Aside from the election of directors, the ratification of the appointment of our independent registered public accounting firm, the non-binding advisory vote on executive compensation, the consideration of an amendment to the ESPP and the consideration of a shareholder proposal regarding board matrix disclosure, our Board of Directors knows of no matters to be presented at the Annual Meeting. If any other matter is properly brought before the Annual Meeting, shares represented by all proxies received by our Board of Directors will be voted with respect thereto in accordance with the judgment of the persons appointed as proxies.
Board of Directors Voting Recommendation
Our Board of Directors recommends that you vote your shares:
•
“For” the election of all ten director nominees;

•
“For” the ratification of the appointment of BDO as our independent registered public accounting firm for the fiscal year ending December 31, 2025;

•
“For” the approval, on a non-binding advisory basis, of our executive compensation;

•
“For” the approval of the amendment to the ESPP; and

•
“Against” the shareholder proposal regarding board matrix disclosure.

How to Vote
For Proposal 1, you may vote “For All,” “Withhold All” or “For All Except” with respect to each nominee to the Board of Directors. For Proposal 2, you may vote “For,” “Against” or abstain from voting. For Proposal 3, you may vote “For,” “Against” or abstain from voting. For Proposal 4, you may vote “For,” “Against” or abstain from voting. For Proposal 5, you may vote “For,” “Against” or abstain from voting. The procedures for voting are outlined below.
Shareholder of Record: Shares Registered in Your Name
If you are a shareholder of record as of the Record Date, you may vote during the Annual Meeting by attending the Annual Meeting online and following the instructions posted at www.virtualshareholdermeeting.com/DKNG2025, by proxy over the Internet, or by phone by following the instructions provided in the notice, or, if you request printed copies of the proxy materials by mail, you may vote by mail. If your proxy is properly executed in time to be voted at the Annual Meeting, the shares represented by the proxy will be voted in accordance with the instructions you provide. Whether or not you plan to attend the Annual Meeting virtually, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting virtually and vote during the Annual Meeting if you have already voted by proxy.
1.
To vote during the Annual Meeting, follow the instructions posted at www.virtualshareholdermeeting.com/DKNG2025. You will be asked to provide the 16-digit control number from the notice and follow the instructions.

2.
To vote on the Internet, please visit www.ProxyVote.com to complete an electronic proxy card. You will be asked to provide the 16-digit control number from the notice and follow the instructions. Your vote must be received by 11:59 p.m., Eastern Time, on May 18, 2025 to be counted.

3.
To vote by phone, request a paper or email copy of the proxy materials by following the instructions on the notice and call the number provided with the proxy materials to transmit your voting instructions. Your vote must be received by 11:59 p.m., Eastern Time, on May 18, 2025 to be counted.

4.
To vote by mail, request a paper copy of the proxy materials by following the instructions on the notice and complete, sign, and date the proxy card enclosed with the paper copy of the proxy materials and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank, or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a notice and voting instructions from that organization rather than from us. Simply follow the instructions to ensure that your vote is counted. To vote in person at the Annual Meeting you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker, bank, or other agent included with the notice, or contact your broker, bank, or other agent.
We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
Vote Required
In accordance with our Amended and Restated Articles of Incorporation (our “Articles of Incorporation”) and our Amended and Restated Bylaws (our “Bylaws”), the presence at the Annual Meeting, in person, by means of remote communication or represented by proxy, of the holders of a majority of the total voting power of all classes of our voting stock taken together shall constitute a quorum for the transaction of business at the Annual Meeting.
The affirmative vote of a plurality of the voting power represented at the Annual Meeting and entitled to vote for directors at the Annual Meeting is necessary to elect a director. No cumulative voting is permitted. The ten nominees receiving the highest number of votes cast “for” will be elected.
The affirmative vote of at least a majority of the voting power represented at the Annual Meeting and entitled to vote on the matter is required to approve the ratification of the appointment of BDO as our independent registered public accounting firm, the non-binding advisory vote on executive compensation, the amendment to the ESPP and the shareholder proposal regarding board matrix disclosure. The total number of votes cast “for” will be counted for purposes of determining whether sufficient affirmative votes have been cast to approve the ratification of the appointment of BDO as our independent registered public accounting firm, the non-binding advisory vote on executive compensation, the amendment to the ESPP and the shareholder proposal regarding board matrix disclosure.
Abstentions from voting on a proposal by a shareholder at the Annual Meeting, as well as broker non-votes, will be considered for purposes of determining the number of total votes present for purposes of constituting a quorum at the Annual Meeting. Abstentions will have the same effect as votes “against” the ratification of the appointment of BDO as our independent registered public accounting firm, the non-binding advisory vote on executive compensation, the amendment to the ESPP and the shareholder proposal regarding board matrix disclosure. Withheld votes will not be counted as “against” or “for” the election of directors. Broker non-votes will not be considered in determining the election of directors, the non-binding advisory vote on executive compensation, the amendment to the ESPP or the shareholder proposal regarding board matrix disclosure. No broker non-votes are expected to exist in connection with the ratification of the appointment of BDO as our independent registered public accounting firm.
Jason D. Robins, our Chairman and Chief Executive Officer, currently possesses approximately 89% of the total voting power of our issued and outstanding shares. Please see “Security Ownership of Certain Beneficial Owners and Management” below. Mr. Robins has indicated his intention to vote: (1) for the election of each of the ten director nominees; (2) for the ratification of the appointment of BDO as our independent registered public accounting firm; (3) for the approval, on a non-binding advisory basis, of our executive compensation; (4) for the amendment to the ESPP and (5) against the shareholder proposal regarding board matrix disclosure. Accordingly, the election of each of the director nominees; the ratification of the appointment of BDO as our independent registered public accounting firm; the approval, on a non-binding advisory basis, of our executive compensation; the amendment to the ESPP and the rejection of the shareholder proposal regarding board matrix disclosure are assured notwithstanding a contrary vote by any or all shareholders other than Mr. Robins.
How to Change Your Vote After Submitting Proxy
You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are a shareholder of record, you may revoke your proxy in any one of three ways:
1.
A duly executed proxy card with a later date or time than the previously submitted proxy;

2.
A written notice that you are revoking your proxy to our Secretary, R. Stanton Dodge, care of DraftKings Inc., 222 Berkeley St., Fifth Floor, Boston, MA 02116; or

3.
A later-dated vote on the Internet or by phone or a ballot cast online during the Annual Meeting (simply virtually attending the Annual Meeting will not, by itself, revoke your proxy).

If you are a beneficial owner, you may revoke your proxy by submitting new instructions to your broker, bank, or other agent, or if you have received a proxy from your broker, bank, or other agent giving you the right to vote your shares at the Annual Meeting, by attending the meeting virtually and voting during the meeting.
How to Submit Shareholder Proposals for Next Year’s Annual Meeting
Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), some shareholder proposals may be eligible for inclusion in our 2026 proxy statement. Any such proposal must be submitted in writing by November 26, 2025 to our Secretary, R. Stanton Dodge, care of DraftKings Inc., 222 Berkeley St., Fifth Floor, Boston, MA 02116. If we change the date of our 2026 Annual Meeting by more than thirty days from the one-year anniversary of the Annual Meeting, the deadline shall be a reasonable time before we begin to print and send our proxy materials. Shareholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of the applicable securities laws and our Bylaws. The submission of a shareholder proposal does not guarantee that it will be included in our proxy statement.
Our Bylaws also establish an advance notice procedure for shareholders who wish to present a proposal before an annual meeting of shareholders but do not intend for the proposal to be included in our proxy statement. Our Bylaws provide that if you wish to submit a proposal that is not to be included in next year’s proxy statement or nominate a director, a timely written notice of such shareholder proposal must be delivered to, or mailed and received by, our Secretary, R. Stanton Dodge, care of DraftKings Inc., 222 Berkeley St., Fifth Floor, Boston, MA 02116, no earlier than January 19, 2026 and no later than the close of business on February 18, 2026, which notice must contain the information specified in our Bylaws. If we change the date of our 2026 Annual Meeting by more than thirty days before, or more than sixty days after, the one-year anniversary of the Annual Meeting, then the written notice of a shareholder proposal for presentation before an annual meeting of shareholders that is not intended to be included in our proxy statement must be delivered, or mailed and received, not later than the ninetieth day prior to our 2026 Annual Meeting or, if later, the tenth day following the day on which certain public disclosure as described in our Bylaws of the meeting date is made. The public announcement of an adjournment or postponement of the 2026 Annual Meeting does not commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described in this Proxy Statement. You are advised to review our Bylaws, which contain additional requirements with respect to advance notice of shareholder proposals and director nominees.
In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice to us that sets forth the information required by Rule 14a-19 under the Exchange Act, with such notice being postmarked or transmitted electronically to our Secretary, R. Stanton Dodge, care of DraftKings Inc., 222 Berkeley St., Fifth Floor, Boston, MA 02116 no later than March 20, 2026, or, if we change the date of our 2026 Annual Meeting by more than thirty days from the anniversary of the Annual Meeting, then no later than sixty days prior to our 2026 Annual Meeting or, if later, the tenth day following the day on which public announcement of the meeting date is made.
Householding
We have adopted a procedure approved by the Securities and Exchange Commission (the “SEC”) called “householding.” Under this procedure, service providers that deliver our communications to shareholders may deliver a single copy of our Annual Report, Proxy Statement, or Notice of Internet Availability of Proxy Materials to multiple shareholders sharing the same address, unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. Shareholders who participate in householding will continue to receive separate proxy cards. This householding procedure reduces our printing costs and postage fees.
We will deliver promptly upon written or oral request a separate copy of our Annual Report, Proxy Statement, or Notice of Internet Availability of Proxy Materials, as applicable, to a shareholder at a shared address to which a single copy of the documents was delivered. Please notify Broadridge Financial Solutions at www.ProxyVote.com, send a written request to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or call 1-866-540-7095, in each case, to receive a separate copy of our Annual Report, Proxy Statement, or Notice of Internet Availability of Proxy Materials.
If you are eligible for householding, but you and other shareholders with whom you share an address currently receive multiple copies of our annual reports, proxy statements and/or Notices of Internet Availability of Proxy Materials, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of our Annual Report, Proxy Statement, or Notice of Internet Availability of Proxy Materials for your household, please contact Broadridge Financial Solutions at the address or phone number provided above.
How to Obtain the Results of Voting at Annual Meeting
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting. If final voting results are not available to us within four business days following the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will file an additional Current Report on Form 8-K to publish the final voting results within four business days of such final voting results being made available to us.
Our Mailing Address
Our mailing address is 222 Berkeley St., Fifth Floor, Boston, MA 02116.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
Our shareholders will elect a board of ten directors at the Annual Meeting. Each of the directors is expected to hold office until the next annual meeting of our shareholders, or until his or her respective successor shall be duly elected and qualified. The affirmative vote of a plurality of the voting power represented at the Annual Meeting and entitled to vote on directors is necessary to elect a director. This means that the ten nominees who receive the most votes will be elected to the ten open directorships, even if they get less than a majority of the votes cast. Each nominee has consented to his or her nomination and has advised us that he or she intends to serve if elected. If at the time of the Annual Meeting one or more of the nominees have become unable to serve: (i) shares represented by proxies will be voted for the remaining nominees and for any substitute nominee or nominees; or (ii) the Board of Directors may, in accordance with our Bylaws, reduce the size of the Board of Directors or may leave a vacancy until a nominee is identified.
The following is a brief biography of each nominee for director and a discussion of the specific experience, qualifications, attributes, or skills for each nominee.
Name	Position	Age
Jason D. Robins	Chief Executive Officer and Chairman of the Board	44
Harry Evans Sloan	Vice Chairman of the Board	75
Matthew Kalish	President, DraftKings North America and Director	43
Paul Liberman	President, Global Technology and Product and Director	41
Woodrow H. Levin	Director	46
Jocelyn Moore	Director	48
Ryan R. Moore	Director	51
Valerie Mosley	Director	65
Steven J. Murray	Director	56
Marni M. Walden	Director	58
Jason D. Robins is our Chief Executive Officer and Chairman of the Board. Mr. Robins co-founded the Company in December 2011 and served as its Chief Executive Officer from its inception, and has served as our Chief Executive Officer and Chairman of the Board since April 2020. Mr. Robins oversees the Company’s strategy and operations, while also driving financings and strategic initiatives. He has built a reputation for expanding DraftKings’ reach across numerous platforms through wide-ranging, forward-thinking strategic relationships. Mr. Robins has led efforts at DraftKings to work with policy makers and regulators to pass fantasy sports, sports betting and iGaming legislation. Mr. Robins also serves on the board of directors of Extend, Inc. (“Extend”), which is currently engaged in the business of providing extended warranty service contracts for consumer products. Mr. Robins also served on the board of directors of FirstMark Horizon Acquisition Corp., which was a special-purpose acquisition company formed for the purpose of effecting a merger or similar business combination with one or more businesses primarily within technology industries located in the United States, from September 2020 until the completion of its initial business combination with Starry, Inc. in March 2022. Mr. Robins was also a director of Horizon Acquisition Corporation II, which was a special-purpose acquisition company formed for the purpose of effecting a merger or similar business combination with one or more businesses primarily within technology industries located in the United States, from October 2020 until April 2023. Mr. Robins attended Duke University, where he received his B.S. in Economics and Computer Science and a minor in math.
We believe Mr. Robins is qualified to serve on our Board due, among other things, to the perspective and experience he brings as our Chief Executive Officer and as a co-founder.
Harry Evans Sloan has served on our Board since April 2020 and serves as Vice Chairman of DraftKings. Mr. Sloan is the former Chairman and Chief Executive Officer of Metro-Goldwyn-Mayer, Inc. and the founder of both SBS Broadcasting, S.A. and New World Entertainment Ltd., both successful U.S. public companies. Since 2011, Mr. Sloan has co-founded nine special purpose acquisition companies with his partners, including Jeff Sagansky and Eli Baker, raising aggregate gross proceeds of over $5 billion. Most recently, Mr. Sloan serves as the co-Chairman of Bold Eagle Acquisition Corp. (NASDAQ: BEAG), which completed its $250 million IPO in October 2024. Mr. Sloan also served as Chairman and Founder of Screaming Eagle Acquisition Corp. (NASDAQ: SCRM), which completed its $750 million IPO in January 2022. In May 2024, Screaming Eagle Acquisition Corp. announced the consummation of the transaction to combine with the studio business of Lions Gate Entertainment Corp. (NYSE: LGF), which comprises its Television Studio and Motion Picture Group segments and one of the world’s most valuable film and television libraries, to launch Lionsgate Studios Corp (NASDAQ: LION). The business combination valued Lionsgate Studios Corp. at an enterprise value of approximately $4.6 billion. Mr. Sloan serves on the board of directors, compensation committee and strategic advisory committee of Lions Gate Entertainment Corp. Mr. Sloan served as Chairman and Founder of Soaring Eagle Acquisition Corp. (NASDAQ: SRNG), which completed its $1.725 billion IPO in February 2021 and three months later announced a merger with Boston-based Ginkgo Bioworks Inc., later renamed Ginkgo Bioworks Holdings, Inc. (NYSE: DNA), in a deal valued at $17.5 billion. Mr. Sloan serves on the board of directors of Ginkgo Bioworks Holdings, Inc. Prior to Soaring Eagle Acquisition Corp., he served as Chief Executive Officer and Chairman of Flying Eagle Acquisition Corp., which raised $690 million in its initial public offering in March 2020, and, in December 2020, completed its initial business combination with Skillz Inc. (NYSE: SKLZ), a technology company that enables game developers to monetize their content through multi-player competition. Mr. Sloan was a director of Skillz Inc. until August 2022. Prior to Flying Eagle Acquisition Corp., Mr. Sloan was a founding investor of Diamond Eagle Acquisition Corp., which raised $400 million in its initial public offering in May 2019 and in April 2020 completed its initial business combination with DraftKings Inc., a Delaware corporation. Prior to Diamond Eagle Acquisition Corp., Mr. Sloan was a founding investor of Platinum Eagle Acquisition Corp., which raised $325 million in its initial public offering in January 2018, completed its initial business combination in March 2019 with Target Logistics Management, LLC and RL Signor Holdings, LLC. Prior to Platinum Eagle Acquisition Corp., Mr. Sloan was a founding investor of Double Eagle Acquisition Corp., which raised $500 million in its initial public offering in September 2015. Double Eagle Acquisition Corp. completed its business combination in November 2017, in which its wholly owned subsidiary acquired 90% of the shares of Williams Scotsman International, Inc. In the transaction, Double Eagle Acquisition Corp. changed its name to WillScot Corporation and subsequently to WillScot Mobile Mini Holdings Corp. (NASDAQ: WSC). WillScot Mobile Mini Holdings Corp. is a specialty rental services market leader providing modular space and portable storage solutions to diverse end markets across North America. Throughout his entrepreneurial career, Mr. Sloan was responsible for the creation or sponsorship of three successful public companies in the media and entertainment industries, including Lions Gate Entertainment Corp., an independent motion picture and television production company. He has also served on the board of ZeniMax Media Inc., an independent producer of interactive gaming and web content, from 1999 until its 2021 sale to Microsoft Corporation (NASDAQ: MSFT) for a total purchase price of $8.1 billion. Mr. Sloan began his career as an entertainment lawyer with Sloan, Kuppin and Ament, a law firm he founded. He currently serves on the USC Gould School of Law Board of Councilors as well as the USC President’s Leadership Council and also serves on the University of California, Los Angeles Anderson School of Management Board of Visitors and the Executive Board of the UCLA School of Theatre, Film and Television, the Harry and Florence Sloan Family Foundation, and the board of directors of the Pacific Council on International Policy. In 1987, Mr. Sloan was appointed to the President’s Advisory Council on Trade and Policy Negotiations (ACTPN), and, in 2023, he was appointed to the U.S. Holocaust Memorial Council. He is also an Associate Professor at the UCLA Anderson School of Management. Mr. Sloan received his J.D. from Loyola Law School and his B.A. from the University of California, Los Angeles.
We believe Mr. Sloan is qualified to serve on our Board due, among other things, to his extensive experience as an international media investor, entrepreneur and studio executive and his ability to identify key investment opportunities with significant returns for his partners.
Matthew Kalish is our President, DraftKings North America, and a director. Mr. Kalish co-founded the Company in December of 2011 and served as its Chief Revenue Officer from 2014 until December 2019. In December 2019, Mr. Kalish was appointed President, DraftKings North America. Mr. Kalish has served on our Board since April 2020. Mr. Kalish’s areas of responsibility have grown consistently to now oversee the performance of DraftKings’ Sportsbook, iGaming and Daily Fantasy Sports offerings, and he leads DraftKings’ operations, marketing and customer experience departments. Mr. Kalish focuses on developing and managing high-performing offerings and promotions that users love, and bringing those offerings to market in order to drive user base growth and loyalty. The innovation under Mr. Kalish’s guidance has helped DraftKings grow its customer base significantly. Under Mr. Kalish’s oversight, DraftKings has grown to offer a broad variety of sports and game variants in Daily Fantasy Sports, as well as highly competitive Sportsbook and iGaming offerings, which have resulted in DraftKings achieving a leadership position in the rapidly expanding U.S. real-money gaming landscape. Mr. Kalish’s passion for sports, analytics and game design has been instrumental in growing DraftKings from a small Boston start-up to a digital sports and entertainment enterprise. Mr. Kalish received his M.B.A. from Boston College and his B.A. in Computer Science and Economics from Columbia University.
We believe Mr. Kalish is qualified to serve on our Board due, among other things, to the perspective and experience he brings as our President, DraftKings North America and as a co-founder.
Paul Liberman is our President, Global Technology and Product, and a director. Mr. Liberman co-founded the Company in December 2011 and served as its Chief Operations Officer (“COO”) from 2015 to December 2019. In December 2019, Mr. Liberman was appointed President, Global Technology and Product. Mr. Liberman has served on our Board since April 2020. He oversees our product development while leading efforts in maintaining the Company’s current product offerings. He acted as the Chief Technology Officer of DK Crown Holdings Inc. (formerly DraftKings Inc.) (“DK DE”) from 2011 to 2013 and subsequently acted as its Chief Marketing Officer before becoming COO. Mr. Liberman’s data-driven mindset has been instrumental in growing DraftKings from a small Boston start-up to a digital sports and entertainment enterprise. Under his leadership, Mr. Liberman’s team has developed award-winning, stand-alone apps and product offerings including DraftKings’ DK Live and Leagues, DraftKings Daily Fantasy Sports app and, most recently, the DraftKings Sportsbook and iGaming platforms. Mr. Liberman also serves as an advisor to Extend, providing input and guidance on product and strategy. Mr. Liberman attended Worcester Polytechnic Institute where he received a B.S. in Electrical Engineering and minor in Computer Science.
We believe Mr. Liberman is qualified to serve on our Board due, among other things, to the perspective and experience he brings as our President, Global Technology and Product and as a co-founder.
Woodrow H. Levin is the founder and has served as Chief Executive Officer of Extend, which is an AI-driven solution for merchants to enable automated post-purchase solutions including extended warranties and protection plans, fraud mitigation, returns and exchanges, shipping protection, and other automation services, and 3.0 Capital GP, LLC, which is a multi-strategy crypto asset hedge fund. Mr. Levin has served on our Board since April 2020. Prior to founding Extend in November 2018 and 3.0 Capital GP, LLC in December 2017, Mr. Levin served as Vice President of growth at DocuSign, Inc., which allows organizations to digitally prepare, sign, act on, and manage agreements. In addition, Mr. Levin served as the founder and Chief Executive Officer of Estate Assist, Inc., from February 2014 to September 2015 (at which time it was acquired), which offers digital estate planning assistance and BringIt, Inc., from June 2009 to September 2012 (at which time it was acquired), which provides a virtual currency casino and arcade. Mr. Levin served as Director Emerging Business-Office of the CTO at International Game Technology, Inc., which manufactures and distributes slot machines and other gaming technology. Mr. Levin currently serves as a member of the board of directors of Extend (since November 2018). Mr. Levin also served on the board of directors of 10X Capital Venture Acquisition Corp. III (NYSE: VCXB), a blank check company that did not find an acquisition target for its initial business combination and redeemed the units issued in its January 2022 initial public offering, until 2024. He also served on the board of directors of 10X Capital Venture Acquisition Corp. II (NYSE: VCXA) until 2023. In November 2022, 10X Capital Venture Acquisition Corp. II redomesticated from the Cayman Islands to Delaware, changing its name to African Agriculture Holdings Inc. (NASDAQ: AAGR), and in December 2023 completed a business combination with African Agriculture Inc., a company which maintains a commercial farming business based in northern Senegal focused on the production and sale of alfalfa for cattle feed and nutrition purposes. Mr. Levin also served on the board of directors of 10X Capital Venture Acquisition Corp. (NASDAQ: VCVC) until 2021. In July 2021, 10X Capital Venture Acquisition Corp. completed a merger with REE Automotive Ltd. (NASDAQ: REE), an automotive technology company focused on building commercial electric vehicles controlled fully by wire. He also served on the board of directors of Ventoux CCM Acquisition Corp. (NASDAQ: VTAQ) until 2022. In September 2022, Ventoux CCM Acquisition Corp. completed a business combination with Presto Automation Inc. (NASDAQ: PRST), a company which provides enterprise-grade AI and automation solutions to the restaurant enterprise and technology industry. He received his J.D. from Chicago-Kent College of Law, Illinois Institute of Technology, and his B.A. from the University of Wisconsin.
We believe Mr. Levin is qualified to serve on our Board due, among other things, to his extensive experience and knowledge as an executive for technology companies.
Jocelyn Moore has served on our Board since September 2020 and is currently Principal of Jocelyn Moore Consulting, LLC, a boutique corporate affairs advisory firm. She serves on the board of directors of OppFi Inc., a publicly traded financial technology company (NYSE: OPFI) and the board of directors of Pallas Advisors, a strategic advisory firm specializing in national security, defense, and innovation. In October 2021, Ms. Moore was appointed to serve on the board of directors of the First Responder Network (FirstNet) Authority, a unique public-private partnership created after September 11th to provide a high-speed, nationwide, wireless broadband network for public safety. As Principal of Jocelyn Moore Consulting, LLC since May 2020, Ms. Moore has advised CEOs, executive teams, and boards of directors on strategic communications, crisis and risk management, regulatory affairs, corporate social responsibility, operations, organizational change, and diversity, equity, inclusion, and belonging. Ms. Moore also served on the board of directors and audit committee of Games & Esports Experience Acquisition Corp., a special-purpose acquisition company formed for the purpose of effecting a merger or similar business combination with one or more businesses primarily in the interactive media industry and operating within or adjacent to competitive gaming and esports, from June 2022 until approximately April 2023. From January 2022 until June 2023, Ms. Moore was Senior Managing Director, Corporate Affairs, and a member of the executive committee at Pretium. From June 2018 until April 2020, Ms. Moore was Executive Vice President of Communications and Public Affairs at the National Football League (“NFL”). As the NFL’s Global Chief Communications Officer, she was a member of the executive leadership team and responsible for managing the league’s corporate affairs. From July 2016 to June 2018, Ms. Moore was Senior Vice President of Public Policy and Government Affairs at the NFL. As Head of the NFL’s Washington, D.C. office, she led the league’s public policy agenda and managed the league’s political action committee. She serves as a director on several nonprofit boards: the West Virginia University Health System board of directors, where she is a member of the Quality & Patient Safety Committee; the University of Florida Foundation National board of directors, where she is as a member of the audit and nominating committees; and the DC Rape Crisis Center board of directors, where she is a member of the fundraising committee. Ms. Moore holds a B.A. in English and an M.Ed. in Student Personnel in Higher Education, both from the University of Florida.
We believe Ms. Moore is qualified to serve on our Board due, among other things, to her experience and background in managing large-scale corporations, including experience in the front office of the NFL, as well as her service as a member of the board of directors of numerous entities.
Ryan R. Moore co-founded Accomplice Management, LLC (“Accomplice”), a venture capital firm, in January 2015 and served as a General Partner there until December 2023. Mr. Moore is also a founding investor in several technology companies. Mr. Moore has served on our Board since April 2020. Mr. Moore began his career at SoftBank Capital Partners LP (“Softbank”), a venture capital firm. Later, he was a General Partner of GrandBanks Capital, which invested primarily in early-stage technology companies. He joined Atlas Advisors, Inc., the predecessor to Accomplice, which focuses its investments on early-stage companies, where he was a Partner from August 2011 to December 2014. Mr. Moore received his A.B. in Economics from Princeton University.
We believe Mr. Moore is qualified to serve on our Board due, among other things, to his extensive investment experience and background, including experience in the eSports industry, as well as his service as a member of the board of numerous other companies.
Valerie Mosley has served on our Board since September 2020. Ms. Mosley is the Founder of Upward Wealth, a fin-tech platform that democratizes wealth building and well-being. Previously, from January 1992 until June 2012, Ms. Mosley served in multiple roles at Wellington Management Company, LLP (“Wellington”), a trillion-dollar global money management firm, including as Partner, Senior Vice President, Portfolio Manager and Investment Strategist. During her 20-year tenure at Wellington, Ms. Mosley directly managed billions of dollars for clients. She sat on several of the firm’s investment committees and the risk committee. She chaired the firm’s Industry Strategy Group, charged with taking a long-term perspective to identify headwinds and tailwinds impacting industries and served as President of Wellington’s

Foundation. Currently, she also serves on the board of directors of Eaton Vance’s family of mutual funds, where she is chair of the governance committee and a member of the portfolio management committee. Her non-profit boards include McLean Hospital, a world leader in mental health and the Skoll Foundation Investment Committee. Ms. Mosley formerly served on the board of directors of Envestnet, Inc. (NYSE: ENV), a wealth management services and technology company, where she was a member of the nominating and governance committee and compliance and information security committee, as well as Groupon, Inc. (NASDAQ: GRPN) from April 2020 to August 2022, an online marketplace, where she was a member of the audit and nominating committees. She also previously served on the board of privately-held Caribou, a fin-tech company that refinances automobile loans. She was selected to serve on the FDIC’s Special Committee from March 2024 to May 2024. Personally, Ms. Mosley has advised and invested in companies that add value both to investors and society through Valmo Ventures. She holds a B.A. in History from Duke University and an M.B.A. from the Wharton School of Business at the University of Pennsylvania, with a specialty in finance.
We believe Ms. Mosley is qualified to serve on our Board due, among other things, to her extensive investment experience and background, including her experience serving as a member of the boards and committees of several large U.S. public companies.
Steven J. Murray is an Advisor to Revolution Growth III, LP (together with its affiliates, “Revolution”), a venture capital firm, where he previously worked as Managing Partner from January 2016 to October 2024. Mr. Murray has served on our Board since April 2020. Prior to joining Revolution, Mr. Murray worked for Softbank, a venture capital firm, from April 1996 to January 2016, where he most recently served as a Partner. Prior to joining Softbank, he worked for Deloitte & Touche LLP, where he specialized in high-growth technology-based businesses. Mr. Murray currently serves as a member of the board of directors of a number of public and private Revolution portfolio companies, including: Glowforge Inc. (since August 2019), which manufactures 3D laser printers; Interactions Corporation (since June 2013), which uses artificial intelligence to create virtual assistant customer service products for companies; InVenture Capital Corporation d/b/a Tala (since March 2018), which provides financial products and services to underbanked individuals in developing nations; Orchard Technologies, Inc. (since June 2022), which is a direct to consumer based service to make easier the process to buy and sell homes; and ZephyrAI, Inc. (since December 2023), which harnesses real world medical data to transform precision medicine. Mr. Murray also serves as a member of the board of directors of Flyntlok, Inc. (since March 2023), which is a modern cloud-based technology dealer management and business system. From June 2013 until January 2021, Mr. Murray served as a member of the board of directors, audit committee and nominating and governance committee of Fitbit, Inc. (NYSE: FIT), which offers wireless-enabled wearable technology devices and activity trackers. From June 2018 to July 2022, Mr. Murray also served as a member of the board of directors and audit committee of BigCommerce Holdings Inc. (NASDAQ: BIGC), which offers a SaaS ecommerce Platform. From October 2022 to January 2024, Mr. Murray also served as member of the board of directors of Uptake Inc., which provides software and services to major industries to increase productivity, security, safety and reliability. Mr. Murray received his B.S. in Accounting from Boston College in 1990.
We believe Mr. Murray is qualified to serve on our Board due, among other things, to his experience as a member of the board of directors of both public and private companies and expertise in fundraising, management of high-growth companies and all levels of corporate governance.
Marni M. Walden retired from Verizon Communications Inc. (NYSE: VZ) (“Verizon”), which provides wireless phone services, Internet access, global enterprise solutions and digital television services, in February 2018, where she most recently served as a Strategic Advisor from January 2018 to February 2018, and prior to that, served as President and Executive Vice President of Global Media and Telematics from March 2016 to January 2018, in which she built new revenue streams for Verizon and guided strategy for Verizon Media and the Connected Vehicle business, and as President and Executive Vice President of Product Innovation from May 2014 to March 2016, in which she led global strategy, venture and technology teams across all lines of business for Verizon. During her tenure at Verizon, as the company’s top-ranking female executive, Ms. Walden led multiple acquisitions and integrations including Yahoo, AOL, Fleetmatics, Telogis, Altel and RCC. Ms. Walden served as a director of DK DE from October 2018 to April 2020 and has served on the DraftKings board of directors since April 2020. Ms. Walden’s prior experiences include working for other wireless service providers including AT&T Inc. (NYSE: T), McCaw Communications, LLC and General Cellular Corporation. In addition, she served as chief operating officer, from January 2011 to May 2014, and separately as chief marketing officer, from October 2010 to January 2011, of Verizon Wireless, Inc. (f/k/a Cellco Partnership), a wireless telecommunications carrier. Ms. Walden currently serves as a member of the board of directors of Globetouch Inc. d/b/a Airlinq Inc. (since February 2017), which develops and deploys large scale connected applications around smart mobility and ecosystem monetization, and Persado Inc. (since June 2018), which uses artificial intelligence to generate language for digital marketing. Ms. Walden formerly served on the board of directors of Loon LLC from January 2019 to January 2021, which, prior to its liquidation, partnered with mobile network operators globally to expand the reach of their LTE service; ironSource Ltd. from May 2021 to November 2022, which assists mobile content creators in expanding businesses in the app economy; and 4C Insights, Inc. from April 2018 until July 2020, which provides a self-service intelligence platform for marketers. She also serves as an advisor to Goldman Sachs (NYSE: GS) and New Mountain Capital, as well as various private companies, including Transformco, Opensignal Limited. Inc., and Life Impact Solutions, Inc. d/b/a Mobilize Solutions. Ms. Walden attended California State University, Chico, where she majored in English and minored in Communications.
We believe Ms. Walden is qualified to serve on our Board due, among other things, to her over 20 years of experience in telecommunications, technology and media, including her leadership roles at Verizon, where she gained extensive experience managing multi-billion dollar lines of business and leading transformative M&A activities and digital transformations, as well as her service as a member of the board of directors of numerous public and private companies.
***
Vote Required
The affirmative vote of a plurality of the voting power represented at the Annual Meeting and entitled to vote for directors at the Annual Meeting is necessary to elect a director. No cumulative voting is permitted. The ten nominees receiving the highest number of votes cast “for” will be elected. Withheld votes will not be counted as “against” or “for” the election of directors. Broker non-votes will not be considered in determining the election of directors.
Jason Robins, our Chairman and Chief Executive Officer, currently possesses approximately 89% of the total voting power. Please see “Security Ownership of Certain Beneficial Owners and Management” below. Mr. Robins has indicated his intention to vote in favor of each of the nominees set forth in Proposal No. 1. Accordingly, election of all of the nominees set forth in Proposal No. 1 is assured notwithstanding a contrary vote by any or all shareholders other than Mr. Robins.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF ALL OF THE NOMINEES NAMED HEREIN (ITEM NO. 1 ON THE ENCLOSED PROXY CARD).

EXECUTIVE OFFICERS
The table below identifies, and provides certain information concerning, our current executive officers other than our current Chief Executive Officer, President, DraftKings North America and President, Global Technology and Product, whose information is included above.
Name	Position	Age
R. Stanton Dodge	Chief Legal Officer and Secretary	57
Alan Ellingson	Chief Financial Officer	45
Erik Bradbury	Chief Accounting Officer	47
R. Stanton Dodge is our Chief Legal Officer and Secretary. Mr. Dodge joined DraftKings in that capacity in November 2017, and is responsible for all legal and government affairs and oversees Corporate Communications for DraftKings. Prior to joining DraftKings, Mr. Dodge served as Executive Vice President, General Counsel and Secretary of DISH Network Corporation (NASDAQ: DISH) from June 2007 to October 2017, where he was responsible for all legal and government affairs and oversaw corporate communications. Mr. Dodge serves on the board of directors of EchoStar Corporation (NASDAQ: SATS). Mr. Dodge received his J.D., magna cum laude, from Suffolk University Law School and his B.S. in Accounting from the University of Vermont.
Alan Ellingson is our Chief Financial Officer. Mr. Ellingson joined DraftKings in 2020 as Vice President of Financial Planning and Analysis and served as Senior Vice President, Finance and Analytics from January 2023 to May 2024. In May 2024, Mr. Ellingson was appointed Chief Financial Officer and is responsible for the accounting, tax, treasury, financial planning and analysis, internal audit, investor relations and analytics departments. Prior to joining DraftKings, from 2012 to 2020, Mr. Ellingson worked for Iron Mountain Inc., where he ultimately served as Vice President, Finance. Mr. Ellingson received his BSc in Economics from the University of Utah and a M.B.A. at the University of Notre Dame’s Mendoza School of Business.
Erik Bradbury is our Chief Accounting Officer. Mr. Bradbury rejoined DraftKings in that capacity in August 2024 after having previously served in the same capacity from September 2020 until September 2023. As Chief Accounting Officer, Mr. Bradbury is responsible for the Company’s accounting functions, including SEC financial and regulatory reporting, operational accounting and accounting policy. Mr. Bradbury has over 20 years of experience, most recently as the Senior Vice President, Controller & Chief Accounting Officer for IAC Inc. where he oversaw IAC’s company-wide accounting and financial reporting from September 2023. Prior to initially joining DraftKings in September 2020, Mr. Bradbury was a Partner with Ernst & Young LLP (“EY”) from July 2017 through September 2020, and Professional Accounting Fellow at Financial Executives International from July 2015 to July 2017 where he managed the activities of the prestigious Committee on Corporate Reporting, consisting of the top Fortune 100 Controllers and Chief Accounting Officers. Mr. Bradbury has also spent over a decade in EY’s U.S. Assurance practice, where he served multiple roles including within the National Professional Practice Group, Financial Accounting Advisory Services practices, and as an auditor. Mr. Bradbury holds a degree in accounting from Brigham Young University and is a Certified Public Accountant.

CORPORATE GOVERNANCE MATTERS
Board Leadership Structure
The Company combines the positions of Chief Executive Officer and Chairman of the Board. The Company believes that the Chief Executive Officer, as a Company executive, is in the best position to fulfill the Chairman’s responsibilities, including those related to identifying emerging issues facing the Company, communicating essential information to the Board about the Company’s performance and strategies, and proposing agendas for the Board. We believe Mr. Robins’ in-depth knowledge of the Company and his extensive executive and management experience make him uniquely well positioned to lead the Board in developing and monitoring the strategic direction of the Company. We do not currently have a lead independent director.
Board’s Role in Risk Oversight
The Board has ultimate responsibility for oversight of the Company’s risk management processes. The Board discharges this oversight responsibility through regular reports received from and discussions with executives on areas of material risk exposure to the Company. These reports and Board discussions include, among other things, operational, financial, legal and regulatory, and strategic risks. Additionally, the Company’s risk management processes are intended to identify, manage, and control risks so that they are appropriate considering the Company’s scope, operations, and business objectives. The full Board (or the appropriate committee thereof in the case of risks in areas for which responsibility has been delegated to a particular committee) engages with the appropriate executives to enable its members to understand and provide input to, and oversight of, our risk identification, risk management, and risk mitigation strategies. The audit committee also meets to, among other things, discuss the Company’s risk management culture and processes. For example, as part of its charter, our audit committee is responsible for, among other things, discussing the Company’s policies with respect to risk assessment and risk management, and reviewing contingent liabilities and risks that may be material to the Company. In addition, the compliance and risk committee monitors risks relating to certain compliance matters, such as those described in the section “Compliance and Risk Committee,” and recommends appropriate actions in response to those risks. As part of its oversight, the compliance and risk committee receives regular reports from the Company’s Chief Information Security Officer, which include discussion of material cybersecurity risks, and periodically reports to the Board. When a committee of the Board receives a report from a member of management regarding areas of risk, the chair of the relevant committee is expected to report on the discussion to the full Board to the extent necessary or appropriate. This enables the Board to coordinate risk oversight, particularly with respect to interrelated or cumulative risks that may involve multiple areas for which more than one committee has responsibility. The Board or applicable committee also has authority to engage external advisors to the extent necessary or appropriate.
Board of Directors and Committees and Selection Process
During 2024, our Board held six meetings and acted by unanimous written consent on seventeen occasions. Each of our directors attended at least 75% of the aggregate of: (i) the total number of meetings of the Board held during the period in which he or she was a director and (ii) the total number of meetings held by all committees of the Board on which he or she served. In addition, our non-employee directors held four executive sessions in 2024.
Directors are elected annually and serve until their successors are duly elected and qualified or their earlier resignation or removal. Officers serve at the discretion of the Board.
Audit Committee
The audit committee oversees our corporate accounting and financial reporting process. Among other matters, the audit committee:
•
appoints our independent registered public accounting firm;

•
evaluates the independent registered public accounting firm’s qualifications, independence and performance;

•
determines the engagement of the independent registered public accounting firm;

•
reviews and approves the scope of the annual audit and the audit fee;

•
discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements;

•
approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;

•
monitors the rotation of partners of the independent registered public accounting firm on our engagement team in accordance with requirements established by the SEC;

•
is responsible for reviewing our financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;

•
reviews our critical accounting policies and estimates; and

•
reviews the audit committee charter and the committee’s performance at least annually.

Our audit committee consists of Messrs. Murray and Moore and Ms. Mosley, with Mr. Murray serving as the chair of the committee. Under the rules of the SEC, members of the audit committee must also meet heightened independence standards. Our Board of Directors has determined that all of the members of the audit committee are independent directors as defined under the applicable rules and regulations of the SEC and NASDAQ with respect to audit committee membership. The Board has also determined that Mr. Murray qualifies as our “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. During 2024, the audit committee held four meetings and acted by unanimous written consent on three occasions.
Compensation Committee
Our compensation committee reviews and recommends policies relating to compensation and benefits of our officers and employees. Among other matters, the compensation committee:
•
reviews and recommends corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers;

•
determines the compensation of our Chief Executive Officer and recommends the compensation of the other executive officers to the Board;

•
determines the issuance of stock options and other awards under our stock plans to the Chief Executive Officer and other executive officers;

•
recommends to our Board of Directors the issuance of all other stock options and other awards under our stock plans; and

•
reviews the compensation committee charter at least annually.

The compensation committee consists of Messrs. Moore and Murray and Ms. Moore, with Mr. Moore serving as the chair of the committee. Pursuant to NASDAQ listing standards, as a controlled company, we are not required to have a compensation committee composed entirely of independent directors; however, each of the members of our compensation committee is independent as defined in NASDAQ listing standards, and each is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and an “outside director” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). During 2024, the compensation committee held five meetings and acted by unanimous written consent on six occasions.

Nominating and Corporate Governance Committee
The nominating and corporate governance committee is responsible for overseeing our corporate governance policies and reporting and making recommendations to our Board concerning governance matters. Among other matters, the nominating and corporate governance committee:
•
identifies and reviews independent director candidates and recommends independent director nominees for selection by the Board of Directors to fill the number of independent director positions established by resolution of the Board of Directors from time to time;

•
considers director nominees in light of the entirety of their credentials, including, but not limited to: (i) their reputation and character; (ii) their ability and willingness to devote sufficient time to Board of Directors duties; (iii) their educational background; (iv) their business and professional achievements, experience and industry background; (v) their independence from management under listing standards and governance guidelines of the Company; and (vi) the needs of the Board of Directors and the Company;

•
reports to the Board of Directors on all material actions taken by the nominating and corporate governance committee;

•
reviews the nominating and corporate governance committee’s charter from time to time and recommends any proposed changes to the Board of Directors; and

•
performs any other duties or responsibilities expressly delegated to the nominating and corporate governance committee by the Board of Directors from time to time.

The nominating and corporate governance committee consists of Mmes. Walden and Mosley and Mr. Levin, with Ms. Walden serving as the chair of the committee. Pursuant to NASDAQ listing standards, as a controlled company, we are not required to have a nominating and corporate governance committee composed entirely of independent directors; however, each of the members of the nominating and corporate governance committee is an independent director as defined in NASDAQ listing standards. During 2024, the nominating and corporate governance committee held one meeting and acted by unanimous written consent on one occasion.
Compliance and Risk Committee
The compliance and risk committee oversees our non-financial compliance matters. Among other matters, the compliance and risk committee:
•
identifies, reviews and analyzes laws and regulations applicable to us;

•
recommends to the Board, and monitors the implementation of, compliance programs, policies and procedures that comply with local, state and federal laws, regulations and guidelines;

•
reviews significant compliance risk areas identified by management;

•
discusses periodically with management the adequacy and effectiveness of policies and procedures to assess, monitor, and manage non-financial compliance business risk and compliance programs;

•
monitors compliance with, authorizes waivers of, investigates alleged breaches of and enforces our non-financial compliance programs; and

•
reviews our procedures for the receipt, retention and treatment of complaints received regarding non-financial compliance matters.

The compliance and risk committee consists of Mmes. Walden and Moore and Mr. Liberman, with Ms. Walden serving as the chair of the committee. During 2024, the compliance and risk committee held four meetings.
Transaction Committee
The transaction committee oversees our merger and acquisition activity and commercial transactions. Among other matters, the transaction committee considers, evaluates, authorizes and makes recommendations to the Board regarding:

•
potential merger and acquisition transactions and non-binding proposals with respect to such potential merger and acquisition transactions; and

•
potential commercial transactions and non-binding proposals with respect to such potential commercial transactions.

The transaction committee consists of Messrs. Sloan and Murray and Mmes. Walden and Moore, with Mr. Sloan serving as the chair of the committee. During 2024, the transaction committee held four meetings and acted by unanimous written consent on four occasions.
Director Independence; Controlled Company Exemption
Mr. Robins is the beneficial owner of all the outstanding Class B Shares and controls a majority of the voting power of our outstanding capital stock, as a result of which Mr. Robins has the power to elect a majority of our directors. Pursuant to NASDAQ listing standards, a company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company qualifies as a “controlled company.” Therefore, we are not subject to NASDAQ listing standards that would otherwise require us to have: (i) a board of directors comprised of a majority of independent directors; (ii) compensation of our executive officers determined by a majority of the independent directors or a compensation committee comprised solely of independent directors; (iii) a compensation committee charter that, among other things, provides the compensation committee with the authority and funding to retain compensation consultants and other advisors and (iv) director nominees selected, or recommended for the Board’s selection, either by a majority of the independent directors or a nominating committee comprised solely of independent directors. However, notwithstanding the foregoing, we have (a) a board of directors comprised of a majority of independent directors; (b) a compensation committee comprised solely of independent directors that determines compensation for our executive officers; (c) a compensation committee charter that provides the compensation committee with the authority and funding to retain compensation consultants and other advisors; and (d) director nominees recommended for the Board’s selection by a nominating and corporate governance committee comprised solely of independent directors.
Pursuant to NASDAQ listing standards, as a controlled company, we are not required to have a board of directors composed of a majority of independent directors. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which, in the opinion of the board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. However, notwithstanding the foregoing, our Board currently consists of ten directors, of whom Mr. Levin, Ms. Moore, Mr. Moore, Ms. Mosley, Mr. Murray, Mr. Sloan and Ms. Walden are “independent directors,” as defined in NASDAQ listing standards and applicable SEC rules.
The charters of our audit committee, compensation committee, nominating and corporate governance committee and compliance and risk committee are available free of charge on the investor relations section of our website at www.draftkings.com.
Other Information about the Board of Directors
Compensation Committee Interlocks and Insider Participation
The directors who served as members of the compensation committee during the fiscal year ended December 31, 2024 were Messrs. Moore and Murray and Ms. Moore. None of the members of the compensation committee has at any time been an officer or employee of DraftKings. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board) of any entity that has one or more executive officers on our compensation committee or Board.
Code of Business Ethics
We have adopted a code of business ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business ethics is available on our website at www.draftkings.com. To the extent required by law, we expect to disclose any amendments to our code of business ethics, or any waivers of its requirements, on our website.
Annual Meeting Attendance
Although we do not have a policy with regard to Board members’ attendance at our annual meetings of shareholders, all of our directors are encouraged to attend such meetings. We expect that all of our directors will attend the Annual Meeting.
Board Composition and Criteria
Our Board believes that its composition appropriately reflects the knowledge, experience, skills and other characteristics required to fulfill its duties. In searching for prospective nominees for the Board, our Board and the nominating and corporate governance committee seek qualified candidates to enhance the experience and perspectives of our Board.
In considering whether to recommend a prospective nominee for selection by the Board, including candidates recommended by shareholders, the nominating and corporate governance committee does not assign specific weights to particular criteria, and no particular criterion is necessarily applicable to all prospective nominees. However, DraftKings believes that the backgrounds and qualifications of the directors, considered as a group, should provide a mix of experience, knowledge, and abilities that will allow the Board to fulfill its responsibilities. The nominating and corporate governance committee recommends, if necessary, measures to be taken so that the Board reflects the appropriate balance of, among other things, experience, knowledge, and abilities required for the Board as a whole and contains at least the minimum number of independent directors required by applicable laws and regulations.
A shareholder who wishes to recommend a prospective nominee for the Board should notify the Company’s Chief Legal Officer and Secretary or any member of the nominating and corporate governance committee in writing with whatever supporting material the shareholder considers appropriate. The nominating and corporate governance committee will also consider whether to recommend for the Board’s selection any person nominated by a shareholder pursuant to the provisions of our Bylaws relating to shareholder nominations. Communications can be directed to the Company’s Chief Legal Officer and Secretary or any member of the nominating and corporate governance committee in accordance with the process described in “Shareholder Communications” below.
Sustainability and Corporate Responsibility Highlights
We believe our focus on corporate responsibility, ethics and enterprise risk management protects the long-term interests of our shareholders. A key component of our corporate strategy and risk management programs is oversight by our Board and most senior leaders, as well as our employees, because we believe achieving operational excellence is inextricably linked to running our business responsibly. These responsibilities require us to evaluate and monitor our sustainability and corporate responsibility practices, which we believe go hand-in-hand with generating long-term value for our shareholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Name and Address of Beneficial Owner	Number of Shares of Class A Common Stock	%	Number of Shares of Class B Common Stock	%	% of Total Voting Power
Current Directors and Executive Officers
Jason Robins(1)(2)	11,266,434	2.2%	393,013,951	100%	88.8%
Matthew Kalish(1)(3)	6,585,591	1.3%	—	—	*
Paul Liberman(1)(4)	5,753,543	1.1%	—	—	*
R. Stanton Dodge(1)(5)	2,874,829	*	—	—	*
Alan Ellingson (1)(6)	180,181	*			*
Jason K. Park(1)(7)	423,915	*	—	—	*
Woodrow Levin(1)(8)	94,593	*	—	—	*
Jocelyn Moore(1)(9)	27,260	*	—	—	*
Ryan R. Moore(1)(10)	68,881	*	—	—	*
Valerie Mosley(1)(11)	36,418	*	—	—	*
Steven J. Murray(1)(12)	63,274	*	—	—	*
Harry E. Sloan(1)(13)	216,638	*	—	—	*
Marni M. Walden(1)(14)	183,190	*	—	—	*
All Directors and Executive Officers as a Group (13 Individuals)	27,364,259	5.3%	393,013,951	100%	89.0%
Five Percent Holders
BlackRock, Inc.(15)	31,355,444	6.3%	—	—	*
The Vanguard Group(16)	39,263,911	7.9%	—	—	*

*
Less than one percent.

(1)
The business address of each of these shareholders is 222 Berkeley Street, Fifth Floor, Boston, MA 02116. Beneficial ownership information is presented as of the close of business on the Record Date. Unless otherwise indicated, each person possesses sole voting and investment power with respect to the shares indicated as beneficially owned.

(2)
Includes 3,364,125 shares of Class A common stock and 7,864,092 vested options exercisable for shares of Class A common stock beneficially owned by Mr. Robins, our Chief Executive Officer and Chairman of the Board. Also includes 38,217 shares underlying unvested options to purchase shares of Class A common stock and restricted stock units (“RSUs”) that will vest within 60 days. Of the shares of Class A common stock beneficially owned by Mr. Robins (i) 1,293,782 shares of Class A common stock are pledged to an unaffiliated third-party buyer subject to a prepaid variable forward sale contract, dated March 14, 2023, between Mr. Robins and such buyer, which contract matures in two equal installments on March 4, 2026 and March 5, 2026 and (ii) 715,551 shares of Class A common stock are pledged to an unaffiliated third-party buyer subject to a prepaid variable forward sale contract, dated March 14, 2025, between Mr. Robins and such buyer, which contract matures on March 14, 2030. Mr. Robins is a party to the Stockholders Agreement (as defined below).

(3)
Includes 4,339,756 shares of Class A common stock and 2,217,526 vested options exercisable for shares of Class A common stock beneficially owned by Mr. Kalish, our President, DraftKings North America, and Director. Also includes 28,309 shares underlying unvested options to purchase shares of Class A common stock and RSUs that will vest within 60 days. Of the shares of Class A common stock beneficially owned by Mr. Kalish (i) 875,000 shares of Class A common stock are pledged to an unaffiliated third-party buyer subject to a prepaid variable forward sale contract, dated September 12, 2023, between Mr. Kalish and such buyer, which contract matures on September 2, 2026, (ii) 1,150,000 shares of Class A common stock are pledged to an unaffiliated third-party buyer subject to a variable prepaid forward contract, dated February 28, 2024, between Mr. Kalish and such buyer, which contract matures on March 8, 2027, and (iii) 785,000 shares of Class A common stock are pledged to an unaffiliated third-party buyer subject to a variable prepaid forward contract, dated November 14, 2024, between Mr. Kalish and such buyer, which contract matures on November 17, 2027. Mr. Kalish is a party to the Stockholders Agreement.
(4)
Includes 2,507,737 shares of Class A common stock and 3,217,497 vested options exercisable for shares of Class A common stock beneficially owned by Mr. Liberman, our President, Global Technology and Product, and Director. Also includes 28,309 shares underlying unvested options to purchase shares of Class A common stock and RSUs that will vest within 60 days. Mr. Liberman is a party to the Stockholders Agreement.

(5)
Includes 653,843 shares of Class A common stock, 2,206,832 vested options exercisable for shares of Class A common stock and 14,154 shares underlying unvested options to purchase Class A common stock and RSUs that will vest within 60 days, beneficially owned by Mr. Dodge, our Chief Legal Officer and Secretary. Of the shares of Class A common stock beneficially owned by Mr. Dodge 500,000 shares of Class A common stock are pledged to an unaffiliated third-party buyer subject to a prepaid variable forward sale contract, dated December 9, 2024, between Mr. Dodge and such buyer, which contract matures on November 18, 2026. Mr. Dodge is a party to the Stockholders Agreement.

(6)
Includes 175,871 shares of Class A common stock and 4,310 shares underlying unvested options to purchase Class A common stock and RSUs that will vest within 60 days, beneficially owned by Mr. Ellingson, our Chief Financial Officer.

(7)
Includes 408,487 shares of Class A common stock and 15,428 shares underlying unvested options to purchase Class A common stock and RSUs that will vest within 60 days, beneficially owned by Mr. Park, our former Chief Financial Officer. Mr. Park is a party to the Stockholders Agreement.

(8)
Includes 94,593 shares of Class A common stock beneficially owned by Mr. Levin. Mr. Levin is a party to the Stockholders Agreement.

(9)
Represents 27,260 shares of Class A common stock beneficially owned by Ms. Moore.

(10)
Represents 68,881 shares of Class A common stock. Mr. Moore is a party to the Stockholders Agreement.

(11)
Represents 36,418 shares of Class A common stock.

(12)
Represents 63,274 shares of Class A common stock.

(13)
Represents 216,638 shares of Class A common stock. Mr. Sloan is a party to the Stockholders Agreement.

(14)
Represents 183,190 shares of Class A common stock. Ms. Walden is a party to the Stockholders Agreement.

(15)
The business address of BlackRock, Inc. (“BlackRock”) is 50 Hudson Yards, New York, NY 10001. BlackRock has sole voting power as to 29,624,690 shares of Class A common stock and sole dispositive power as to 31,355,444 shares of Class A common stock. The foregoing information is based solely upon a Schedule 13G filed by BlackRock with the SEC on November 12, 2024.

(16)
The business address of the Vanguard Group (“Vanguard”) is 100 Vanguard Blvd., Malvern, PA 19355. Vanguard has sole voting power as to 0 shares of Class A common stock and sole dispositive power as to 38,692,663 shares of Class A common stock. In addition, of the shares of Class A common stock beneficially owned, Vanguard has shared voting power as to 262,592 shares of Class A common stock and shared dispositive power as to 571,248 shares of Class A common stock. The foregoing information is based solely upon a Schedule 13G filed by Vanguard with the SEC on February 13, 2024.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities to file reports of beneficial ownership and changes in beneficial ownership with the SEC. During the fiscal year ended December 31, 2024, the following Form 4s were not filed on a timely basis due to administrative oversight: a Form 4 related to a sale of Class A common stock filed on behalf of Jason Robins on May 10, 2024.

To our knowledge, based solely on a review of copies of such reports furnished to us by our officers and directors, we believe that, during the fiscal year ended December 31, 2024, there were no other failures to timely file reports by persons required to file reports under Section 16(a) of the Exchange Act.

COMPENSATION DISCUSSION AND ANALYSIS
Our mission is to make life more exciting by responsibly creating the world’s favorite real-money games and betting experiences. We accomplish this by creating an environment where our users can find enjoyment and fulfillment through online and retail sports betting (“Sportsbook”), online casino (“iGaming”) and daily fantasy sports (“DFS”), as well as digital lottery courier, media and other product offerings. We are also highly focused on our responsibility as a steward of this new era in real-money gaming. Our ethics guide our decision making, with respect to both the tradition and integrity of sports and our investments in regulatory compliance and consumer protection.
The compensation of our named executive officers (our “NEOs”) in 2024 reflects and rewards their significant contributions to our strong performance. We have recruited a strong executive leadership team that is well positioned to help the Company achieve its short- and long-term goals. Accordingly, we have established guiding principles and practices upon which our executive compensation program is based and the compensation to our NEOs is paid. Our NEOs for 2024 are identified below:
Name	Title
Jason Robins	Co-Founder, Chief Executive Officer and Chairman of the Board (“CEO”)
Matthew Kalish	Co-Founder and President, DraftKings North America
Paul Liberman	Co-Founder and President, Global Technology and Product
R. Stanton Dodge	Chief Legal Officer and Secretary (“CLO”)
Alan Ellingson(1)	Chief Financial Officer (“CFO”)
Jason K. Park(2)	Chief Transformation Officer and Former CFO

(1)
Mr. Ellingson was appointed as the Company’s CFO effective as of May 1, 2024.

(2)
Mr. Park ceased serving as the Company’s CFO and as an executive officer of the Company, effective as of May 1, 2024 and transitioned into the role of the Company’s Chief Transformation Officer.

Business Highlights
During 2024, our executives focused on growth initiatives while simultaneously improving profitability by exerting cost discipline and leveraging new technologies across the organization. We continued to acquire new customers to our platform efficiently while technology enhancements across our Sportsbook, iGaming, DFS and digital lottery courier product offerings resulted in strong customer retention and improving customer engagement. For the year, revenue growth was robust and Adjusted EBITDA1 improved.
Our 2024 business highlights include:
1.
Delivered strong revenue growth and significant improvement in Adjusted EBITDA

•
Revenue increased 30% year-over-year to $4,768 million compared to $3,665 million in 2023, which was driven primarily by efficient acquisition of new customers, continued healthy customer engagement, product innovation leading to increased parlay mix and thus higher sportsbook hold percentage, and improved promotional reinvestment for Sportsbook and iGaming. Adjusted EBITDA significantly improved in 2024 compared to 2023 as we improved our gross profit, leveraged national marketing efficiencies, and continued to manage our compensation expense and vendor-related costs.

1
“Adjusted EBITDA” is a non-GAAP measure that we define and calculate as net loss before the impact of interest income or expense (net), income tax provision or benefit, and depreciation and amortization, and further adjusted for the following items: stock-based compensation; transaction-related costs; litigation, settlement and related costs; advocacy and other related legal expenses; gain or loss on remeasurement of warrant liabilities; and other non-recurring and non-operating costs or income. Please refer to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 14, 2025, for a reconciliation to the most directly comparable GAAP measure.

2.
Launched mobile sports betting in new jurisdictions

•
Following our launches in Vermont, North Carolina and Washington, D.C. in 2024, we operate our Sportsbook product offering in 25 states and Washington, D.C. as of December 31, 2024. These 25 states and Washington, D.C. represent approximately 49% of the U.S. population. We were also live with iGaming in 5 states as of December 31, 2024, representing approximately 11% of the U.S. population.

3.
Continued to expand the content offering and functionality of our product offerings

•
In Sportsbook, we powered more of our own sports betting content and further differentiated our live betting experience. Specifically, we launched in-house player prop markets for NFL, NBA, MLB, NHL, CFB, CBB, and tennis. We also integrated a bet-and-watch experience with NFL streaming and added cash-out functionality across more betting markets. We simultaneously continued to optimize our in-house trading capabilities and launched a new risk platform to drive efficiency and higher structural hold rates.

•
In iGaming, we developed new in-house content and improved content delivery. We launched “Rocket 2,” introduced new game mechanics, and expanded jackpot capabilities to include multi-game jackpots and “Must Hit By” mechanics.

4.
Continued to maintain substantial capital resources

•
As of December 31, 2024, DraftKings had approximately $800 million in cash to capitalize on legislative advancements, create and grow new product offerings, technology and content initiatives, and explore adjacent growth verticals. In addition, DraftKings had access to a revolving credit facility of up to $500 million. Furthermore, on March 4, 2025, DraftKings borrowed $600 million under a term loan facility, further bolstering its capital resources.

5.
Continued to prioritize our Sustainability, Corporate Responsibility and company culture

•
Contributed more than $6 million in support of several dozen initiatives and organizations in 2024, including the Responsible Online Gaming Association, VetsinTech, the Arbor Day Foundation, the Larry Fitzgerald Foundation, the Women’s Sports Foundation, the United Way and the American Red Cross.

•
For the fourth year in a row, DraftKings received a Culture Excellence Award by Top Workplaces and earned the Great Place To Work US Certification for 2024. In addition, we were named as the 2024 Top Workplace Award by USA Today and a 2024 Top Workplace by the Las Vegas Review — Journal and Business Press.

Shareholder Outreach
We believe it is important to provide an open forum for shareholder discussion and feedback. We proactively reach out to our shareholders to discuss key business issues, provide updates on our performance and priorities, and otherwise engage with our shareholders. In 2024, we participated in discussions with many of our shareholders, including our largest shareholders, on a variety of topics, including fundamental performance factors, performance metrics for our short-term and long-term incentive plans, dilution and share management with respect to our equity award programs, and oversight by, and composition of, our Board.
Incentivizing Long-Term Performance
DraftKings delivered strong financial results in 2024. For fiscal year 2024, we generated 30% year-over-year revenue growth, a significant year-over-year increase in gross profit and positive Adjusted EBITDA on a consolidated basis. Our executives have positioned DraftKings to generate increasingly positive Adjusted EBITDA in fiscal year 2025. We expect continued strong revenue growth, an increase in gross margin, and scale benefits across our marketing expense and fixed cost base in fiscal year 2025. As such, our compensation programs continue to include performance measures to align executive actions with long-term shareholder interests.

Compensation Philosophy and Program
Overview
Our executives are critical to our long-term success and winning over the long term requires us to win every single day. Our executives determine medium- and long-term priorities for the business, cascade those priorities throughout the organization, translate them into short-term deliverables, and relentlessly follow-up on the achievement of goals throughout the year. Our overall compensation philosophy is designed to attract, develop, motivate, and retain highly talented executives across the organization who can effectively lead their respective functions and drive results for the broader company.
For 2024, we generally compensated our executives through short-term and long-term opportunities provided in a combination of cash (base salaries and annual bonuses) and equity (annual equity refresh awards and awards pursuant to incentive programs). The combination of these components ensures that our compensation is aligned with metrics that the compensation committee of the Board (the “Compensation Committee”) believes will optimize long-term total return for shareholders. We believe that our compensation program for executives, including our NEOs, remains important to ensure that we align executive pay to financial performance.
We also maintain financial discipline with respect to our compensation programs to limit dilution to our shareholders. We conduct periodic analyses of our peer group to determine and monitor our stock-based compensation expense and granted burn rate. We will continue to monitor our stock-based compensation expense and granted burn rate on an ongoing basis in an effort to remain consistent with our peer group.
Philosophy on Components of Compensation
Our executive compensation program is designed to motivate and reward exceptional performance in a straightforward and effective way. The compensation of our NEOs has up to four primary components: annual base salary, annual bonus, annual equity refresh awards, and equity awards pursuant to incentive programs.
•
Annual Base Salary — Base salary is a customary, fixed component of total compensation intended to attract and retain executives. When setting the annual base salaries of our NEOs, the Compensation Committee considers market data provided by its independent compensation consultant and our financial results and size relative to peer companies. The annual base salaries for Messrs. Robins, Kalish, Liberman and Dodge did not change for 2024. The annual base salaries for Messrs. Ellingson and Park were increased and decreased, respectively, to reflect the change in their roles in 2024.2 Further, each of Messrs. Robins, Kalish and Liberman (collectively, the “Founders”) have agreed to receive a $1 base salary through at least 2025.

•
Annual Bonus — Annual bonuses are designed to incentivize our NEOs to achieve our annual financial objectives. In order for NEOs to receive their annual bonus in 2024, (i) the Company had to achieve a threshold annual revenue amount calculated in accordance with U.S. Generally Accepted Accounting Principles (“Revenue”) and a threshold amount of total consolidated Adjusted EBITDA, in each case, set by the Compensation Committee, and (ii) the NEOs were required to be employed on the day the annual bonus was paid. The bonus targets for each of these metrics have scaling targets that range from a minimum hurdle to a payout of up to 200% of target. If either metric does not meet the minimum threshold, the bonus payout would be zero percent for that metric. Payout percentages are interpolated between tiers upon achievement. The target amount for each executive’s annual bonus is initially based on the amount outlined in their employment agreement and is reviewed annually by the Compensation Committee. During 2024, our NEOs, other than Messrs. Park and Ellingson, maintained their same target annual bonus amounts from 2023. Each of Messrs. Park’s and Ellingson’s target annual bonus was adjusted in connection with the change in his role in 2024.

2
Effective as of May 1, 2024, Mr. Park ceased serving as an executive officer of the Company and became the Company’s Chief Transformation Officer. Mr. Ellingson was promoted to become the Company’s new Chief Financial Officer.

For 2024, none of the NEOs received an annual bonus as neither the Revenue nor the Adjusted EBITDA minimum thresholds were met.
•
Annual Equity Refresh Awards — Typically in late February or March of each year, our NEOs receive annual equity refresh awards. The value of these awards is determined based upon a combination of our annual review conducted by our independent compensation consultant and individual performance. In 2024, the Compensation Committee approved an annual equity value for each NEO and the number of shares underlying the awards was based on the 30-calendar day average closing stock price of the Class A Shares leading up to, but not including, the grant date. The February 2024 equity refresh awards were granted prior to Mr. Ellingson’s promotion to CFO so Mr. Ellingson also received equity refresh awards in connection with his promotion, commensurate with his new role, which were based on the average closing stock price of the Class A Shares for the calendar month prior to the effective date of his grant. Generally, the Company has granted a combination of (a) time-based RSUs (“Time-Based RSUs”) that vest quarterly over four years and (b) performance-based RSUs (“PSUs”) that have a range of payouts and vest based on achievement of Revenue and Adjusted EBITDA targets. In 2024, approximately sixty percent of the annual equity refresh awards granted to NEOs were comprised of Time-Based RSUs and forty percent were comprised of PSUs. In 2025, fifty percent of the annual equity refresh awards granted to NEOs were comprised of Time-Based RSUs and fifty percent were comprised of PSUs to further align management’s interests with the Company’s business goals and long-term shareholder interests. Generally, our philosophy is to use the annual equity refresh program as the vehicle to grant ongoing long-term equity to our NEOs.

•
Incentive Programs — On a periodic basis, the Compensation Committee and the Board may implement a long-term incentive plan (“LTIP”) or other incentive programs in order to drive long-term financial performance, further align executives with shareholders and further support executive retention, above and beyond the annual equity refresh awards. Depending on where the business and industry are in their maturity and life cycle, such programs may include goals such as share price, Revenue, Adjusted EBITDA or other metrics and consist of multiple tranches upon which certain percentages of the executive’s overall grant may vest. In 2022, the Company granted PSUs to its NEOs and certain top leaders of the Company pursuant to the 2022 Long-Term Equity Program.

2024 Compensation Program Actions
The Compensation Committee is appointed by the Board to discharge certain of the Board’s responsibilities relating to compensation, including administering the Company’s equity plans, approving equity grants to the CEO and other executive officers, recommending to the Board all other equity grants, determining the compensation of our CEO, and recommending to the Board the compensation of our other executive officers. As discussed above in “Compensation Philosophy and Program,” a significant part of the Compensation Committee’s role in determining compensation is aligning management’s interests with the Company’s business goals and long-term shareholder interests. In 2024, the Compensation Committee awarded annual equity refresh awards to NEOs, which were calibrated to market data, criticality of role, and performance. No new LTIP was established and no annual bonuses were paid out.
Review of Pay Relative to 2024 Peer Group
The Compensation Committee believes that it is important to make decisions informed, in part, by the current practices of comparable public companies with which we compete for top executive talent. The Compensation Committee established our peer group for compensation decisions in 2024 with the assistance of its independent consultant Frederic W. Cook & Co., Inc. (“FW Cook”). FW Cook assessed each element of direct compensation (including base salary, annual bonus and equity incentives) to be provided to our NEOs against other publicly-traded information technology, entertainment and gaming, internet and direct marketing and consumer discretionary companies that are of a comparable size to us in terms of revenue and market capitalization.
When determining compensation for certain roles, we may index more to one industry than another. Individual compensation packages are determined by experience, performance, criticality to our business operations, the market for the specific role, and retention risks, among other factors. We believe firmly in pay for performance, and that our compensation package should strongly correlate to Company performance and delivering shareholder value. For a discussion of the factors considered in making 2024 compensation decisions, see “2024 Compensation Decisions” below.
Our 2024 compensation decisions were reviewed with reference to the following peer group consisting of 17 companies (our “2024 Peer Group”):
Peer Group for 2024 Compensation Decisions
Chegg	Churchill Downs	DocuSign	Electronic Arts	Etsy
HubSpot	Light & Wonder	Lyft	MongoDB	Okta
Peloton	PENN Entertainment	Roku	Snap	Take-Two
The Trade Desk	Zscaler
In July 2024, the Compensation Committee, with the assistance of FW Cook, re-evaluated the Company’s 2024 Peer Group in light of market movement and trends to ensure it was correctly sized, taking into consideration current and expected market capitalization and revenue. For 2025 compensation decisions, the Compensation Committee removed Peloton, Chegg and Etsy from our peer group due to their small size relative to DraftKings and added AppLovin, Fortinet, and Wayfair, who are all within a competitive size range for revenue and market capitalization. Wayfair is also located in the greater Boston area.
Our 2024 Executive Compensation Best Practices
In executing our compensation program and determining executive compensation for 2024, we were guided by these executive compensation best practices.
What We Do		What We Don’t Do
✓	Align executive compensation with corporate and individual performance	✘	No hedging or short sales of Class A Shares and no transactions involving derivative securities relating to Class A Shares without prior approval from the CLO
✓	Balance short- and long-term incentives to motivate near-term performance, while simultaneously providing significant incentives for long-term results	✘	No excise tax “gross-ups” upon change in control
✓	Tie pay to performance via annual bonus and equity awards	✘	No “single-trigger” benefits upon change in control
✓	Engage an independent advisor reporting directly to the Compensation Committee	✘	No dividend equivalents paid on unvested RSUs or PSUs
✓	Evaluate the risk in our compensation programs	✘	No discounting, reloading, or re-pricing of Company stock options (“options”) without shareholder approval
✓	Maintain a clawback policy for the recovery of certain erroneously awarded incentive-based compensation
✓	Maintain stock ownership guidelines for directors and executive officers (other than the Chief Accounting Officer)

Compensation of Executive Officers
Roles in Executive Compensation Determination and Governance
We utilize input from multiple sources in determining the compensation of our executives, with each of our Compensation Committee, FW Cook, and our executives playing a role. The below chart highlights the primary roles and responsibilities of each party in making compensation decisions.
Responsible Party	Primary Role and Responsibilities Relating to Compensation Decisions
Compensation Committee (Composed of independent, non-employee directors)
•
Oversees the executive compensation program, policies, and practices, taking into account business goals and strategies, legal and regulatory developments, and evolving best practices

•
Approves performance goals for purposes of compensation decisions for the NEOs

•
Conducts an annual evaluation of the CEO’s performance in light of the pre-determined performance goals and determines his compensation

•
Reviews and approves the CEO’s recommendations for compensation of the other NEOs and executives, making changes when deemed appropriate, and then recommending such compensation to the Board

•
Reviews our compensation risk assessment

•
Approves all changes to the composition of the peer group

•
Reviews and makes recommendations to the Board with respect to director compensation

Independent Consultant to the Compensation Committee* (FW Cook)
•
Provides the Compensation Committee with analysis and advice pertaining to CEO, executive, and director compensation program design, including industry survey analysis, explanation of current and developing best practices, and regulatory changes

•
Recommends a relevant group of peer companies and appropriate sources of survey data against which to compare the competitiveness and structure of CEO, executive, and director compensation

•
Analyzes peer companies’ CEO, executive, and director compensation to assist the Compensation Committee in determining the appropriateness and competitiveness of CEO, executive, and director compensation

•
Reviews any proposed changes to CEO, executive, and director compensation program design

•
Prepares our compensation risk assessment

•
Assists with compensation disclosure materials

•
Provides specific analysis and advice periodically as requested by the Compensation Committee

Executives
•
The CEO recommends to the Compensation Committee annual compensation for the other NEOs and executives based on his assessment of their performance

•
The CEO and the CLO work with the Compensation Committee chairperson to set agendas, prepare materials for Compensation Committee meetings, and generally attend meetings or portions of meetings, as appropriate, and prepare meeting minutes

•
The CEO also works with the Chief People Officer in the preparation of materials for Compensation Committee meetings

•
No member of management is present in Compensation Committee meetings when matters related to his or her individual compensation are under discussion, when the Compensation Committee is approving or deliberating on CEO compensation, or when the Compensation Committee meets in executive sessions

*
During 2024, the Compensation Committee was assisted by its independent compensation consultant, FW Cook. Other than the support that it provided to the Compensation Committee, FW Cook provided no other services to the Company or management and only received fees from the Company for the services provided to the Compensation Committee. The Compensation Committee conducted an evaluation of the independence of FW Cook considering the relevant regulations of the SEC and NASDAQ listing standards. The Compensation Committee concluded that FW Cook was independent of the Company and the services performed by FW Cook and the individual compensation advisors employed by FW Cook raised no conflicts of interest.

Determination of Executive Compensation
In order to determine the construct (such as the amount and thresholds) for each component of executive compensation, a variety of tools and processes are utilized. The process is (i) highly analytic and fact-based, (ii) informed by peer group data, (iii) open and transparent with executives and (iv) driven by the Compensation Committee in consultation with FW Cook.
2024 Average Mix of Annual Pay Elements
We believe that the (i) 2024 mix of pay elements, (ii) allocation between cash and equity and between short-term and long-term elements and (iii) differentiation between fixed and variable compensation provided appropriate incentives to motivate near-term performance, while simultaneously providing significant incentives to keep the executives focused on longer-term corporate goals that can drive shareholder value. Approximately 90% of average NEO compensation earned for 2024 was equity-based to align the pay of our NEOs with the interests of our shareholders.
2024 Compensation Decisions
The following constructs were utilized for each component of compensation for 2024:
2024 Cash Compensation
1.
Base Salary

The Compensation Committee annually reviews base salaries for our NEOs to reflect changes in roles or responsibilities, reward individual performance, and promote market competitiveness. The base salary paid to each NEO, other than the Founders, approximated the median of other executives in comparable leadership roles in the 2024 Peer Group. In 2024 and since 2022, the Founders voluntarily agreed to continue to receive base salaries of $1. The base salaries for the Founders and Mr. Dodge were the same as the base salaries received in 2023, 2022 and 2021. The $1 base salaries continue to demonstrate a long-term commitment to the Company by our Founders as the majority of their pay opportunities are tied to long-term performance via equity awards. The base salaries for Messrs. Ellingson and Park were adjusted to reflect the change in their roles in 2024. The 2023 and 2024 annual base salaries of our NEOs are displayed in the table below.
Executive	2023 Base Salary	2024 Base Salary	% Change
Robins	$1.00*	$1.00	0%
Kalish	$1.00*	$1.00	0%
Liberman	$1.00*	$1.00	0%
Dodge	$500,000	$500,000	0%
Ellingson(1)	N/A	$400,000	N/A
Park(2)	$425,000	$350,000	18% Decrease

(1)
Mr. Ellingson was appointed as the Company’s CFO effective as of May 1, 2024. The amount set forth above reflects Mr. Ellingson’s annual base salary effective as of May 1, 2024.

(2)
Mr. Park ceased serving as the Company’s CFO and as an executive officer of the Company, effective as of May 1, 2024 and transitioned into the role of the Company’s Chief Transformation Officer. Pursuant to the letter agreement, dated as of August 1, 2024, by and between the Company and Mr. Park (the “Park Letter Agreement”), Mr. Park’s annual base salary in his new role is $350,000, effective as of August 1, 2024.

*
The reduction in base salaries to $1 generally does not modify any other rights under each of Messrs. Robins’, Kalish’s and Liberman’s employment agreements that are determined by reference to such executive officer’s base salary, and such provisions will continue to be applied based on the base salary rate in effect without giving effect to the reductions. The base salary reductions are not intended to reduce any Company employee benefit provided to Messrs. Robins, Kalish and Liberman that is determined by reference to base salary, except that life and disability insurance will not be provided to Messrs. Robins, Kalish and Liberman during the base salary reduction period.

2.
2024 Annual Bonus

Annual bonuses are designed to incentivize our NEOs to achieve our annual financial objectives. Bonuses are not guaranteed; we must achieve a minimum threshold of Revenue and Adjusted EBITDA in order for our NEOs to be eligible to receive a bonus payout. In addition, each bonus is eligible to be earned from 0% to 200% of the target bonus based on a pre-approved set of Revenue and Adjusted EBITDA targets, equally weighted, which were approved in the first quarter of 2024 and are summarized, on an unadjusted basis and as-adjusted basis, below.
Unadjusted 2024 Annual Bonus Plan Payout Goals(1) (Approved as of February 2024) (amounts in millions)	Threshold(2)	Target	Maximum
Revenue (50% weight)	$4,950	$5,026	$5,400
Adjusted EBITDA (50% weight)(3)	$470	$500	$650
Adjusted 2024 Annual Bonus Plan Payout Goals(1) (Final as of December 31, 2024) (amounts in millions)	Threshold(2)	Target	Maximum	Actual Results	Weighted Payout
Revenue (50% weight)	$5,005	$5,081	$5,455	$4,768	0%
Adjusted EBITDA (50% weight)(3)	$422	$452	$602	$181	0%
Total Payout					0%

(1)
The 2024 annual bonus targets were adjusted during 2024 to reflect the Company’s acquisition of Jackpocket Inc. and the change in the Illinois tax rate.

(2)
Refers to the threshold amount payable for a certain level of performance. If the threshold is not reached, there will not be a bonus payout.

(3)
Adjusted EBITDA is defined in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

The target amount for each executive was set initially based on his employment agreement and is reviewed annually by the Compensation Committee. When considering the NEOs’ target bonus percentages and corresponding amounts, the Compensation Committee evaluated market data as well as internal compensation parity among the executive team. In 2024, our NEOs (other than Messrs. Park and Ellingson) had the same target bonus amounts as in 2023. Mr. Park was eligible for a 2024 target annual bonus in an amount equal to the sum of (i) 100% of his annual base salary at the rate prior to Mr. Park’s transition, pro-rated for the number of calendar days prior to August 1, 2024 and (ii) 100% of his annual base salary at the rate following Mr. Park’s transition, pro-rated for the number of calendar days following August 1, 2024. Mr. Ellingson was eligible for an annual target bonus equal to the sum of (i) 80% of his annual base salary at the rate prior to Mr. Ellingson’s promotion, pro-rated for the number of calendar days he served as the Company’s Senior Vice President, Finance and Analytics and (ii) 100% of his new annual base salary at the rate following Mr. Ellingson’s promotion, pro-rated for the number of calendar days he served as the Company’s CFO. NEOs had to be employed on the day the annual bonus was paid to receive any portion of their annual bonus.

The 2024 bonus opportunities and results are summarized in the table below:
Executive	Target Bonus ($)	2024 Bonus Results (% of Target)	2024 Bonus Payout
Robins	$975,000	0%	$0
Kalish	$531,250	0%	$0
Liberman	$531,250	0%	$0
Dodge	$400,000	0%	$0
Ellingson	$400,000*	0%	$0
Park	$425,000*	0%	$0

(*)
Reflects the annual target bonus opportunity for each of Messrs. Ellingson and Park in their new roles effective as of May 1, 2024. As discussed above, the 2024 target bonus opportunity for each was calculated based on his target bonus opportunity prior to May 1, 2024 and August 1, 2024, respectively, prorated for the number of days in 2024 before May 1 and August 1, 2024, respectively, and his target bonus opportunity effective as of May 1 and August 1, 2024, respectively, prorated for the remainder of 2024.

2024 Equity Compensation
3.
2024 Annual Equity Refresh Awards

In 2024, annual equity refresh awards were granted based on consideration of the market data provided by FW Cook and the evaluation of each NEO’s performance, contributions, and criticality to the Company. The awards for 2024 were granted in a mix of Time-Based RSUs (approximately 60%) and PSUs (approximately 40%) (the “2024 PSUs”). The Time-Based RSUs are subject to a four-year quarterly vesting schedule.
Half of the 2024 PSUs vest subject to the Company’s fiscal year 2025 performance, with 50% contingent upon the Company’s fiscal year 2025 Normalized Net Revenue3 and 50% contingent upon the Company’s fiscal year 2025 Normalized Adjusted EBITDA4 (collectively, the “2025 PSU Performance Metrics”), payable in early 2026. The other half of the 2024 PSUs vest subject to the Company’s fiscal year 2027 performance, with 50% contingent upon the Company’s fiscal year 2027 Normalized Net Revenue and 50% contingent upon the Company’s fiscal year 2027 Normalized Adjusted EBITDA (collectively, the “2027 PSU Performance Metrics”), payable in early 2028.
Normalized Adjusted EBITDA and Normalized Net Revenue targets were set on a same-state basis and, therefore, results from new states, positive or negative, will not be included in determination of achievement of performance targets (except for contributions from the planned Sportsbook launch in North Carolina). In the event the Company consummates an acquisition of a company that is projected to have

3
“Net Revenue” is calculated as the Company’s revenue per U.S. GAAP as reported in its financial statements. “Normalized Net Revenue” for purposes of the 2024 PSUs is a non-GAAP measure that we define and calculate as Net Revenue excluding the in-state Net Revenue for all new states not currently operating Online Sportsbook or iGaming businesses as of the Date of Grant, except for contributions from the planned Online Sportsbook launch in North Carolina; and excluding the in-state Net Revenue impact from launching the Golden Nugget branded products in states where DraftKings is currently operating Online Sportsbook or iGaming as of the Date of Grant.

4
“Normalized Adjusted EBITDA” for purposes of the 2024 PSUs is a non-GAAP measure that we define and calculate as Adjusted EBITDA excluding the in-state “Contribution” impact from all new states not currently operating Online Sportsbook or iGaming businesses as of the Date of Grant, except for contributions from the planned Online Sportsbook launch in North Carolina; and excluding the in-state “Contribution” impact from launching the Golden Nugget branded products in states where DraftKings is currently operating Online Sportsbook or iGaming as of the Date of Grant. Contribution is defined as in-state gross profit less fully-allocated external marketing expense.

at least $20 million in revenues for the fiscal year in which closing occurs, prior to the end of the applicable performance period, the Normalized Adjusted EBITDA and Normalized Net Revenue targets will be equitably adjusted in accordance with the terms of the applicable award agreements, as determined in the sole discretion of the Board or a committee thereof.
In the event that the 2025 PSU Performance Metrics are achieved for fiscal year 2025, NEOs can achieve anywhere between 25% (if threshold performance is met) and 200% of their granted amount of 2024 PSUs subject to 2025 PSU Performance Metrics based on actual Normalized Net Revenue and Normalized Adjusted EBITDA performance relative to the relevant targets for fiscal year 2025. 2027 PSU Performance Metrics represent continued Normalized Net Revenue growth from existing and new customers (driven by core initiatives around customer retention, an increase in our Sportsbook hold percentage, and improved promotional reinvestment) and Normalized Adjusted EBITDA margin expansion (driven by core initiatives around gross margin percentage improvement, increased advertising efficiency, and efficient management of corporate fixed costs).
The number of Time-Based RSUs and target PSUs granted to the NEOs was determined by dividing the target award value by the 30-calendar day average closing stock price of the Class A Shares leading up to, but not including, February 12, 2024. The equity grant amounts to our NEOs were calibrated to be competitive with those awarded by our 2024 Peer Group and differentiated based on role, criticality and performance.
The Compensation Committee granted the following 2024 annual equity refresh awards to the NEOs:
Executive	Number of Time-Based RSUs	Number of Target 2024 PSUs (subject to 2025 PSU Performance Metrics)	Number of Target 2024 PSUs (subject to 2027 PSU Performance Metrics)
Robins	262,467	87,489	87,489
Kalish	154,392	51,464	51,464
Liberman	154,392	51,464	51,464
Dodge(1)	87,489	25,732	25,732
Ellingson(2)	11,868	1,978	1,978
Park	83,372	27,790	27,790

(1)
Mr. Dodge’s annual equity refresh award includes 10,293 Time-Based RSUs, which vest monthly over a one-year period commencing March 1, 2024, with the remaining subject to the standard four-year quarterly vesting schedule.

(2)
Represents the annual equity refresh award granted to Mr. Ellingson in February 2024, while he served the Company’s Senior Vice President, Finance and Analytics.

4.
CFO Promotion Grant

In connection with Mr. Ellingson’s appointment as CFO, Mr. Ellingson was granted (i) 68,963 Time-Based RSUs, which vest on terms consistent with the annual refresh Time-Based RSUs discussed above, (ii) 22,987 PSUs, which are eligible to be earned based on the 2025 PSU Performance Metrics discussed above and (iii) 22,987 PSUs, which are eligible to be earned based on 2027 PSU Performance Metrics discussed above (collectively, the “Promotion Grant”). The number of Time-Based RSUs and target PSUs granted to Mr. Ellingson was determined by dividing the target award value by the average closing price of the Class A Shares for the calendar month of April 2024, which was the month prior to the effective date of the Ellingson Employment Agreement (as defined below).
5.
Achievement of Performance Goals for PSUs Granted in 2022 and 2023

In 2022 and 2023, respectively, the NEOs received PSUs pursuant to the 2022 Long-Term Equity Program (the “2022 PSUs”) and received PSUs in connection with annual equity refresh awards (the “2023 PSUs”), which in each case provided an opportunity for the NEOs to receive an amount of Class A Shares to be determined based on the achievement of 2024 Normalized Net Revenue and 2024 Normalized Adjusted

EBITDA metrics (collectively, the “2024 PSU Performance Metrics”). The 2022 PSUs and the 2023 PSUs were eligible to pay out between 0% to 200% of the target number of Class A Shares underlying the 2022 PSUs and the 2023 PSUs. The performance period for the 2022 PSUs and the 2023 PSUs ended on December 31, 2024, and, following the end of the fiscal year, the Board certified achievement at 200% based on performance as noted in the table below.
Performance Metrics(1) (Approved as of February 2025) (amounts in millions)	Threshold	Target	Maximum	Actual
2024 Normalized Adjusted EBITDA5	$(19)	$16	$51	$150
2024 Normalized Net Revenue6	$3,590	$3,805	$4,020	$4,358

(1)
To the extent that performance was between the threshold and target, or target and maximum levels, then the percentage of the number of target PSUs that were earned were determined by the use of straight-line interpolation. The number of earned PSUs were rounded down to the nearest whole number.

The Company sets its incentive targets based on current financial projections at the time the targets are established. As noted above, the 2022 PSU and 2023 PSU targets, which were established in November 2022, had a payout of 200%. The 2024 annual cash incentive targets, which were established in the first quarter of 2024, had a payout of 0%.
Of the 2022 PSUs and the 2023 PSUs, 75% and 50% of such PSUs, respectively, are based on the achievement of 2026 Normalized Net Revenue and 2026 Normalized Adjusted EBITDA metrics (collectively, the “2026 PSU Performance Metrics”) and payout for such PSUs will be determined in early 2027.
Indirect Compensation Elements: 401(k) Plan; Health and Welfare Benefits
In addition to the primary elements of compensation described above, our NEOs participate in employee benefits programs available to our employees generally, including DraftKings’ tax-qualified 401(k) plan. Under this plan, DraftKings matches 50% of each dollar contributed by a participant, up to the first 6% of eligible compensation, subject to tax limits.
In addition, we provide other benefits to our NEOs on the same basis as all of our domestic employees generally. These benefits include group health (medical, dental, and vision) insurance, group short- and long-term disability insurance and group life insurance. Lastly, we provide basic resources to assist with tax planning and financial disclosures due to state licensing requirements to all of our NEOs.
Security
To address safety concerns, including as a result of certain threats, the Board has approved personal security measures for Messrs. Robins and Kalish and their respective families pursuant to independent

5
“Normalized Adjusted EBITDA” for purposes of the 2022 PSUs and 2023 PSUs is a non-GAAP measure that we define and calculate as Adjusted EBITDA excluding the in-state “Contribution” impact from all new states not currently operating Online Sportsbooks or iGaming businesses as of the Date of Grant, except for Online Sportsbooks which are expected to launch within 12 months in Ohio and Maryland; and excluding the in-state “Contribution” impact from launching the Golden Nugget branded products in states where DraftKings is currently operating Online Sportsbook or iGaming as of the Date of Grant. “Contribution” is defined as in-state gross profit less fully-allocated external marketing expense.

6
“Net Revenue” is calculated as the Company’s revenue per U.S. GAAP as reported in its financial statements. “Normalized Net Revenue” for purposes of the 2022 PSUs and 2023 PSUs is a non-GAAP measure that we define and calculate as Net Revenue excluding the in-state Net Revenue for all new states not currently operating Online Sportsbooks or iGaming businesses as of the Date of Grant, except for Online Sportsbooks which are expected to launch within 12 months in Ohio and Maryland; and excluding the in-state Net Revenue impact from launching the Golden Nugget branded products in states where DraftKings is currently operating Online Sportsbook or iGaming as of the Date of Grant.

security studies undertaken by a third-party consultant. We require these security measures given the importance of Messrs. Robins and Kalish to the Company, and believe that the scope and costs of these measures are appropriate and necessary.
Messrs. Robins’ and Kalish’s personal security programs include background checks for relevant individuals, armed security services at the office and their personal residences and, for Mr. Robins, a requirement that he only travels in a secure vehicle and he and his family only fly on a private aircraft. For 2024, the incremental cost for these measures was approximately $1,652,926 for Mr. Robins and $882,147 for Mr. Kalish. These amounts are disclosed in the 2024 Summary Compensation Table.
Other Compensation Practices, Policies and Guidelines
Insider Trading Policy; Prohibition on Hedging or Pledging
The Company’s insider trading policy prohibits the Company and its directors, officers, employees, and consultants (including each of our NEOs), as well as certain family members, others living in the covered person’s household, and entities whose transactions in Company securities are subject to his or her influence or control, from trading in securities of the Company (or securities of any other company with which the Company does business) while in possession of material nonpublic information, other than in connection with a Rule 10b5-1 plan adopted in compliance with our insider trading policy. Those individuals are also restricted from engaging in hedging transactions on the Company’s common stock, pledging Company common stock as collateral for a margin loan, or from engaging in short sale transactions, credit default swaps, and transactions in options (other than the exercise of stock options granted under the Company’s equity incentive plans), puts, calls, or other derivative securities tied to Company securities without prior approval from the CLO. A copy of the Company’s insider trading policy was filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
In addition, before any of our directors or executive officers engage in certain transactions involving Company securities, the director or executive officer must obtain pre-clearance and approval of the transaction from the CLO.
Practices Related to the Grant of Certain Equity Awards
In response to Item 402(x)(1) of Regulation S-K, the Company does not currently grant new awards of stock options, stock appreciation rights or similar option-like instruments to its employees (including any of its NEOs). Accordingly, the Company has no specific policy or practice on the timing of awards of such options in relation to the disclosure of material nonpublic information by the Company. The Company has historically granted awards of stock options to special advisors of the Board, which were granted at the Company’s regularly scheduled Board meetings and prior to the Company’s earnings releases and related filings of the annual report on Form 10-K or quarterly reports on Form 10-Q, as applicable. In the event the Company determines to grant new awards of options to employees, including our NEOs, the Board will evaluate the appropriate steps to take in relation to the foregoing.
Clawback Policy
On October 31, 2023, the Company adopted a clawback policy that was established in accordance with the listing requirement of the NASDAQ to provide for the recovery or “clawback” of certain erroneously awarded incentive-based compensation in the event that the Company is required to prepare an accounting restatement. The clawback policy is effective December 1, 2023 and applies to incentive-based compensation received by current and former executive officers of the Company during the three fiscal years preceding an accounting restatement and after the effective date of the NASDAQ listing requirement, which was October 2, 2023.
Stock Ownership Guidelines
The Company believes that certain executive officers and non-employee directors should be incentivized to focus on generating long-term value for the Company’s shareholders. As such, the Board has adopted stock ownership guidelines as follows:

Position	Target Multiple
Founders	Mr. Robins: $7,500,000 Messrs. Kalish and Liberman: $5,000,000
Executive Officers (other than the Chief Accounting Officer)	3x Base Salary
Non-Employee Directors	5x Board Cash Retainer
Such ownership level is required to be achieved over a period of five (5) years after becoming subject to the stock ownership guidelines. For determining satisfaction of the stock ownership requirement, Class A Shares directly or indirectly beneficially owned outright or held through any Company-sponsored plan will be included. Additionally, RSUs that are vested or subject only to continued service for a period of time will be included in an amount equal to 100% of their value as of the time of calculation. As of December 31, 2024, all NEOs subject to the policy met these requirements.
Compensation Risk Assessment
Included in its risk oversight efforts, the Compensation Committee assesses our compensation programs to determine whether the design and operation of our policies and practices could encourage executives or employees to take excessive or inappropriate risks that would be reasonably likely to have a material adverse effect on the Company and have concluded that they do not. In making that determination, the Compensation Committee considered the design, size and scope of our cash and equity incentive programs and program features that mitigate against potential risks, such as payout caps, clawbacks, and the quality and mix of performance-based and “at risk” compensation with regard to our equity incentive programs, that are applicable to our executives. The Compensation Committee reviewed the results of its evaluation with management and FW Cook. The Compensation Committee has concluded that our compensation policies and practices strike an appropriate balance of risk and reward in relation to our overall business strategy, and do not create risks that are reasonably likely to have a material adverse effect on the Company.
Employment Agreements
Founder Employment Agreements
DraftKings entered into executive employment agreements with Jason Robins, Matthew Kalish and Paul Liberman in connection with the business combination agreement (the “Business Combination”) dated December 22, 2019, as amended on April 7, 2020. The employment agreement with Mr. Robins provides for a base salary of $650,000, subject to annual review and increase from time to time, and an annual target bonus of 150% of his annual base salary. The employment agreement with Mr. Kalish provides for a base salary of $425,000, subject to annual review and increase from time to time, and an annual target bonus of 125% of his annual base salary. The employment agreement with Mr. Liberman provides for a base salary of $425,000, subject to annual review and increase from time to time, and an annual target bonus of 125% of his annual base salary. The executives will be eligible to participate in benefits programs offered to employees and executives generally subject to satisfying eligibility requirements.
Each of Messrs. Robins, Kalish and Liberman is entitled to an annual equity incentive award, which will be granted within the first three months of each fiscal year, with a minimum annual target value of $6,500,000 for Mr. Robins and $3,500,000 for each of Messrs. Kalish and Liberman. Half of the equity incentive award granted each year will consist of Time-Based RSUs, with vesting not less favorable than quarterly vesting over four years, and half will consist of PSUs, with a minimum vesting period of two years and a maximum opportunity equal to 300% of one half of the minimum aggregate target value.
Upon a termination of employment without “cause” or for “good reason” (as those terms are defined in the employment agreements) within 18 months after, or three months before, a “change in control” (as defined in the employment agreements), each of Messrs. Robins, Kalish and Liberman will receive cash severance equal to two times the sum of his salary and target bonus, payable 60 days after termination, and continued benefits for 24 months. Additionally, equity awards will vest, with performance-based awards vesting at the target level. Upon a termination of employment without cause or for good reason that is not within 18 months after, and not three months before, a change in control, each of Messrs. Robins, Kalish and Liberman will receive cash severance equal to two times his salary, payable 60 days after termination, a pro rata bonus for the year of termination based on actual performance and continued benefits for 24 months. Additionally, equity awards will vest pro rata, based on actual performance for performance-based awards. Upon termination due to death or disability, equity awards will vest, based on actual performance for performance-based awards, and options will be exercisable for 12 months. Severance and termination benefits payable pursuant to the employment agreements generally are subject to the executive’s execution of a release of claims and compliance with post-closing covenants, including non-competition and non-solicitation covenants that continue for 12 months following a termination of employment other than, in the case of the noncompetition covenant, a termination without cause or layoff as set forth in the Massachusetts Noncompetition Agreement Act.
On February 14, 2024, the Company entered into letter agreements (the “FY2024 Base Salary Letter Agreements”) with each of Messrs. Robins, Kalish, and Liberman, pursuant to which each of the Founders agreed to a voluntary reduction in their respective base salaries to $1 for fiscal year 2024 (the “Base Salary Reductions”). The Base Salary Reductions did not modify any other rights under each of Messrs. Robins, Kalish and Liberman’s employment agreements that are determined by reference to their base salaries (other than to the extent otherwise described in such letter agreements), and such provisions continued to be applied based on the base salaries in effect without giving effect to any Base Salary Reductions. The Base Salary Reductions also did not reduce any Company employee benefits provided to Messrs. Robins, Kalish and Liberman that are determined by reference to their base salaries, except that life and disability insurance will not be provided to Messrs. Robins, Kalish and Liberman during the applicable Base Salary Reduction period. On February 11, 2025, each of Messrs. Robins, Kalish and Liberman entered into letter agreements with the Company to voluntarily reduce their respective base salaries to $1 for fiscal year 2025, generally on substantially the same terms and conditions as the FY2024 Base Salary Letter Agreements; provided, that, because no bonuses with respect to the 2024 performance period were awarded to Messrs. Robins, Kalish and Liberman, the Company granted one-time cash distributions of $52,060.79, $33,370.71 and $36,382.48, respectively, to cover (in the case of Mr. Robins, on an after-tax basis) applicable deductions with respect to annual employee contributions for fiscal year 2025 towards medical, dental and vision coverages and the Company’s 401(k) plan.
Employment Agreements with Other NEOs
On August 5, 2021, the Company entered into an amended and restated executive employment agreement with Jason K. Park (the “Park Amended Employment Agreement”), and an amended executive employment agreement with R. Stanton Dodge (the “Dodge Amended Employment Agreement” and, together with the Park Amended Employment Agreement, the “Amended Employment Agreements”) and on March 17, 2024, the Company entered into an executive employment agreement with Alan Ellingson (the “Ellingson Employment Agreement” and collectively with the Amended Employment Agreements, the “Other NEO Employment Agreements”).
The Park Amended Employment Agreement provides that Mr. Park’s base salary will continue at the level of $425,000, subject to annual review and increase from time to time, and that he will be eligible for an annual target bonus of 100% of his annual base salary. The Dodge Amended Employment Agreement provides that Mr. Dodge’s base salary will continue at the level of $500,000, subject to annual review and increase from time to time, and that he will be eligible for an annual target bonus of 80% of his annual base salary.
The Ellingson Employment Agreement provides that Mr. Ellingson’s annual base salary will continue to be $315,000 until May 1, 2024 and will be $400,000 on and following May 1, 2024, subject to annual review and increase from time to time, and that he will be eligible for an annual target bonus equal to the sum of (i) 80% of his annual base salary, pro-rated for the number of calendar days he served as the Company’s Senior Vice President, Finance and Analytics in 2024 and (ii) 100% of his new annual base salary, pro-rated for the number of calendar days he served as the Company’s CFO in 2024. Following 2024, Mr. Ellingson will be eligible for an annual target bonus equal to 100% of his annual base salary.

Under the Other NEO Employment Agreements, each of Messrs. Park, Dodge and Ellingson (beginning with the 2025 fiscal year) is entitled to an annual equity incentive award, which will be granted within the first three months of each fiscal year, with a minimum annual target value of $2,500,000 for Mr. Park, $2,400,000 for Mr. Dodge and $2,500,000 for Mr. Ellingson. Half of the equity incentive award granted each year will consist of Time-Based RSUs, with vesting not less favorable than quarterly vesting over four years, and half will consist of PSUs, with a minimum vesting period of two years and for Messrs. Park and Dodge, a maximum opportunity equal to 300% of one half of the minimum aggregate target value. Under the Ellingson Employment Agreement, Mr. Ellingson was entitled to an initial equity incentive award, with a minimum grant value of $3,000,000 for the Time-Based RSUs, with quarterly vesting over four years, and a minimum grant value of $2,000,000 for the PSUs, 50% of which are eligible to vest based on the Company’s level of achievement of the 2025 PSU Performance Metrics that are generally applicable to the PSUs granted to similarly situated senior executives of the Company and 50% of which are eligible to vest based on the Company’s level of achievement of the 2027 PSU Performance Metrics.
Upon a termination of employment without “cause” or for “good reason” (as those terms are defined in the Other NEO Employment Agreements) within 18 months after, or three months before, a “change in control” (as defined in the Other NEO Employment Agreements), each of Messrs. Park, Dodge and Ellingson will receive cash severance equal to one and a half times the sum of his salary and target bonus, payable 60 days after termination, and continued benefits for 18 months. Additionally, any unvested equity awards will vest, with performance-based awards vesting at the target level. Under the Other NEO Employment Agreements, upon a termination of employment without cause or for good reason that is not within 18 months after, and not three months before, a change in control, each of Messrs. Park, Dodge and Ellingson will receive cash severance equal to one times his salary, payable 60 days after termination, a pro rata bonus for the year of termination based on actual performance and continued benefits for 12 months. Additionally, any unvested equity awards will vest pro rata, based on actual performance for performance-based awards. Upon termination due to death or disability, any unvested equity awards will vest, based on actual performance for performance-based awards, and options will be exercisable for 12 months. Severance and termination benefits payable pursuant to the Other NEO Employment Agreements generally are subject to an execution of a release of claims and compliance with post-closing covenants including non-competition and non-solicitation covenants that continue for 12 months following a termination of employment other than, in the case of the noncompetition covenant, a termination without cause or layoff as set forth in the Massachusetts Noncompetition Agreement Act.
On July 31, 2024, the Company and Mr. Park entered into the Park Letter Agreement to memorialize the terms of his compensation for his new role. Pursuant to the Park Letter Agreement, effective August 1, 2024, Mr. Park’s annual base salary will be $350,000, with an annual target bonus opportunity equal to 100% of his base salary, in each case, less all applicable withholdings and deductions. Mr. Park was eligible for a 2024 target annual bonus in an amount equal to the sum of (i) 100% of his annual base salary at the rate prior to Mr. Park’s transition, pro-rated for the number of calendar days prior to August 1, 2024 and (ii) 100% of his annual base salary at the rate following Mr. Park’s transition, pro-rated for the number of calendar days following August 1, 2024. Additionally, to reflect the change in Mr. Park’s role, Mr. Park forfeited 50% of each of the 2022 PSUs and 2023 PSUs that were eligible to vest based on the 2026 PSU Performance Metrics. All other outstanding equity awards held by Mr. Park continue to vest in accordance with their terms. Other than as amended by the Park Letter Agreement, the terms of the Park Amended Employment Agreement remain in full force and effect.
Severance and Change-in-Control Benefits
The severance and change-in-control benefits for our NEOs are provided under individual employment agreements and, in certain cases, equity award agreements. See “Executive Compensation and Other Information — Potential Payments Upon Termination or Change in Control” below for a description of the severance and change-in-control benefits each NEO would have been eligible to receive if a termination had occurred upon December 31, 2024.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion & Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion & Analysis be included in this Proxy Statement.
THE COMPENSATION COMMITTEE
Ryan Moore, Chairman
Jocelyn Moore
Steven Murray

EXECUTIVE COMPENSATION AND OTHER INFORMATION
Fiscal 2024 Summary Compensation Table
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Jason D. Robins Chief Executive Officer	2024	1	—	19,076,976	—	1,824,992	20,901,969
	2023	1	—	16,140,000	1,950,000	2,667,990	20,757,991
	2022	1	—	43,740,520	1,424,475	2,300,923	47,465,919
Matthew Kalish President, DraftKings, North America	2024	1	—	11,221,725	—	912,146	12,133,872
	2023	1	—	9,494,113	1,062,500	421,223	10,977,837
	2022	1	—	39,984,506	776,156	104,169	40,864,832
Paul Liberman President, Global Technology and Product	2024	1	—	11,221,725	—	38,014	11,259,740
	2023	1	—	9,494,113	1,062,500	26,713	10,583,327
	2022	1	—	39,983,964	776,156	155,751	40,915,872
R. Stanton Dodge Chief Legal Officer	2024	500,000	—	6,059,741	—	10,350	6,570,091
	2023	500,000	—	5,278,732	800,000	9,900	6,588,632
	2022	500,000	—	13,486,028	584,400	9,150	14,579,578
Alan Ellingson Chief Financial Officer	2024	369,440	—	5,482,057	—	20,821	5,872,318
Jason K. Park Chief Transformation Officer	2024	393,648	—	6,059,697	—	38,870	6,492,215
	2023	425,000	—	6,076,225	850,000	25,825	7,377,050
	2022	425,000	500,000	13,299,058	620,925	24,150	14,869,133

(1)
The amount disclosed in this column for Mr. Park in fiscal year 2022 reflects the payment of a one-time cash bonus of $500,000.

(2)
The amounts disclosed in this column are computed in accordance with FASB ASC Topic 718 using the valuation methodology for equity awards set forth in Note 11 — Stock-Based Compensation included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

(3)
The amounts disclosed in this column for 2024 are comprised of the Time-Based RSUs and PSUs granted in 2024 pursuant to the annual equity refresh awards and, for Mr. Ellingson, the Promotion Grant of 68,963 Time-Based RSUs, 22,987 PSUs (subject to 2025 PSU Performance Metrics) and 22,987 PSUs (subject to 2027 PSU Performance Metrics). The following chart describes the fair market values of such awards on the grant dates:

Name	Time-Based RSUs	PSUs
Jason D. Robins	$11,446,186	$7,630,790
Matthew Kalish	$6,733,035	$4,488,690
Paul Liberman	$6,733,035	$4,488,690
R. Stanton Dodge	$3,815,395	$2,244,346
Alan Ellingson (Annual Equity Refresh)	$528,957	$176,318
Alan Ellingson (Promotion Grant)	$2,866,102	$1,910,680
Jason K. Park	$3,635,853	$2,423,844

At the maximum levels of performance, the PSU values for the annual equity refresh awards would be: $15,261,580 for Mr. Robins, $8,977,380 for Mr. Kalish, $8,977,380 for Mr. Liberman, $4,488,692 for Mr. Dodge, $325,636 for Mr. Ellingson, and $4,847,688 for Mr. Park. As discussed in more detail under “Compensation Discussion and Analysis — 2024 Compensation Decisions — 2024 Equity Compensation,” the price used to determine the number of Time-Based RSUs and PSUs awarded as part of the annual equity refresh program was the 30-calendar day average closing stock price of the Class A Shares leading up to, but not including, the grant date. As a result, the value of the grant as disclosed in the Summary Compensation Table above, which was computed in accordance with FASB ASC Topic 718, is different than the amount contemplated when the program was approved.
For Mr. Ellingson’s Promotion Grant, at the maximum levels of performance, the PSU value would be $3,821,360. As discussed in more detail under “Compensation Discussion and Analysis — 2024 Compensation Decisions — CFO Promotion Grant,” the price used to determine the number of Time-Based RSUs and target PSUs for Mr. Ellingson’s Promotion Grant was determined by dividing the target award value by the average closing price of the Class A Shares for the calendar month of April 2024, which was the month prior to the effective date of the Ellingson Employment Agreement.
(4)
As described above under “Compensation Discussion and Analysis — 2024 Compensation Decisions — 2024 Annual Bonus,” none of the NEOs received an annual bonus as neither the Revenue nor the Adjusted EBITDA minimum thresholds were met.

(5)
For Mr. Robins, the amounts disclosed in this column include $914,416 for security costs, $738,510 for air travel costs, $10,350 for our matching contribution made under our 401(k) plan, $15,925 for financial planning services, and $145,791 for tax reimbursements related to the aforementioned items, where applicable. The amount reported for Mr. Robins’ personal usage of the private aircraft represents the aggregate incremental cost to the Company, taking into account variable costs of the flight, such as fuel costs, trip-related repair and maintenance, crew costs, transportation expenses and airport fees. For Mr. Kalish, the amounts disclosed in this column include $882,147 for security costs, $10,350 for our matching contribution made under our 401(k) plan, $15,925 for financial planning services and $3,724 for tax reimbursements for transportation related costs. For Mr. Liberman, the amounts disclosed in this column include $5,384 for security costs, $10,350 for our matching contribution made under our 401(k) plan, $12,740 for financial planning services, and $9,540 for tax reimbursements for transportation related costs. For Mr. Dodge, the amounts disclosed in this column includes $10,350 for our matching contribution made under our 401(k) plan. For Mr. Ellingson, the amounts disclosed in this column include $10,350 for our matching contribution made under our 401(k) plan and $10,471 for financial planning services. For Mr. Park, the amounts disclosed in this column include $7,911 for our matching contribution made under our 401(k) plan, $15,925 for financial planning services, and $15,034 for tax reimbursements for transportation-related costs.

Fiscal 2024 Grants of Plan-Based Awards
			Estimated Future Payouts Under Non-Equity Incentive Plans(1)			Estimated Future Payouts Under Equity Incentive Plans(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
Name	Awards	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jason D. Robins	RSUs	2/12/2024	—	—	—	—	—	—	262,467	11,446,186
	PSUs	2/12/2024	—	—	—	21,872	87,489	174,978	—	3,815,395
	PSUs	2/12/2024	—	—	—	21,872	87,489	174,978	—	3,815,395
	Annual Incentive		487,500	975,000	1,950,000
Matthew Kalish	RSUs	2/12/2024	—	—	—	—	—	—	154,392	6,733,035
	PSUs	2/12/2024	—	—	—	12,866	51,464	102,928	—	2,244,345
	PSUs	2/12/2024	—	—	—	12,866	51,464	102,928	—	2,244,345
	Annual Incentive		265,500	531,250	1,062,500
Paul Liberman	RSUs	2/12/2024	—	—	—	—	—	—	154,392	6,733,035
	PSUs	2/12/2024	—	—	—	12,866	51,464	102,928	—	2,244,345
	PSUs	2/12/2024	—	—	—	12,866	51,464	102,928	—	2,244,345
	Annual Incentive		265,500	531,250	1,062,500
R. Stanton Dodge	RSUs	2/12/2024	—	—	—	—	—	—	87,489	3,815,395
	PSUs	2/12/2024	—	—	—	6,433	25,732	51,464	—	1,122,173
	PSUs	2/12/2024	—	—	—	6,433	25,732	51,464	—	1,122,173
	Annual Incentive		200,000	400,000	800,000
Alan Ellingson	RSUs	2/16/2024	—	—	—	—	—	—	11,868	528,957
	RSUs	5/1/2024	—	—	—	—	—	—	68,963	2,866,102
	PSUs	2/16/2024	—	—	—	495	1,978	3,956	—	88,159
	PSUs	2/16/2024	—	—	—	495	1,978	3,956	—	88,159
	PSUs	5/1/2024	—	—	—	5,747	22,987	45,974	—	955,340
	PSUs	5/1/2024	—	—	—	5,747	22,987	45,974	—	955,340
	Annual Incentive		175,536	351,071	702,142
Jason K. Park	RSUs	2/12/2024	—	—	—	—	—	—	83,372	3,635,853
	PSUs	2/12/2024	—	—	—	6,948	27,790	55,580	—	1,211,922
	PSUs	2/12/2024	—	—	—	6,948	27,790	55,580	—	1,211,922
	Annual Incentive		196,824	393,648	787,295

(1)
Represents the annual incentive opportunities granted for performance during 2024 under DraftKings’ 2024 bonus plan.

(2)
Represents the equity awards granted to each NEO in the form of PSUs pursuant to the 2024 annual equity refresh program, which, in the case of Mr. Ellingson, represents the (i) annual equity refresh award granted to Mr. Ellingson in February 2024 while he served the Company’s Senior Vice President, Finance and Analytics and (ii) the PSUs granted pursuant to his Promotion Grant. The 2024 PSUs will vest to the extent that the 2025 PSU Performance Metrics and the 2027 PSU Performance Metrics are achieved.

(3)
Represents the equity awards granted in the form of Time-Based RSUs, which, except for 10,293 Time-Based RSUs granted to Mr. Dodge, vest quarterly over a four-year period following March 1, 2024. For Mr. Dodge, 10,293 RSUs of the 87,489 Time-Based RSUs vest in equal monthly installments over the one year commencing on March 1, 2024. The number of Time-Based RSUs for Mr. Ellingson represents the (i) annual equity refresh award granted to Mr. Ellingson in February 2024 while he served the Company’s Senior Vice President, Finance and Analytics and (ii) the Time-Based RSUs granted pursuant to his Promotion Grant.

(4)
The aggregate grant date fair value of awards presented in this column is calculated in accordance with FASB ASC 718.

Fiscal 2024 Outstanding Equity Awards at Fiscal Year-End
The market value of unvested or unearned awards is calculated using a price of $37.20 per Class A Share, which was the closing price of a Class A Share on the NASDAQ on December 31, 2024 (the last trading day of 2024).
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(7)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Option (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Yet Vested (#)	Market Value of Shares or Units of Stock That Have Not Yet Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Yet Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares Units, or Other Rights That Have Not Yet Vested ($)
Jason D. Robins	280,190	—	—	3.29	4/18/2028	—	—	—	—
	6,512,289	—	—	3.29	5/3/2028	—	—	—	—
	696,850	—	—	4.70	6/4/2029	—	—	—	—
	200,053	—	—	0.63	3/24/2026	—	—	—	—
	374,710	—	—	3.82	5/3/2027	—	—	—	—
	—	—	—	—	—	747,687(1)	27,813,956	—	—
	—	—	—	—	—	—	—	921,212(2)	34,269,086
	—	—	—	—	—	—	—	400,000(4)	14,880,000
	—	—	—	—	—	—	—	131,234(5)	4,881,887
	—	—	—	—	—	—	—	2,763,636(3)	102,807,259
	—	—	—	—	—	—	—	400,000(4)	14,880,000
	—	—	—	—	—	—	—	131,234(5)	4,881,887
Matthew Kalish	242,101	—	—	3.29	4/18/2028	—	—	—	—
	1,133,561	—	—	3.29	5/3/2028	—	—	—	—
	684,038	—	—	4.70	6/4/2029	—	—	—	—
	157,826	—	—	3.82	5/3/2027	—	—	—	—
	—	—	—	—	—	470,833(1)	17,514,988	—	—
	—	—	—	—	—	—	—	921,212(2)	34,269,086
	—	—	—	—	—	—	—	235,294(4)	8,752,937
	—	—	—	—	—	—	—	77,196(5)	2,871,691
	—	—	—	—	—	—	—	2,763,636(3)	102,807,259
	—	—	—	—	—	—	—	235,294(4)	8,752,937
	—	—	—	—	—	—	—	77,196(5)	2,871,691
Paul Liberman	274,127(6)	—	—	3.29	4/18/2028	—	—	—	—
	1,511,843(6)	—	—	3.29	5/3/2028	—	—	—	—
	685,950(6)	—	—	4.70	6/4/2029	—	—	—	—
	261,160(6)	—	—	3.82	5/3/2027	—	—	—	—
	484,417(6)	—	—	0.63	3/24/2026	—	—	—	—
	—	—	—	—	—	470,833(1)	17,514,988	—	—
	—	—	—	—	—	—	—	921,212(2)	34,269,086
	—	—	—	—	—	—	—	235,294(4)	8,752,937
	—	—	—	—	—	—	—	77,196(5)	2,871,691
	—	—	—	—	—	—	—	2,763,636(3)	102,807,259
	—	—	—	—	—	—	—	235,294(4)	8,752,937
	—	—	—	—	—	—	—	77,196(5)	2,871,691

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(7)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Option (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Yet Vested (#)	Market Value of Shares or Units of Stock That Have Not Yet Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Yet Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares Units, or Other Rights That Have Not Yet Vested ($)
R. Stanton Dodge	1,649,400	—	—	2.95	11/2/2027	—	—	—	—
	90,634	—	—	3.29	4/18/2028	—	—	—	—
	201,578	—	—	3.29	5/3/2028	—	—	—	—
	265,220	—	—	4.70	6/4/2029	—	—	—	—
	—	—	—	—	—	237,778(1)	8,845,342	—	—
	—	—	—	—	—	—	—	242,424(2)	9,018,173
	—	—	—	—	—	—	—	117,646(4)	4,376,431
	—	—	—	—	—	—	—	38,598(5)	1,435,846
	—	—	—	—	—	—	—	727,272(3)	27,054,518
	—	—	—	—	—	—	—	117,646(4)	4,376,431
	—	—	—	—	—	—	—	38,598(5)	1,435,846
Alan Ellingson	—	—	—	—	—	97,494(1)	3,626,777	—	—
	—	—	—	—	—	—	—	381(8)	14,173
	—	—	—	—	—	—	—	303,030(2)	11,272,716
	—	—	—	—	—	—	—	11,414(4)	424,601
	—	—	—	—	—	—	—	37,448(5)	1,393,047
	—	—	—	—	—	—	—	303,030(3)	11,272,716
	—	—	—	—	—	—	—	11,414(4)	424,601
	—	—	—	—	—	—	—	37,448(5)	1,393,047
Jason K. Park	—	—	—	—	—	274,599(1)	10,215,083	—	—
	—	—	—	—	—	—	—	242,424(2)	9,018,173
	—	—	—	—	—	—	—	150,588(4)	5,601,874
	—	—	—	—	—	—	—	41,685(5)	1,550,682
	—	—	—	—	—	—	—	363,636(3)	13,527,259
	—	—	—	—	—	—	—	75,294(4)	2,800,937
	—	—	—	—	—	—	—	41,685(5)	1,550,682

(1)
Represents Time-Based RSUs, which were granted on the dates shown in the table below, and generally vest in equal quarterly installments over a four-year period from the date of grant.

Name	February 2021	February 2022	February 2023	February 2024	May 2024	Total
Jason D. Robins	5,849	191,084	337,500	213,254	—	747,687
Matthew Kalish	5,317	141,544	198,529	125,443	—	470,833
Paul Liberman	5,317	141,544	198,529	125,443	—	470,833
R. Stanton Dodge	2,446	70,772	99,264	65,296	—	237,778
Alan Ellingson	213	8,032	19,263	9,643	60,343	97,494
Jason K. Park	2,659	77,141	127,059	67,740	—	274,599

(2)
Represents the 2022 PSUs, which provided an opportunity for recipients to receive Class A Shares based on the achievement of the 2024 PSU Performance Metrics. The 2022 PSUs that were subject to 2024 PSU Performance Metrics could have paid out between 0% and 200% of the target number of Class A Shares underlying such portion of the 2022 PSUs. The Board determined in February 2025 that all the performance goals for the 2022 PSUs that were subject to 2024 PSU Performance Metrics were achieved at maximum level. As a result, the 2022 PSUs that were subject to 2024 PSU Performance Metrics vested in February 2025 and the amounts shown in this column reflect such portion of the 2022 PSUs at maximum level of performance.

(3)
Represents the 2022 PSUs, which provide an opportunity for recipients to receive Class A Shares based on the achievement of the 2026 PSU Performance Metrics. In the event that the 2026 PSU Performance Metrics are achieved in fiscal year 2026, NEOs can achieve anywhere between 25% and 200% of the target number of Class A Shares underlying such portion of the 2022 PSUs that are subject to 2026 PSU Performance Metrics. The amounts shown in this column reflect the 2022 PSUs that are subject to 2026 PSU Performance Metrics at maximum level of performance. The actual payout values will depend, among other things, on our actual performance through the end of the performance periods and our future stock price.

(4)
Represents the 2023 PSUs, which provided an opportunity for recipients to receive Class A Shares based on the achievement of the 2024 PSU Performance Metrics. The 2023 PSUs that were subject to 2024 PSU Performance Metrics could have paid out between 0% to 200% of the target number of Class A Shares underlying such portion of the 2023 PSUs. The Board determined in February 2025 that all the performance goals for the 2023 PSUs that were subject to 2024 PSU Performance Metrics were achieved at maximum level. As a result, the 2023 PSUs that were subject to 2024 PSU Performance Metrics vested in February 2025 and the amounts shown in this column reflect such portion of the 2023 PSUs at maximum level of performance. Another portion of the 2023 PSUs are also subject to 2026 PSU Performance Metrics, which represent continued Normalized Net Revenue growth from existing and new customers (driven by core initiatives around customer retention, an increase in our Sportsbook hold percentage, and improved promotional reinvestment) and Normalized Adjusted EBITDA margin expansion (driven by core initiatives around gross margin percentage improvement, increased advertising efficiency, and efficient management of corporate fixed costs). The amounts shown in this column reflect the 2023 PSUs that are subject to 2026 PSU Performance Metrics at maximum level of performance. The actual payout values will depend, among other things, on our actual performance through the end of the performance periods and our future stock price.

(5)
Represents the 2024 PSUs, which provide an opportunity for recipients to receive Class A Shares based on the achievement of the 2025 PSU Performance Metrics. In the event that the 2025 PSU Performance Metrics are achieved in fiscal year 2025, eligible employees can achieve anywhere between 25% and 200% of the target number of Class A Shares underlying such portion of the 2024 PSUs that are subject to 2025 PSU Performance Metrics. Another portion of the 2024 PSUs are also subject to 2027 PSU Performance Metrics, which are equally aggressive and represent continued Normalized Net Revenue growth from existing and new customers (driven by core initiatives around customer retention, an increase in our Sportsbook hold percentage, and improved promotional reinvestment) and Normalized Adjusted EBITDA margin expansion (driven by core initiatives around gross margin percentage improvement, increased advertising efficiency, and efficient management of corporate fixed costs). The amounts shown in this column reflect the 2024 PSUs that are subject to the 2025 PSU Performance Metrics and 2027 PSU Performance Metrics, in each case, at an expected level of performance of 150%. The actual payout values will depend, among other things, on our actual performance through the end of the performance periods and our future stock price.

(6)
Indicates options held by the Paul Liberman 2015 Revocable Trust and/or the Paul Liberman 2020 Irrevocable Trust, for which Mr. Liberman has sole investment and voting power.

(7)
Represents time-based stock options. While the options expire 10 years from the date of the grant, generally, these options vest in installments over a four-year period from the date of grant.

(8)
Represents PSUs granted to Mr. Ellingson prior to his service as CFO pursuant to an LTIP awarded to certain employees in August 2021 which provided an opportunity for recipients to receive Class A Shares based on the achievement of Revenue targets by the Company. Such PSUs are paid out at 100% in the fiscal year that the Revenue target is met. The Company certified the achievement of the performance conditions underlying such PSUs in February 2025.

Fiscal 2024 Option Exercises and Stock Vested
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jason D. Robins	400,000	12,226,000	442,033	17,534,952
Matthew Kalish	21,302	811,819	287,688	11,403,826
Paul Liberman	353,764	12,662,982	287,613	11,400,543
R. Stanton Dodge	585,361	23,106,627	165,958	6,614,919
Alan Ellingson	—	—	29,255	1,125,043
Jason K. Park	—	—	173,134	6,886,525
Potential Payments Upon Termination or Change in Control
The severance benefits for our NEOs are provided under individual employment agreements and, in certain cases, equity award agreements. Upon any termination of employment, each NEO will be entitled to receive, within 30 days following termination, any accrued and vested payments and benefits that have not yet been paid, including unpaid base salary earned, accrued but unused vacation, and reimbursement for any unreimbursed business expenses (collectively, the “Accrued Benefits”). Depending on the type of termination, each NEO may be entitled to receive severance payments in addition to the Accrued Benefits.
The narrative disclosure below describes the severance or change-in-control benefits that each NEO would be entitled to receive in addition to the Accrued Benefits (in the case of a termination of employment), and these severance benefits are quantified in the “Potential Payments Upon Termination or Change in Control” table below. Unless otherwise indicated, the narrative disclosure and the amounts estimated in the table assume that the relevant triggering event (a termination of employment or change in control, as applicable) occurred on December 31, 2024 and are based on the terms of the applicable employment agreements and equity award agreements that were in effect on that date. The terms “cause,” “good reason,” “disability,” and “change in control” in this section have the meanings provided in the applicable employment agreement or equity award agreement.
Termination for Death or Disability
Upon a termination due to death or disability, the outstanding equity awards held by each of the NEOs will vest as follows, subject to the NEO’s compliance with certain restrictive covenants, including non-solicitation and non-competition covenants that extend for 12 months following termination of employment (such covenants, the “Restrictive Covenant Conditions”), and execution of a release of claims within 60 days following termination (such condition, the “Release Condition”):
•
equity awards solely subject to time-based vesting will vest in full;

•
equity awards, other than the LTIP awards, that are solely subject to performance-based vesting will vest based on actual performance against the applicable performance goals; and

•
the LTIP equity awards will remain eligible to vest based on actual performance through the earlier of (i) two years following termination and (ii) the original expiration date of the award (which we refer to as the “Performance Vesting End Date”). If the Performance Vesting End Date for an award falls in the middle of a vesting period, then the award will vest pro-rata based on the number of days between the first day of the vesting period and the Performance Vesting End Date.

Termination for Cause or Without Good Reason
Upon a termination by the Company for cause or a resignation by the NEO without good reason, the NEOs will not be entitled to receive severance benefits other than the Accrued Benefits.
Termination Without Cause or for Good Reason Absent a Change in Control
Upon a termination by the Company without cause or a resignation by the NEO for good reason, in each case that is not within 18 months after, or three months before, a change in control, each of the NEOs will receive, subject to the Restrictive Covenant Conditions and the Release Condition:
•
an amount equal to two times base salary (for Messrs. Robins, Kalish, and Liberman) or one times base salary (for Messrs. Dodge, Ellingson and Park), payable in a lump sum on the first regular payroll date that is 60 days after termination;

•
a pro-rata annual bonus to the extent earned based on actual performance, payable in a lump sum at the same time bonuses are paid to active employees;

•
continued benefits for a period of 24 months (for Messrs. Robins, Kalish, and Liberman) or 12 months (for Messrs. Dodge, Ellingson and Park) or until the NEO obtains employment that offers health benefits;

•
pro-rata vesting of equity awards solely subject to time-based vesting based on the number of days the NEO was employed during the vesting period; and

•
pro-rata vesting of equity-based awards subject to performance-based vesting based on actual performance and pro-rated based on the number of days the NEO was employed during the vesting period.

Termination Without Cause or for Good Reason in Connection with a Change in Control
Upon a termination by the Company without cause or a resignation by the NEO for good reason within 18 months after, or three months before, a change in control, each of the NEOs will receive, subject to the Restrictive Covenant Conditions and the Release Condition:
•
an amount equal to two times the sum of base salary and target annual bonus opportunity (for Messrs. Robins, Kalish, and Liberman) or one and a half times the sum of base salary and target annual bonus opportunity (for Messrs. Dodge, Ellingson and Park), payable in a lump sum on the first regular payroll date that is 60 days after termination;

•
continued benefits for a period of 24 months (for Messrs. Robins, Kalish, and Liberman) or 18 months (for Messrs. Dodge, Ellingson and Park) or until the NEO obtains employment that offers health benefits; and

•
vesting of equity awards on the later of (i) such termination or (ii) the change in control, with performance-based vesting conditions for performance periods that are not completed as of the date of termination deemed satisfied at target.

Change in Control
Upon a change in control without a qualifying termination of employment as discussed above, the NEOs will not be entitled to receive any payments or equity vesting.
Estimate of Potential Payments Upon Termination or Change in Control
The amounts estimated in the table below assume that the relevant triggering event (a termination of employment or change in control, as applicable) occurred on December 31, 2024 and are based on the terms of the applicable employment agreements and equity award agreements that were in effect on that date. The table assumes that any equity awards that vest in connection with the applicable triggering event that are subject to performance conditions are earned at the target level of performance within the applicable period except as may be noted otherwise, and values equity awards based on the closing price of a Class A Share on December 31, 2024 (the last trading day of 2024) of $37.20.
Name	Type of Payment(1)	Termination for Death or Disability ($)(2)	Termination Without Cause or for Good Reason Absent a Change in Control ($)(2)	Termination for Cause or Without Good Reason ($)	Termination Without Cause or for Good Reason in Connection with a Change in Control ($)(2)
Jason D. Robins	Cash Severance	—	1,300,000	—	2,275,000
	Stock Incentives	142,315,854	79,235,201	—	142,315,854
	Other Benefits	—	59,658	—	59,658
	Total	142,315,854	80,594,859	—	144,650,512
Matthew Kalish	Cash Severance	—	850,000	—	1,381,250
	Stock Incentives	120,146,030	70,698,222	—	120,146,030
	Other Benefits	—	59,658	—	59,658
	Total	120,146,030	71,607,880	—	121,586,938
Paul Liberman	Cash Severance	—	850,000	—	1,381,250
	Stock Incentives	120,146,030	70,698,222	—	120,146,030
	Other Benefits	—	59,658	—	59,658
	Total	120,146,030	71,607,880	—	121,586,938
R. Stanton Dodge	Cash Severance	—	500,000	—	1,150,000
	Stock Incentives	39,869,881	22,027,311	—	39,869,881
	Other Benefits	—	28,581	—	42,871
	Total	39,869,881	22,555,892	—	41,062,752
Alan Ellingson	Cash Severance	—	400,000	—	1,000,000
	Stock Incentives	23,044,321	14,651,871	—	23,044,321
	Other Benefits	—	30,329	—	45,493
	Total	23,044,321	15,082,199	—	24,089,814
Jason K. Park	Cash Severance	—	350,000	—	875,000
	Stock Incentives	35,066,803	23,133,532	—	35,066,803
	Other Benefits	—	30,329	—	45,493
	Total	35,066,803	23,513,861	—	35,987,296

(1)
The “Other Benefits” rows reflect the cost of continued coverage under the Consolidated Omnibus Budget Reconciliation Act based on the following annual rates: for Messrs. Robins, Kalish and Liberman, $29,829, and for Messrs. Park and Ellingson, $30,329.

(2)
The amounts in these columns reflect performance-based equity awards at target level of performance.

PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, the following disclosure (the “Pay Versus Performance Disclosure”) describes the relationship between executive compensation and the Company’s performance with respect to select financial measures. For a complete description regarding the Company’s compensation program, please see “Compensation Discussion and Analysis.”
	Summary Compensation Table Total (in millions)		Compensation “Actually Paid” Total (in millions)(2)		Value of Initial Fixed $100 Investment Based on Total Shareholder Return (“TSR”)
Year	PEO(1)	Average of Non-PEO NEOs(1)	PEO	Average of Non-PEO NEOs	DKNG	CDI(3)	Net Income (Loss) (in billions)	Revenue (in billions)(4)
2024	$20.9	$8.5	$33.9	$14.7	$348	$186	$(0.5)	$4.8
2023	$20.8	$8.9	$168.2	$98.1	$329	$144	$(0.8)	$3.7
2022	$47.5	$27.8	$(28.4)	$(12.7)	$106	$105	$(1.4)	$2.2
2021	$14.0	$8.9	$(67.4)	$(37.2)	$257	$166	$(1.5)	$1.3
2020	$236.8	$126.6	$584.7	$226.7	$435	$133	$(1.2)	$0.6

(1)
The NEOs for 2020-2023 presented above comprised Jason Robins, who is the Company’s Principal Executive Officer (the “PEO”), and Matthew Kalish, Paul Liberman, R. Stanton Dodge and Jason K. Park (collectively for such years, the “non-PEO NEOs”). The NEOs for 2024 comprised the PEO and Matthew Kalish, Paul Liberman, R. Stanton Dodge, Alan Ellingson and Jason K. Park (collectively for 2024, the “non-PEO NEOs”).

(2)
SEC rules require that certain adjustments be made to the totals set forth in the Summary Compensation Table included in this Proxy Statement (the “Summary Compensation Table”) in order to determine “compensation actually paid” for purposes of this Pay Versus Performance Disclosure. “Compensation actually paid” does not represent cash and/or equity value transferred to the applicable NEO, but rather is a value calculated under applicable SEC rules for purposes of this Pay Versus Performance Disclosure. In general, “compensation actually paid” is calculated as total compensation set forth in the Summary Compensation Table, as adjusted to include the fair market value of equity awards as of December 31 of the applicable year or, if earlier, the vesting date (rather than the grant date). None of the NEOs received any awards that failed to meet the applicable vesting conditions during 2024, received any dividends or participated in a defined benefit plan and there have been no amendments to the exercise price of options, so the following table does not include an adjustment for such items. The Company has not adjusted or amended the exercise price of options exercisable for Class A Shares held by the NEOs during 2024. The below table reflects the required adjustments to reconcile total compensation as set forth in the Summary Compensation Table to “Compensation actually paid” for purposes of the Pay Versus Performance Disclosure (in millions unless otherwise noted).

	Add Year-End Change in:
Year	NEO(s)	Summary Compensation Table Total	Subtract Stock Awards(a)	Granted Award Fair Value(b)	Value of Prior Awards(c)	Change in Value of Awards granted and vested in Year(d)	Change in Value of Awards granted and vested in Year(e)	Compensation Actually Paid
2024	PEO	$20.9	$(19.1)	$9.8	$17.7	$3.4	$1.2	$33.9
	Average of Non- PEO NEOs	$8.5	$(8.0)	$4.9	$7.4	$1.4	$0.5	$14.7
2023	PEO	$20.8	$(16.1)	$80.9	$40.9	$4.0	$37.7	$168.2
	Average of Non- PEO NEOs	$8.9	$(7.6)	$50.4	$19.2	$1.9	$25.3	$98.1
2022	PEO	$47.5	$(43.7)	$26.6	$(37.9)	$1.5	$(22.4)	$(28.4)
	Average of Non- PEO NEOs	$27.8	$(26.7)	$16.5	$(23.4)	$0.9	$(7.8)	$(12.7)

	Add Year-End Change in:
Year	NEO(s)	Summary Compensation Table Total	Subtract Stock Awards(a)	Granted Award Fair Value(b)	Value of Prior Awards(c)	Change in Value of Awards granted and vested in Year(d)	Change in Value of Awards granted and vested in Year(e)	Compensation Actually Paid
2021	PEO	$14.0	$(11.3)	$4.7	$(80.2)	$0.8	$4.6	$(67.4)
	Average of Non- PEO NEOs	$8.9	$(7.7)	$3.2	$(45.2)	$0.6	$3.1	$(37.2)
2020	PEO	$236.8	$(231.2)	$173.1	$38.5	$231.0	$136.4	$584.7
	Average of Non- PEO NEOs	$126.6	$(123.9)	$104.6	$22.0	$61.6	$35.8	$226.7

(a)
Deduction for the amounts reported in the “Stock Awards” column of the Summary Compensation Table.

(b)
Increase in fair value, calculated in accordance with FASB ASC 718, as of the end of the reported fiscal year of equity awards granted in the reported fiscal year that were outstanding and unvested as of the end of the reported fiscal year.

(c)
Change in fair value, calculated in accordance with FASB ASC 718, as of the end of the reported fiscal year from the end of the prior fiscal year, of equity awards granted in prior years that are outstanding and unvested as of the end of the reported fiscal year.

(d)
Change in fair value, calculated in accordance with FASB ASC 718, as of the vesting date for awards that are granted and vest in the same reported fiscal year.

(e)
Change in fair value, calculated in accordance with FASB ASC 718, from the end of the prior fiscal year to the vesting date for awards granted in prior years that vest in the reported year.

(3)
The S&P 500 Consumer Discretionary Index (“CDI”) is a comprehensive index of companies included in the S&P 500 that are classified as members of the consumer discretionary sector, which is used by the Company for purposes of compliance with Item 201(e) of Regulation S-K.

(4)
For 2024 compensation decisions, the Company focused on achievement of Revenue growth, as well as other metrics such as Adjusted EBITDA, through highly effective customer acquisition, retention, engagement, and monetization, enabled by innovative product offerings and technology enhancements across the Company’s product offerings.

Relationships Between Executive Compensation Actually Paid and Select Financial Performance Measures
The charts below are based on the information provided in the above table to illustrate the relationships between the Company’s compensation actually paid to the PEO and the average compensation actually paid to the Company’s non-PEO NEOs, with (i) the Company’s cumulative TSR, (ii) the Company’s net income (loss) and (iii) the Company’s Revenue, which the Company has selected as the most important financial performance measure used by the Company to link compensation actually paid to its NEOs for the most recently completed fiscal year and its performance.

Unranked Tabular List of the Company’s Most Important Financial Performance Measures
The following is an unranked list of the most important financial performance measures used by the Company to link compensation actually paid to the NEOs, for the year ended December 31, 2024, to Company performance:
Financial Performance Measures
Revenue
Adjusted EBITDA

CEO PAY RATIO
The following table shows the ratio of our CEO’s 2024 annual total compensation to the median 2024 annual total compensation of our other employees.
CEO 2024 Annual Total Compensation	Median Employee 2024 Annual Compensation	2024 Ratio of CEO Pay to Median Employee Pay
$20,901,969	$89,973	232:1
The pay ratio rules allow issuers to use the same median employee for comparison purposes for up to three years. We determined that there has been no material change to our employee population or compensation arrangements that would result in a significant change to our pay ratio. However, due to a change in the individual circumstances of the median employee selected as of December 31, 2023, who was a full-time employee located in the United States, we substituted a median employee whose pay was substantially similar to the median employee selected for 2023, in accordance with SEC rules. Additionally, in accordance with SEC rules, the 347 employees of Jackpocket Inc. that became our employees as a result of the closing of the Company’s acquisition of Jackpocket Inc. on May 22, 2024 have been omitted for purposes of calculating the median employee for fiscal year 2024.
We calculated the annual total compensation of our median employee in the same way we calculate our NEOs’ annual total compensation in the Summary Compensation Table. In 2024, our median employee earned $62,067 in salary and $27,906 in other compensation elements, for annual total compensation of $89,973.
The pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes our equity compensation plan information as of December 31, 2024:
Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options and RSUs (in millions) (a)	Weighted-average Exercise Price of Outstanding Options (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (in millions) (c)
Equity Compensation Plans Approved by Security Holders	34.2(1)	$42.42(2)	112.2(3)(4)
Equity Compensation Plans Not Approved by Security Holders	18.2(5)	$3.45(6)	10.4(7)
	52.4	$8.31	122.6(8)

(1)
Represents Class A Shares underlying RSUs and options granted under the 2020 Incentive Award Plan (the “2020 Plan”).

(2)
Represents the weighted-average exercise price of options outstanding under the 2020 Plan.

(3)
Consists of 33.9 million Class A Shares remaining available for future issuance under the 2020 Plan, 72.5 million Class B Shares remaining available for future issuance under the 2020 Plan and 5.8 million Class A Shares remaining available for future issuance under the ESPP.

(4)
The number of Class A Shares available under the 2020 Plan is subject to an annual increase on the first trading day of each calendar year, beginning with calendar year 2021, by a number of Class A Shares equal to five percent of the total outstanding Class A Shares on the last day of the prior calendar year (subject to a maximum annual increase of 33 million Class A Shares), unless otherwise determined by the Board prior to January 1 of a given year to provide for no such increase in the share reserve for such year or that the increase in the share reserve for such year will be a lesser number of Class A Shares. The number of Class A Shares available under the ESPP is subject to an annual increase on the first day of each calendar year, beginning with calendar year 2022, by a number of Class A Shares equal to one percent of the total outstanding Class A Shares on the last day of the prior calendar year (subject to a maximum annual increase of 6.6 million Class A Shares), unless otherwise determined by the Board prior to January 1 of a given year to provide for no such increase in the share reserve for such year or that the increase in the share reserve for such year will be a lesser number of Class A Shares.

(5)
Represents 15.3 million Class A Shares underlying options granted under the 2017 Equity Incentive Plan (the “2017 Plan”), 2.5 million Class A Shares underlying restricted stock awards and options granted under the 2012 Stock Option & Restricted Stock Incentive Plan (the “2012 Plan”) and 0.1 million Class A Shares underlying options granted under the SBTech (Global) Limited 2011 Global Share Option Plan (the “Option Plan”).

(6)
Represents the weighted-average exercise price of options outstanding under the 2017 Plan, 2012 Plan and Option Plan.

(7)
Consists of 10.4 million Class A Shares remaining available for future issuance under the 2017 Plan. There are no securities remaining available for future issuance under the 2012 Plan and the Option Plan as these plans have expired pursuant to their terms.

(8)
In connection with our acquisition of Jackpocket Inc. in May 2024, we assumed the Jackpocket Inc. 2013 Equity Incentive Plan (the “2013 Plan”). As of December 31, 2024, the number of options outstanding to purchase Class A Shares under the 2013 Plan was 0.3 million. No additional options to purchase Class A Shares may be granted under the 2013 Plan.

2017 Plan
In 2017, DK DE’s board of directors approved the 2017 Plan, which the Company assumed in April 2020 in connection with the Business Combination, pursuant to which the Company may grant incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, RSU awards, other stock awards, or any combination of the foregoing to employees, directors, and consultants of the Company or its affiliates. The 2017 Plan is not qualified under Section 401(a) of the Internal Revenue Code and is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Subject to the provisions of the 2017 Plan and applicable law, the Board has the authority to designate the participants under the 2017 Plan, to determine the terms and conditions of awards granted under the 2017 Plan, to administer the 2017 Plan, to interpret the 2017 Plan and the underlying award agreements, and to make all determinations with respect to awards granted under the 2017 Plan.
Shares Issuable Under the 2017 Plan
The number of shares remaining available for future issuance under the 2017 Plan is reflected in the table above. Class A Shares underlying awards that expire or are settled in cash will not reduce the number of Class A Shares available for issuance under the 2017 Plan. Class A Shares underlying awards that are forfeited or reacquired by the Company in satisfaction of tax withholding obligations on an award or as consideration for the exercise or purchase price of an award will be available to be issued for new awards under the 2017 Plan. If there is any change in our corporate capitalization, the Board will appropriately and proportionately adjust the maximum number of Class A Shares subject to the 2017 Plan. The 2017 Plan has a term of 10 years from September 28, 2017, and no further awards may be granted under the 2017 Plan after that date.
Description of Awards Available Under the 2017 Plan
Stock Options.   Stock options may be granted as an incentive stock option (within the meaning of Section 422 of the Internal Revenue Code) or a nonstatutory stock option that is not intended to be an incentive stock option. A stock option entitles the participant to purchase Class A Shares at a fixed exercise price, which generally will not be less than 100% of the fair market value of our Class A Shares on the date the stock option is granted. No stock option can be exercised more than ten years after the date of grant (or five years in the case of incentive stock options granted to certain persons).
Stock Appreciation Rights.   Stock appreciation rights (“SARs”) entitle the participant to receive from the Company the appreciation on Class A Shares underlying the SAR. The exercise price generally will not be less than 100% of the fair market value of our Class A Shares on the date the SAR is granted.
Restricted Stock Awards.   Shares of restricted stock are Class A Shares that are subject to terms and conditions, including vesting conditions, as the Board deems appropriate. Restricted stock may be awarded to participants in consideration for (i) cash or cash equivalents, (ii) past services to the Company or an affiliate, or (iii) other consideration (including future services). Any dividends paid on restricted stock may be subject to the same vesting and forfeiture restrictions that apply to the restricted stock.
Restricted Stock Unit Awards.   RSUs are rights to receive Class A Shares, subject to terms and conditions, including vesting conditions, as the Board deems appropriate. Participants may earn dividend equivalents on the Class A Shares underlying an RSU award, and such dividend equivalents may be converted into additional Class A Shares covered by the RSU award. After vesting, an RSU award may be settled by delivery of Class A Shares, its cash equivalent, any combination of Class A Shares or cash, or in any other form of consideration the Board deems appropriate and is included in the applicable award agreement.
Other Stock Awards.   The Board may grant other awards valued by reference to or otherwise based on Class A Shares, either alone or in addition to the awards described above. These awards will be granted to individuals, in such amounts, and on such terms and conditions as determined by the Board.
Corporate Transactions
In the event of certain corporate transactions, the Board may take certain actions listed in the 2017 Plan, including (i) arranging for the surviving or acquiring corporation to assume or substitute the awards granted under the 2017 Plan, (ii) accelerating the vesting of awards, (iii) suspending the exercise of awards, and (iv) canceling the awards. Further, an award may be subject to additional acceleration of vesting and exercisability upon or after a change in control. In the event of a dissolution or liquidation of the Company, all outstanding awards (other than those that have vested and are not subject to a forfeiture condition) will terminate immediately prior to the dissolution or liquidation, and shares subject to a forfeiture condition may be reacquired by the Company. However, the Board may, in its discretion, cause some or all outstanding awards to become fully vested, exercisable, and/or no longer subject to forfeiture.
Termination and Amendment of the 2017 Plan
The Board may suspend or terminate the 2017 Plan at any time. The suspension or termination of the 2017 Plan will not impair rights or obligations under any award granted while the 2017 Plan was in effect, except with the written or electronic consent of the affected participant or as otherwise permitted in the 2017 Plan.
The Board may amend the 2017 Plan in any respect the Board deems necessary or advisable and may submit any amendment to the 2017 Plan for shareholder approval. Shareholder approval is required for any amendment to the 2017 Plan that requires shareholder approval under the rules of any securities exchange on which the Class A Shares are traded. The Board may also amend the terms of any one or more awards. However, the Board generally cannot amend the 2017 Plan or an award without the written or electronic consent of the affected participants if such amendment would materially impair the rights of the participants, unless the reason for the amendment is to comply with applicable laws.
2012 Plan
In 2012, DK DE’s board of directors approved the 2012 Plan, which the Company assumed in April 2020 in connection with the Business Combination, pursuant to which the Company may grant incentive and nonstatutory stock options, shares of restricted stock, stock issuances, and other equity interests or awards to employees, officers, directors, consultants, and advisors of the Company. The 2012 Plan is not qualified under Section 401(a) of the Internal Revenue Code and is not intended to be subject to ERISA. Subject to the provisions of the 2012 Plan and applicable law, the Board has the authority to designate the participants under the 2012 Plan, to determine the terms and conditions of awards granted under the 2012 Plan, to administer the 2012 Plan, to interpret the 2012 Plan and the underlying award agreements and to make all determinations with respect to awards granted under the 2012 Plan.
Shares Issuable Under the 2012 Plan
As of the date of this Proxy Statement, there are no shares of common stock available for issuance pursuant to the 2012 Plan, as the 2012 Plan expired pursuant to its terms on March 13, 2022. Substitute awards granted to employees of another corporation in connection with a business combination do not count against the share limitation. Class A Shares underlying awards that expire, lapse, or are terminated, surrendered, or forfeited were to be issued for new awards under the 2012 Plan. The 2012 Plan had a term of 10 years from March 13, 2012 and expired on March 13, 2022, and no further awards may be granted under the 2012 Plan. Over the ten-year term of the 2012 Plan, no participant was able to be granted awards to purchase more than an aggregate of fifty percent of the shares available under the 2012 Plan.
Description of Awards Available Under the 2012 Plan
Stock Options.   Stock options were able to be granted as an incentive stock option (within the meaning of Section 422 of the Internal Revenue Code) or a nonstatutory stock option that is not intended to be an incentive stock option. All stock options granted under the 2012 Plan were nonstatutory stock options unless specifically granted as an incentive stock option. A stock option entitles the participant to purchase Class A Shares at a fixed exercise price, generally not less than 100% of the fair market value of Class A Shares on the date the stock option is granted. The provisions relating to the vesting and exercisability of stock options were determined by the Board. A participant may exercise a stock option only by delivery to the Company or a designated representative of an electronic or written exercise notice, together with payment in full of the exercise price. No stock option can be exercised more than ten years after the date of grant (or five years in the case of incentive stock options granted to certain persons).

Restricted Stock.   Restricted stock are Class A Shares that are subject to a restriction period and such other terms and conditions as determined by the Board. Restricted stock was able to be awarded to participants subject to the participant’s delivery to the Company of a check in an amount at least equal to the par value of the shares purchased.
Other Stock-Based Awards.   The Board was able to grant other awards based on Class A Shares, including the grant of Class A Shares based on certain conditions, the grant of securities convertible into Class A Shares, and the grant of stock appreciation rights, bonus stock, phantom stock awards, or stock units. The terms and conditions for these awards were determined by the Board.
Acquisition of the Company
In the event of an acquisition of the Company, unless otherwise provided in the applicable award or as noted below, the Board or the board of directors of the surviving or acquiring entity will make appropriate provision for either the continuation of outstanding awards by the Company or the assumption of such awards by the surviving or acquiring entity. In addition or instead of the foregoing, the Board may provide that one or more outstanding stock options, in whole or in part, (i) must be exercised within a specified number of days, at which time the stock option will terminate or (ii) will be terminated in exchange for a cash payment equal to the fair market value of the shares subject to the stock option over the exercise price.
Termination and Amendment of the 2012 Plan
The Board may amend, modify, or terminate any outstanding award. However, the Board generally is not able to amend an award without the participant’s consent if such amendment would materially and adversely affect the participant.
Option Plan
In 2011, the Option Plan was adopted by SBTech (Global) Limited (“SBTech Global”), and the Company assumed the Option Plan in April 2020 in connection with the Business Combination. On July 20, 2021, the Option Plan expired in accordance with its terms. Pursuant to the Option Plan, the Company was able to grant options to employees, directors, consultants and service providers. The Option Plan was not qualified under Section 401(a) of the Internal Revenue Code and was not intended to be subject to ERISA.
Shares Issuable Under the Option Plan
As of the date of this Proxy Statement, there are no Class A Shares available for issuance pursuant to the Option Plan, as the Option Plan expired pursuant to its terms on July 20, 2021. The Option Plan had a term of 10 years from July 20, 2011, and no further options were able to be granted under the Option Plan after that date.
Description of Options Available Under the Option Plan
A stock option entitles the participant to purchase Class A Shares at a fixed purchase price. Each option agreement states the number of shares subject to the option, the type of option, the vesting dates, the purchase price per share, the expiration date of the option, and such other terms and conditions as determined by the Board.
Corporate Transactions and Changes to Capitalization
In the event of certain corporate transactions, the Board may assume or substitute outstanding options as follows: (i) substitute the shares underlying the outstanding options for shares or other securities of the successor company (or a parent or subsidiary of the successor company) and (ii) adjust the purchase price of the outstanding options. If outstanding options are not assumed or substituted as described above, all vested and unvested options will terminate immediately prior to the consummation of the transaction, unless determined otherwise by the Board.

Upon certain events that change our corporate capitalization, the Board will appropriately adjust the number, class, and kind of shares subject to options and the purchase price of options.
Termination and Amendment of the Option Plan
The Board may at any time amend, suspend, or modify the terms of an option. However, the Board cannot take such action with respect to an option without a written agreement signed by the affected participant and the Company if such action would materially impair the rights of the participant. Shareholder approval is required for any amendment that requires shareholder approval under the terms of the Option Plan or applicable law, including for amendments to options that (i) reduce the purchase price of options, (ii) cancel and replace any outstanding option where the fair market value is less than its purchase price, or (iii) are considered “repricing” for purposes of the shareholder approval rules under the rules of any securities exchange on which the shares are listed. The termination of the Option Plan did not affect the Board’s ability to exercise its powers with respect to options granted prior to the date of termination.

DIRECTOR COMPENSATION
Director Compensation Table
The following table provides information concerning the compensation of each non-employee director who served on DraftKings’ Board of Directors in 2024. DraftKings employees who also served as directors did not receive compensation for their service on the Board of Directors.
Name	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Woodrow Levin	300,167	36,500	336,667
Jocelyn Moore	317,816	—	317,816
Ryan Moore	322,834	36,500	359,334
Valerie Mosley	310,245	15,925	326,170
Steven Murray	332,915	—	332,915
Marni Walden	325,385	12,740	338,125
Harry Sloan	305,228	—	305,228

(1)
The amounts disclosed in this column are computed in accordance with FASB ASC Topic 718 using the valuation methodology for equity awards set forth in Note 11 — Stock-Based Compensation to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024. The aggregate number of unvested RSUs held as of December 31, 2024 by each individual that served as a non-employee director during the fiscal year ended December 31, 2024 was 6,969.

(2)
For each of Messrs. Levin and Moore, this includes $36,500 for costs related to Company-sponsored events during the year. For Ms. Mosley, this includes $15,925 for financial planning services. For Ms. Walden, this includes $12,740 for financial planning services.

Director Compensation Program
Our Board of Directors compensation program is designed to provide competitive compensation necessary to attract and retain high-quality non-employee directors and to encourage ownership of DraftKings stock to further align their interests with those of our shareholders. In 2024, our program provided the following compensation for non-employee directors:
•
An annual retainer of $45,000;

•
An annual retainer of $20,000 for the chair of the audit committee; $17,500 for the chair of the compensation committee; and $10,000 for the chair of each of the nominating and corporate governance committee, the compliance and risk committee and the transaction committee;

•
An annual retainer of $10,000 for members of the audit committee; $7,500 for members of the compensation committee; $5,000 for members of the nominating and corporate governance committee and the compliance and risk committee; and $10,000 for members of the transaction committee; and

•
An equity retainer with a value of $250,000 (based on the fair market value of a Class A Share on the grant date) payable in the form of RSUs, granted upon initial election to the Board and then each year at the annual shareholders meeting that vests at the sooner of the following annual shareholders meeting or the one-year anniversary of the grant.

All retainers will be payable quarterly in arrears. The retainers are being delivered in equity until DraftKings is profitable.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Stockholders Agreement
In connection with the Business Combination, the Company, the DEAC Stockholder Group, the DK Stockholder Group and the SBT Stockholder Group entered into the Stockholders Agreement, dated April 23, 2020 (the “Stockholders Agreement”), by and among the Company, the DK Stockholder Group, the SBT Stockholder Group and the DEAC Stockholder Group (as such terms are defined in the Stockholders Agreement).
Lock-up Periods
The lock-up periods under the Stockholders Agreement have expired; however, certain shareholders may be restricted by additional lock-up periods in connection with subsequent transactions by the Company. All shareholders will remain subject to the restriction to transfer in accordance with the Securities Act of 1933, as amended, and other applicable federal or state securities laws.
Registration Rights
The Stockholders Agreement provides that, within 30 days of the Closing (as defined in the Stockholders Agreement), DraftKings will file a shelf registration statement on Form S-1 with respect to resales of all Registrable Securities (as defined in the Stockholders Agreement) held by members of the Stockholder Parties (as defined in the Stockholders Agreement) and will use its commercially reasonable efforts to cause such shelf registration statement to be declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) 60 days (or 120 days if the SEC notifies DraftKings that it will “review” such shelf registration statement) after the Closing and (ii) the tenth business day after the date DraftKings is notified by the SEC that such shelf registration statement will not be “reviewed” or will not be subject to further review. DraftKings filed such shelf registration on May 6, 2020 and it was declared effective on May 13, 2020.
In the period following the expiration of the lock-up periods, if any member of the Stockholder Parties delivers notice to DraftKings stating that it intends to effect an underwritten public offering of all or part of its Registrable Securities included on a shelf registration statement and reasonably expects aggregate gross proceeds of not less than $75,000,000, DraftKings will enter into a customary underwriting agreement and will take all such other reasonable actions as are requested by the managing underwriter or underwriters in order to expedite or facilitate the disposition of such Registrable Securities; provided, that DraftKings will have no obligation to facilitate or participate in more than two underwritten offerings for each of the DK Stockholder Group, the SBT Stockholder Group and the DEAC Stockholder Group and no more than six underwritten offerings in the aggregate.
Whenever DraftKings proposes to publicly sell or register for sale any of its securities in an underwritten offering pursuant to a registration statement other than on Form S-8 or on Form S-4, DraftKings will give notice to the Stockholder Parties and will include all Registrable Shares (as defined in the Stockholders Agreement) that any member of the Stockholder Parties requests for inclusion within five days of receiving notice from DraftKings, subject to any cut-back deemed necessary by an underwriter.
As long as any member of the Stockholder Parties owns Registrable Securities, DraftKings will, at all times while it remains a reporting company under the Exchange Act, file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by DraftKings after the Closing pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the members of the Stockholder Parties with true and complete copies of all such filings.
Unsuitable Persons
Each member of the Stockholder Parties acknowledged and agreed to the application of the provisions concerning unsuitability contained in our Articles of Incorporation, which is applicable to all holders of common stock or other equity securities of DraftKings.

DKFS
On August 27, 2019, DraftKings and other investors, including Accomplice Fund II, L.P. (which was, until December 9, 2023, an affiliate of Ryan Moore, a member of our Board of Directors), as well as Jason Robins and Jason K. Park, acquired equity interests of DKFS, LLC, a newly created joint venture (“DKFS”), which among other things, invests in early stage companies in the sports entertainment industry. Jason Robins and Jason K. Park are managers of DKFS.
The following table summarizes the equity interests of DKFS held by DraftKings and related persons, as well as the consideration paid for such interests as of December 31, 2024:
	Common Units	Incentive Units(1)	Cash Consideration ($)	In-Kind Consideration ($)(2)
DraftKings	5,345,000	—	1,000,000(3)	3,000,000
Accomplice Fund II, L.P.(4)	1,500,000	—	1,000,000	—
Jason Robins(5)	—	126,603	—	—
Jason K. Park(6)	—	63,301	—	—

(1)
One-fourth of each recipient’s incentive units vested on the one-year anniversary of the date of issuance and the remainder vested in equal monthly installments over the subsequent 36 months, subject to the recipient’s continued provision of services to DKFS.

(2)
Initially consisted of the contribution to DKFS of a license to use certain proprietary marks and logos owned by DraftKings. In the second quarter of 2021, DKFS exchanged the remaining value of its use of such proprietary marks and logos owned by DraftKings for general overhead support and other services through December 31, 2023.

(3)
Consists of payment of cash consideration to DKFS on November 20, 2020.

(4)
Ryan Moore is a director of DraftKings and was, until December 9, 2023, an affiliate of Accomplice Fund II, L.P. The units are held directly by a blocker entity that is a wholly owned subsidiary of Accomplice Fund II, L.P.

(5)
Jason Robins is the Chairman of the Board and Chief Executive Officer of DraftKings.

(6)
Jason K. Park was the Chief Financial Officer of DraftKings until May 1, 2024.

In connection with its in-kind investment in DKFS, DraftKings entered into a services agreement with DBDK (as defined below). Pursuant to this services agreement, DraftKings provided certain administrative and other services to DBDK. Specifically, DraftKings provided office space and general overhead support to DBDK. The overhead support related to rent, utilities and general and administrative support services.
In November of 2020, DraftKings invested an additional $1.0 million in DKFS and acquired an additional 845,000 Common Units. As of December 31, 2024, DraftKings’ total ownership interest in DKFS was 49.9%.
In addition, DraftKings has committed to invest up to $17.5 million into DBDK Venture Fund I, L.P. (“DBDK Fund I”), a Delaware limited partnership which is managed by Drive by DraftKings, LLC (formerly Drive by DraftKings, Inc.), which is partially owned by DKFS (“DBDK”). As of December 31, 2024, the Company had invested a total of $11.0 million of the total commitment in DBDK Fund I. Jason Robins has also committed to invest up to $1.5 million into DBDK Fund I, and Matthew Kalish and Paul Liberman, each executive officers and directors of the Company, also committed to invest up to $0.25 million each into DBDK Fund I. Mr. Kalish and Mr. Liberman each received 0.5% of the carried interest in DBDK Fund I’s general partner for serving as special advisors to DBDK Fund I.
In August of 2024, DraftKings also committed to invest up to $21 million into DBDK Venture Fund II, L.P. (“DBDK Fund II”), a Delaware limited partnership which is managed by DBDK. As of December 31, 2024, the Company had invested none of the total commitment in DBDK Fund II. Jason Robins, Matthew Kalish and Paul Liberman each also committed to invest $1 million, $0.25 million and $0.25 million, respectively, into DBDK Fund II. Mr. Kalish and Mr. Liberman each received 0.5% of the carried interest in DBDK Fund II’s general partner for serving as special advisors to DBDK Fund II.

In February 2025, DraftKings entered into a new services agreement and consulting services agreement with DBDK. Pursuant to the services agreement, DraftKings will provide certain services to DBDK (including office space, information technology services and other general administrative services). Pursuant to the consulting services agreement, DBDK will provide certain consulting services to DraftKings. As consideration for the services agreement, DBDK will satisfy amounts owed to DraftKings under the services agreement by either (i) remitting payment in cash and/or (ii) providing consulting services to DraftKings under the consulting services agreement. Since the beginning of fiscal year 2024, DraftKings received approximately $0.07 million from DBDK for services provided by DraftKings under the services agreement, which was paid in services-in-kind by DBDK, including consulting services related to strategic planning and industry insights. We anticipate that the services agreement fees incurred by DBDK will be approximately $0.2 million annually.
Aircraft
Since March 2022, the Company has leased, on a year-to-year basis, an aircraft (the “Aircraft”) from an entity controlled by Mr. Robins (each, an “Aircraft Dry Lease”). Pursuant to the terms of each Aircraft Dry Lease, the Company covers all operating, maintenance and other expenses associated with the Aircraft during the lease term. Since the beginning of fiscal year 2024, the Company incurred $0.6 million of lease expense under the Aircraft Dry Leases in effect during fiscal year 2024. The Aircraft Dry Lease currently in effect (the “Existing Aircraft Dry Lease”) is scheduled to expire in accordance with its terms on March 30, 2025, and, effective as of such date, the Company intends to enter into a new one-year Aircraft Dry Lease for $0.6 million and otherwise on terms and conditions substantially the same as the Existing Aircraft Dry Lease (the “Proposed Aircraft Dry Lease”). The audit committee of the Board and compensation committee of the Board approved such arrangement based, among other things, on the requirement of Mr. Robins’ security program that Mr. Robins and his family fly private and the committees’ assessment that such an arrangement is more efficient and flexible and better ensures safety, confidentiality and privacy.
In fiscal year 2024, the Company entered into an addendum to the Existing Aircraft Dry Lease in connection with certain recommended capital improvements to the Aircraft, the aggregate cost of which was approximately $0.9 million. In fiscal year 2025, the Company intends to enter into an addendum to the Proposed Aircraft Dry Lease in connection with a mandatory 10-year inspection and certain other recommended capital improvements to the Aircraft, the aggregate cost of which will be approximately $2.5 million. Both the 2024 addendum and the proposed 2025 addendum provide that, in the event the Aircraft Dry Lease is terminated or not replaced during the useful life of such improvements, the Company may recoup from the entity controlled by Mr. Robins the non-amortized portion of the related costs (based on the remaining useful life of such improvements). The audit committee of the Board and the Board approved such arrangements based, among other things, on the inclusion of such recoupment mechanism, to ensure the Aircraft maintains compliance with Federal Aviation Authority regulatory requirements and to generally support the safe and functional operation of the Aircraft, as applicable.
Related Person Transaction Policy
The Board has adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.
A “Related Person Transaction” is a transaction, arrangement or relationship in which DraftKings or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:
•
any person who is, or at any time during the applicable period was, one of DraftKings’ executive officers or a member of the Board;

•
any person who is known by DraftKings to be the beneficial owner of more than five percent (5%) of our voting stock; any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, officer or a beneficial owner of more than five percent

(5%) of our voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than five percent (5%) of our voting stock; and
•
any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10 percent (10%) or greater beneficial ownership interest.

In addition, we have in place policies and procedures designed to minimize potential conflicts of interest arising from any dealings any person or entity may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to the audit committee charter, the audit committee has the responsibility to review related person transactions.

PRINCIPAL ACCOUNTANT FEES AND SERVICES
Independent Registered Public Accounting Firm
BDO USA, P.C. served as our independent registered public accounting firm for the fiscal year ended December 31, 2024, and the Board has proposed that our shareholders ratify the appointment of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2025.
Please see Proposal No. 2 below. The audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee believes that a change would be in the best interests of the Company.
(amounts in thousands)	2024	2023
Audit Fees(1)	$4,078	$3,464
Audit-Related Fees(2)	25	25
Tax Fees(3)	43	50
All Other Fees	—	—
Total Fees	$4,146	$3,539

(1)
Consists of fees for audit services related to the audit of our annual consolidated financial statements and the review of our quarterly consolidated financial statements. The Audit Fees incurred also include fees relating to services performed in connection with state audits, statutory audits, and securities offerings, if applicable, including comfort letters, consents and review of documents filed with the SEC and other offering documents.

(2)
Consists of fees related to a Type 1 Systems and Organization Controls (SOC) Report.

(3)
Consists of fees for tax compliance and advice. Tax advice fees encompass a variety of permissible tax services, primarily including tax advice related to federal, state and international income tax compliance.

The audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by its independent auditors. Specifically, the audit committee’s charter provides that the audit committee is directly responsible for the appointment, compensation, retention, and oversight of the work of any registered public accounting firm engaged, including the approval of the engagement of the independent auditors for each audit and for non-audit services requested, including the fee, scope and timing of the audit or non-audit services requested, the nature and magnitude of the services actually performed compared to other approvals for the procedure (if applicable), the range and proportion of audit and non-audit fees and the effect of any engagement on the independence of the auditors. All of the services for which fees were disclosed under “Audit Fees,” “Audit-Related Fees,” “Tax Fees” and “All Other Fees” in the table above were pre-approved under the audit committee’s pre-approval policy.

REPORT OF THE AUDIT COMMITTEE
The audit committee (the “Audit Committee”) of the Company’s Board operates pursuant to a written charter, which complies with the corporate governance standards of The Nasdaq Stock Market LLC. The Audit Committee reviews and reassesses its charter annually and recommends any proposed changes to the full Board for approval. The Audit Committee charter was initially approved in April 2020 and was most recently amended in May 2022. A copy of the current charter is available on our website at http://www.draftkings.com/about (refer to “Investors” tab → “Governance” → “Documents & Charters”).
Pursuant to its charter, the Audit Committee assists the Board in monitoring, among other things, the integrity of the Company’s financial statements and the performance of the Company’s internal audit function and independent registered public accounting firm. The Audit Committee is also responsible for approving compensation arrangements with the Company’s independent registered public accounting firm. In conjunction with the mandated rotation of BDO USA, P.C.’s (“BDO”) lead engagement partner, the Audit Committee and the Chairman of the Audit Committee are directly involved in the rotation of the audit partners and selecting BDO’s new lead engagement partner.
Management is responsible for the Company’s financial reporting process, the system of internal controls, including internal controls over financial reporting, and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm, BDO, is responsible for the integrated audit of the consolidated financial statements and internal controls over financial reporting.
In the discharge of its responsibilities, the Audit Committee has reviewed and discussed with management and BDO the Company’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2024.
The Audit Committee has also discussed and reviewed with BDO all communications required under the standards of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC, including the matters required to be discussed by BDO with the Audit Committee under PCAOB standards.
In addition, BDO provided to the Audit Committee a formal written statement describing all relationships between BDO and the Company that might bear on BDO’s independence as required by the applicable requirements of the PCAOB regarding an independent registered public accounting firm’s communications with the audit committee concerning independence. The Audit Committee reviewed and discussed with BDO any relationships that may impact BDO’s objectivity and independence from the Company and management, including the provision of non-audit services to the Company, and satisfied itself as to BDO’s objectivity and independence.
Based upon the reviews and discussions outlined above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2024 be included in the Company’s annual report on Form 10-K for such fiscal year for filing with the SEC.
THE AUDIT COMMITTEE
Steven J. Murray, Chairman
Ryan R. Moore
Valerie Mosley

PROPOSAL NO. 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
The audit committee of our Board of Directors has appointed BDO as our independent registered public accounting firm for the fiscal year ending December 31, 2025 and has further directed that management submit the appointment of our independent registered public accounting firm for ratification by the shareholders at the Annual Meeting. BDO has been engaged by us since April 23, 2020. Representatives of BDO are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our Bylaws nor other governing documents or law require shareholder ratification of the appointment of BDO as our independent registered public accounting firm. However, the audit committee is submitting the appointment of BDO to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the appointment, the audit committee will reconsider whether or not to retain BDO. Even if the appointment is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in our and our shareholders’ best interests.
Vote Required
The affirmative vote of at least a majority of the voting power represented at the Annual Meeting and entitled to vote on this proposal will be required for approval of this proposal. Abstentions will have the same effect as votes “against” this proposal. No broker non-votes are expected to exist in connection with this proposal.
Jason Robins, our Chairman and Chief Executive Officer, currently possesses approximately 89% of the total voting power. Please see “Security Ownership of Certain Beneficial Owners and Management” above. Mr. Robins has indicated his intention to vote in favor of Proposal No. 2. Accordingly, approval of Proposal No. 2 is assured notwithstanding a contrary vote by any or all shareholders other than Mr. Robins.
THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND A VOTE
“FOR” PROPOSAL NO. 2 (ITEM NO. 2 ON THE ENCLOSED PROXY CARD).

PROPOSAL NO. 3 — NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION
In our proxy statement for the 2021 Annual Meeting of Shareholders, the Board of Directors recommended that a non-binding advisory vote on the compensation of our named executive officers be held every year by our shareholders. In accordance with such recommendation, our shareholders at the 2021 Annual Meeting of Shareholders approved, on a non-binding advisory basis, the holding of a non-binding advisory vote on the compensation of our named executive officers every year.
In accordance with Section 14A of the Exchange Act and the related rules of the SEC, we are seeking a non-binding advisory vote from our shareholders to approve the compensation paid to our NEOs as disclosed in this Proxy Statement. Shareholders are being asked to approve the following resolution at the Annual Meeting:
RESOLVED, that the shareholders of DraftKings Inc. (the “Company”) hereby approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Company’s Proxy Statement for its 2025 Annual Meeting of Shareholders (including the Compensation Discussion and Analysis, compensation tables, and related narrative discussion therein).
As described more fully in the “Compensation Discussion and Analysis” section of this Proxy Statement, the compensation program for our executive officers is guided by several key principles, including attraction, retention and motivation of executive officers over the long-term, recognition of individual and company-wide performance, and creation of shareholder value by aligning the interests of management and our shareholders through equity incentives. We urge shareholders to read the “Compensation Discussion and Analysis” section, compensation tables and related narrative discussion in this Proxy Statement for a more detailed discussion of our compensation programs and policies, the compensation-related actions taken in fiscal year 2024 and the compensation paid to our NEOs.
Vote Required
The affirmative vote of at least a majority of the voting power represented at the Annual Meeting and entitled to vote on this proposal will be required for approval of this proposal. Abstentions will have the same effect as votes “against” this proposal, while broker non-votes will not be considered for this proposal.
Jason Robins, our Chairman and Chief Executive Officer, currently possesses approximately 89% of the total voting power. Please see “Security Ownership of Certain Beneficial Owners and Management” above. Mr. Robins has indicated his intention to vote in favor of Proposal No. 3. Accordingly, the approval of Proposal No. 3 is assured notwithstanding a contrary vote by any or all shareholders other than Mr. Robins.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 3 (ITEM NO. 3
ON THE ENCLOSED PROXY CARD).

PROPOSAL NO. 4 — APPROVAL OF AN AMENDMENT TO THE ESPP
Overview
At the Annual Meeting, our shareholders will be asked to approve the amendment and restatement of the ESPP (the “A&R ESPP”), which was approved by the Board of Directors, subject to shareholder approval, on February 11, 2025. The A&R ESPP amends and restates the ESPP to make certain changes necessary so that employees located outside of the United States may also participate in the A&R ESPP in conformance with applicable local laws. We are not requesting that shareholders approve any increase in, or other change to, the number of Class A Shares that may be issued under the ESPP. A copy of the A&R ESPP is attached to this Proxy Statement as Annex A.
Purpose of the Plan
The purpose of the A&R ESPP is to provide eligible employees with an opportunity to acquire a proprietary interest in the Company through the purchase of Class A Shares. We believe that the A&R ESPP advances the interests of the Company and its shareholders by providing an investment benefit for Company employees that will help attract, reward and retain highly qualified employees and align their interests with those of our shareholders.
The A&R ESPP authorizes the Board to grant rights under that A&R ESPP that are intended to meet the requirements of an “employee stock purchase plan” under Section 423 of the Internal Revenue Code (the “Section 423 Component”) and to grant rights under the A&R ESPP that are not intended to comply with Section 423 of the Internal Revenue Code (the “Non-423 Component”). The Company and any parent or subsidiary corporation or affiliate designated by the Board to participate in the A&R ESPP are each a “Participating Company.”
Reasons for Approval of the A&R ESPP
Shareholder approval of the A&R ESPP is necessary as the A&R ESPP makes certain material changes to the terms of the ESPP, including to expand the class of employees potentially eligible to participate in the plan. If shareholders do not approve this proposal, then the A&R ESPP will not become effective and the ability of employees in certain jurisdictions outside of the United States to participate in the ESPP may be limited.
Material Terms of A&R ESPP
The material terms of the A&R ESPP are summarized below.
Administration.   The Board of Directors, or a committee or representative of the Board of Directors, will administer the A&R ESPP. The Board of Directors generally will have the authority to interpret the A&R ESPP and determine all of the relevant terms and conditions of the A&R ESPP including whether eligible employees or parent and subsidiary corporations or Affiliates (as such term is defined in the A&R ESPP) of the Company will participate in the Section 423 Component or the Non-423 Component of the A&R ESPP. The Board of Directors may make any other determination and take any other action that it deems necessary or desirable for the administration of the A&R ESPP, including, without limitation, the adoption of any such rules, procedures, agreements, appendices or sub-plans or provision of different terms to citizens or residents of a foreign jurisdiction if necessary or appropriate to comply with the laws of such jurisdiction.
Share Reserve.   As of January 2, 2025, the number of Class A Shares available for issuance under the A&R ESPP was 19,976,246, consisting of the initial share reserve of 5,840,000 Class A Shares under the ESPP and the Class A Shares added pursuant to annual “evergreen” increases as of such date. The “evergreen” provision provides that the total number of Class A Shares that will be reserved, and that may be issued, under the A&R ESPP is subject to an automatic increase on the first trading day of each calendar year, beginning with calendar year 2022, by a number of Class A Shares equal to one percent (1%) of the total outstanding Class A Shares on the last day of the prior calendar year (subject to a maximum annual increase of 6,600,000 Class A Shares). Notwithstanding the automatic annual increase set forth above, the Board of

Directors may act prior to January 1st of a given year to provide that there will be no such increase in the share reserve for such year or that the increase in the share reserve for such year will be a lesser number of Class A Shares than would otherwise occur pursuant to the stipulated percentage. The Class A Shares issuable under the A&R ESPP may be authorized but unissued shares or shares held in the treasury of the Company.
Eligibility.   Any full-time employee of the Company or a Participating Company as of the beginning of a purchase period will be eligible to participate in the A&R ESPP, provided that such employee has been employed for at least 30 days (or such other period as may be determined by the Board) and is regularly scheduled to work more than 30 hours per week (a “Full-Time Employee”), excluding employees who own or hold options to purchase or who, as a result of participating in the A&R ESPP, would own or hold options to purchase, Class A Shares possessing five percent or more of the total combined voting power or value of all classes of stock of the Company. Subject to the discretion of the Board of Directors, to the extent that applicable law prohibits the exclusion of employees who are not Full-Time Employees, such employees of a Participating Company who are not Full-Time Employees may be eligible to participate in the Non-423 Component. Further, any individual performing services for a Participating Company solely through a leasing agency or employment agency will not be deemed an “employee” of such Participating Company unless otherwise determined by the Board of Directors, in which case such individuals will be eligible to participate only in the Non-423 Component. The Board of Directors will have exclusive discretion to determine whether an individual is eligible to participate in the A&R ESPP. Based on our employee population as of the Record Date, assuming that applicable legal requirements in each jurisdiction were met to allow participation in the A&R ESPP, approximately 5,082 employees were eligible to participate in the A&R ESPP, including all of our NEOs (other than Mr. Robins).
Purchase of Shares.   The A&R ESPP permits eligible employees to purchase Class A Shares by means of payroll deductions from a participant’s Compensation accumulated during the offering period. For purposes of the A&R ESPP, a participant’s “Compensation” with respect to an offering includes all wages, salaries and commissions on a gross basis and does not include occasional awards such as equity-based compensation or any other unspecified payments. The Board of Directors will have the discretion to determine the definition of “Compensation” for participants outside the United States. Each offering period commencing under the A&R ESPP will be six months in duration and will have one purchase period. Each Participating Company will be deemed to participate in a separate offering for purposes of Section 423 of the Internal Revenue Code, unless otherwise determined by the Board of Directors. In no event may a purchase period extend for more than 27 months. The timing and duration of future offering and purchase periods may be changed by the Board from time to time. At the end of each purchase period, Class A Shares will be issued based on payroll deductions (or other contributions) accumulated during that period, which may not exceed the lesser of 15% of Compensation and $21,250 per calendar year.
The purchase price per share at which Class A Shares are sold under the A&R ESPP will be determined by the Board for each purchase period, but may not be less than 85% of the lesser of the per share fair market value of the Class A Shares on (i) the first day of the offering and (ii) the purchase date. No participant may purchase shares through the A&R ESPP having a fair market value exceeding $25,000 in any calendar year or such other limit as may be imposed by Section 423 of the Internal Revenue Code, and no participant may purchase in excess of 25,000 Class A Shares per offering period or such other maximum number of Class A Shares as may be established for an offering period by the Board of Directors. Any amount remaining in a participant’s account that was not applied to the purchase of Class A Shares on a purchase date because it was not sufficient to purchase a whole Class A Share will be carried forward for the purchase of Class A Shares on the following purchase date. Any amounts not applied to the purchase of Class A Shares during an offering period for any other reason will not be carried forward to any subsequent offering period and will instead be refunded, without interest, as soon as practicable following the purchase date, except as otherwise determined by the Board of Directors or required by applicable law.
Based solely on the closing price of a Class A Share as reported on the NASDAQ on the Record Date, the fair market value of a Class A Share for purposes of the A&R ESPP was $39.49 per share.
Participation and Withdrawal from A&R ESPP.   An eligible employee will become a participant on the first offering date after satisfying the eligibility requirements and completing the online enrollment process through the Company’s designated plan broker prior to the last business day before such offering date, indicating the employee’s election to participate and authorizing payroll deductions (or other payments that the Board of Directors may permit a participant to make to fund participation in the A&R ESPP if payroll deductions are not permitted under applicable law). Enrolled employees will automatically participate in the next offering period, provided the employee has not withdrawn from the A&R ESPP, continues to meet the eligibility requirements and has not terminated employment. A participant may withdraw from an offering at least 10 days (or other period designated by the Company) before the purchase date without affecting his or her eligibility to participate in future purchase periods. A participant may elect to decrease the rate of, or stop, deductions (or contributions) one time during a purchase period at least ten days before the purchase date for the purchase period. Participants may not participate in more than one offering period at the same time. Participation in the A&R ESPP does not guarantee continued employment with the Company or any Participating Company.
Termination of Employment.   A participant’s participation in the A&R ESPP will terminate upon a termination of employment with the Company or an applicable Participating Company for any reason, and the Company generally will return any payroll deductions credited to the participant’s account since the last purchase date without interest (unless required by applicable law). The Company may establish a date that is a reasonable number of days prior to a purchase date as a cutoff for return of a participant’s payroll deductions in the form of cash. After the cutoff date, Class A Shares will be purchased for the terminated employee.
Restrictions on Transfer.   Purchase rights granted under the A&R ESPP are not transferable other than by will or the laws of descent and distribution, and will be exercisable during the lifetime of the participant only by the participant.
Changes in Capitalization.   If the Board of Directors determines that any dividend or other distribution (whether in the form of cash, shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, repurchase or exchange of shares or other similar corporate transaction or event affects the Class A Shares such that an adjustment is determined by the Board of Directors to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the A&R ESPP, then the Board of Directors will, in such manner it deems equitable, adjust any or all of the offering exercise price, the number of Class A Shares subject to purchase and the A&R ESPP’s share reserve amount.
Effect of a Change in Control.   In the event of a Change in Control (as defined in the A&R ESPP), the Board of Directors may take any one or more of the following actions with respect to an offering in process on such terms as the Board of Directors determines: (i) provide that the offering will be assumed or continued by the acquiring or surviving corporation (or an affiliate); (ii) upon written notice to participants, provide that the offering will be terminated immediately prior to the consummation of the Change in Control and that all Class A Shares under the offering will be purchased to the extent of accumulated payroll deductions (or other contributions) as of a date specified by the Board of Directors which must not be less than 10 days preceding the effective date of the Change in Control; (iii) upon written notice to participants, provide that all Class A Shares under the offering will be cancelled as of a date prior to the Change in Control and that all accumulated payroll deductions (or other contributions) will be returned; (iv) in the event of a Change in Control in which participants will receive a cash payment for each Class A Share surrendered, change the last day of the offering to be the date of the Change in Control; (v) provide that Class A Shares will convert into the right to receive liquidation proceeds in the event of a liquidation or dissolution or (vi) any combination of the foregoing.
Termination or Amendment.   The Board of Directors may at any time amend or terminate the A&R ESPP, except that any amendment or termination generally will not affect shares purchased under the A&R ESPP. An amendment of the A&R ESPP must be approved by the Company’s shareholders within 12 months of the adoption of the amendment if such amendment would authorize the sale of more shares than are authorized for issuance under the A&R ESPP or would change the definition of the entities that may participate in the A&R ESPP.
The foregoing description of the A&R ESPP does not purport to be complete and is qualified in its entirety by reference to the full text of the A&R ESPP, a copy of which is attached as Annex A.

Material U.S. Federal Income Tax Consequences
The following is a general summary under current law of the principal United States federal income tax consequences related to awards under the A&R ESPP applicable to U.S. participants. This summary deals with the general federal income tax principles that apply and is provided only for general information. Other kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.
The Section 423 Component of the A&R ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code for U.S. taxpayers. Shares under the A&R ESPP are purchased using after-tax employee contributions. A participant recognizes no taxable income either as a result of commencing participation in the A&R ESPP or purchasing Class A Shares under the terms of the A&R ESPP.
If a participant in the Section 423 Component does not hold shares purchased under the A&R ESPP for more than two years from the first day of the applicable offering period and more than one year from the date of purchase (a “disqualifying disposition”), the participant will recognize ordinary income in the year of such disposition equal to the amount by which the fair market value of the shares on the date the shares were purchased exceeds the purchase price. The amount of ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares will be a capital gain or loss.
If a participant in the Section 423 Component disposes of shares purchased under the A&R ESPP more than two years after the first day of the applicable offering period and more than one year after the date of purchase, the participant will recognize ordinary income in the year of disposition equal to the lesser of  (i) the excess of the fair market value of the shares on the date of disposition over the purchase price or (ii) 15% of the fair market value of the shares on the first day of the applicable offering period. The amount of any ordinary income will be added to the participant’s basis in the shares, and any additional gain recognized upon the disposition after such basis adjustment will be long-term capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, there will be no ordinary income and any loss recognized will be a long-term capital loss.
With respect to the Section 423 Component, we generally will be entitled to a deduction in the year of a disqualifying disposition equal to the amount of ordinary income recognized by the participant as a result of the disposition. In all other cases, no deduction will be allowed by us.
If a purchase right is granted under the Non-423 Component, then, for purposes of U.S. federal income taxes, the amount equal to the difference between the fair market value of the shares on the purchase date and the purchase price will be treated as ordinary income at the time of such purchase. In such instances, the amount of such ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares after such basis adjustment will be a capital gain or loss.
With respect to the Non-Section 423 Component, we generally will be entitled to a deduction in the year of purchase equal to the amount of ordinary income realized by the participant as a result of such purchase.
New Plan Benefits
The A&R ESPP does not have any outstanding grants subject to shareholder approval. Each of our executive officers (other than Mr. Robins) and other eligible employees will be eligible to purchase Class A Shares each calendar year under the A&R ESPP at a discount to the applicable market price subject to the limits discussed above. Non-employee directors are not eligible to purchase shares under the A&R ESPP. Participation in the A&R ESPP is voluntary and each eligible employee will make his or her own decision whether and to what extent to participate in the A&R ESPP. It is therefore not possible to determine the future benefits that will be received by participants under the A&R ESPP.

Vote Required
The affirmative vote of at least a majority of the voting power represented at the Annual Meeting and entitled to vote on this proposal will be required for approval of this proposal. Abstentions will have the same effect as votes “against” this proposal, while broker non-votes will not be considered for this proposal.
Jason Robins, our Chairman and Chief Executive Officer, currently possesses approximately 89% of the total voting power. Please see “Security Ownership of Certain Beneficial Owners and Management” above. Mr. Robins has indicated his intention to vote in favor of Proposal No. 4. Accordingly, the approval of Proposal No. 4 is assured notwithstanding a contrary vote by any or all shareholders other than Mr. Robins.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 4 (ITEM NO. 4
ON THE ENCLOSED PROXY CARD).

PROPOSAL NO. 5 — SHAREHOLDER PROPOSAL REGARDING BOARD MATRIX DISCLOSURE
In accordance with SEC rules, we have set forth below a shareholder proposal, along with the supporting statement of the shareholder proponent, for which we and the Board accept no responsibility. The Comptroller of the City of New York, Brad Lander, 1 Centre Street, 8th Floor North, New York, NY 10007-2341, on behalf of the New York City Teachers’ Retirement Systems and the New York City Police Pension Fund (the “New York Retirement Systems”), is the proponent of the following shareholder proposal and has advised us that it intends to present the proposal and related supporting statement at the Annual Meeting. The New York Retirement Systems have advised us that they each hold Class A Shares with a market value in excess of $25,000.
RESOLVED: Shareholders of DraftKings Inc. (“DKNG”) request that its Board of Directors (“Board”) disclose in its annual proxy statement each director/nominee’s self-identified gender and race/ethnicity, as well as the skills and attributes that are most relevant in light of DKNG’s overall business, long-term strategy, and risks. The requested information shall be presented in matrix format and shall not include any attributes the Board identifies as minimum qualifications for all director candidates (“Board Matrix”).
SUPPORTING STATEMENT
Investors believe that a diverse board — in terms of relevant skills, gender, and race/ethnicity — is an indicator of a well-functioning board. Among other benefits, diverse boards can better manage risk by avoiding groupthink. DKNG’s Board sets the tone from the top, and the disclosure of a Board Matrix would signal to your employees, customers, suppliers, and investors that the directors themselves value diversity and inclusion in the boardroom.
Many institutional investors prioritize board diversity in their proxy voting guidelines and engagement initiatives. Significant time and resources must be spent by investors to ascertain director information from ambiguous, aggregate company disclosures or they must rely on data providers, which also draws from the same, imprecise sources. Even when photographs are provided, investors and data providers may be unable to appropriately determine the race or ethnicity of directors. As a result, it can be unnecessarily challenging for investors to fulfill their fiduciary duties and vote according to their own proxy voting guidelines — for example, to analyze the self-identified race/ethnicity of the chair of a particular committee.
Moreover, in its 2024 proxy statement, DKNG provides little decision-useful data with respect to how its directors’ individual qualifications fit together to effectively fulfill the Board’s oversight responsibilities, nor is any director’s self-identified race/ethnicity disclosed.
A Board Matrix would enable investors to make better informed proxy voting decisions by providing them with consistent, comparable and accurate data concerning the Board in a structured and decision-useful format. Such information would enable investors to: (1) assess how well-suited individual director nominees are for DKNG in light of its long-term business strategy and risks, including the overall mix of director attributes and skills; (2) identify any gaps in skills or attributes; and (3) make meaningful, year-over-year comparisons of the Board’s composition; and (4) ascertain the self-identified gender, race/ethnicity, skills and attributes of any particular director who has assumed leadership roles on the board/committees, as well as his/her/their tenure. We would also encourage companies to disclose, in aggregate, the number of any self-identified LGBTQ+ director(s).
The proposal neither prevents nor discourages DKNG from disclosing any other information that the Board believes is relevant.
DKNG’s own disclosed peer, such as Churchill Downs Incorporated, have published a Board Matrix with individualized director data. This uses EEO-1 categories for disclosing the diversity of individual directors, which allows for consistent and comparable data.
Please vote FOR this proposal. Recognizing DKNG’s ownership structure, we press the Board to review the unaffiliated votes cast in support.

Statement from the Board of Directors in Opposition to the Shareholder Proposal
The Board unanimously recommends a vote AGAINST the foregoing proposal.
The Board believes that adopting the shareholder proposal would not be in the best interests of the Company or its shareholders and further believes that the Company’s existing skills and diversity disclosure and practices as to Board composition and recruitment achieve the objectives of the proposal.
Moreover, the adoption of prescriptive disaggregated disclosures on each director/nominee’s self-identified gender and race/ethnicity, skills and other attributes imposes a “one-size-fits-all” approach on the Company, which limits the Board’s ability to tailor its evaluation and reporting on Board composition to the information that is most relevant to the Company and its stockholders. The matrix disclosure prescribed by the proposal can promote a check-the-box approach to refreshment, and may lead shareholders to incorrectly believe that only a subset of directors contribute to particular decisions or represent the Board on particular matters. Instead, the Board acts as a collective body, representing the interests of all shareholders. While individual directors leverage their experience and knowledge, we believe that Board decisions should reflect the collective wisdom of the group. Our disclosures are focused on emphasizing the collective strength of our Board.
For these reasons, among others, we believe that the proposal is both unnecessary and potentially harmful to the Company and its stockholders and unanimously recommend that stockholders vote against this proposal.
Vote Required
The affirmative vote of at least a majority of the voting power represented at the Annual Meeting and entitled to vote on this proposal will be required for approval of this proposal. Abstentions will have the same effect as votes “against” this proposal, while broker non-votes will not be considered for this proposal.
Jason Robins, our Chairman and Chief Executive Officer, currently possesses approximately 89% of the total voting power. Please see “Security Ownership of Certain Beneficial Owners and Management” above. Mr. Robins has indicated his intention to vote against Proposal No. 5. Accordingly, the rejection of Proposal No. 5 is assured notwithstanding a contrary vote by any or all shareholders other than Mr. Robins.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” PROPOSAL NO. 5
(ITEM NO. 5 ON THE ENCLOSED PROXY CARD).

WHERE TO GET ADDITIONAL INFORMATION
As a reporting company, we are subject to the informational requirements of the Exchange Act and accordingly file our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, and other information with the SEC. As an electronic filer, our public filings are maintained on the SEC’s website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov. In addition, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act may be accessed free of charge through our website as soon as reasonably practicable after we have electronically filed such material with, or furnished it to, the SEC. The address of that website is https://draftkings.gcs-web.com/financials/sec-filings.
References to our website or other links to our publications or other information included in this Proxy Statement are provided for the convenience of our shareholders. None of the information or data included on our websites or accessible at these links is incorporated into, and will not be deemed to be a part of, this Proxy Statement or any of our other filings with the SEC.
FORWARD-LOOKING STATEMENTS
This Proxy Statement contains forward-looking statements within the meaning of Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995, including statements about the Company and its industry that involve substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this Proxy Statement, including statements regarding guidance, DraftKings’ future results of operations or financial condition, strategic plans and focus, user growth and engagement, product initiatives, and the objectives and expectations of management for future operations (including launches in new jurisdictions and the expected timing thereof), are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “confident,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “going to,” “intend,” “may,” “plan,” “poised,” “potential,” “predict,” “project,” “propose,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. DraftKings cautions you that the foregoing may not include all of the forward-looking statements made in this Proxy Statement. You should not rely on forward-looking statements as predictions of future events. DraftKings has based the forward-looking statements contained in this Proxy Statement primarily on its current expectations and projections about future events and trends, including the current macroeconomic environment, that it believes may affect its business, financial condition, results of operations, and prospects. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside DraftKings’ control and that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. See our Annual Report on Form 10-K for the year ended December 31, 2024 for a summary of factors that could cause actual results to differ materially from those projected. The forward-looking statements contained herein are based on management’s current expectations and beliefs and speak only as of the date hereof, and DraftKings makes no commitment to update or publicly release any revisions to forward-looking statements in order to reflect new information or subsequent events, circumstances or changes in expectations, except as required by law.
COST OF PROXY STATEMENT
We will bear the cost of the solicitation of proxies on behalf of the Board. In addition to the use of the mail, proxies may be solicited by us personally, by telephone, or by similar means. None of our directors, officers, or employees will be specifically compensated for those activities. We do not expect to pay any compensation for the solicitation of proxies. However, we will reimburse brokerage firms, custodians, nominees, fiduciaries, and other persons holding our shares in their names, or in the names of nominees, at approved rates for their reasonable expenses in forwarding proxy materials to beneficial owners of securities held of record by them and obtaining their proxies.

SHAREHOLDER COMMUNICATIONS
General.   We provide an informal process for shareholders to send communications to our Board and its members. Shareholders who wish to contact the Board or any of its members may do so by writing to DraftKings Inc., 222 Berkeley St., Fifth Floor, Boston, MA 02116. At the direction of the Board of Directors, all mail received will be opened and screened for security purposes. Correspondence directed to an individual Board member is referred to that member. Correspondence not directed to a particular Board member is referred to our Secretary, R. Stanton Dodge, care of DraftKings Inc., 222 Berkeley St., Fifth Floor, Boston, MA 02116.
Submission of Shareholder Proposals and Director Nominations for 2026 Annual Meeting.
Pursuant to Rule 14a-8 under the Exchange Act, some shareholder proposals may be eligible for inclusion in our 2026 proxy statement. Any such proposal must be submitted in writing by November 26, 2025 to our Secretary, R. Stanton Dodge, care of DraftKings Inc., 222 Berkeley St., Fifth Floor, Boston, MA 02116. If we change the date of our 2026 Annual Meeting by more than thirty days from the one-year anniversary of the Annual Meeting, the deadline shall be a reasonable time before we begin to print and send our proxy materials. Shareholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of the applicable securities laws and our Bylaws. The submission of a shareholder proposal does not guarantee that it will be included in our proxy statement.
Our Bylaws also establish an advance notice procedure for shareholders who wish to present a proposal before an annual meeting of shareholders but do not intend for the proposal to be included in our proxy statement. Our Bylaws provide that if you wish to submit a proposal that is not to be included in next year’s proxy statement or nominate a director, a timely written notice of such shareholder proposal must be delivered to, or mailed and received by, our Secretary, R. Stanton Dodge, care of DraftKings Inc., 222 Berkeley St., Fifth Floor, Boston, MA 02116, no earlier than January 19, 2026 and no later than the close of business on February 18, 2026, which notice must contain the information specified in our Bylaws. If we change the date of our 2026 Annual Meeting by more than thirty days before, or more than sixty days after, the one-year anniversary of the Annual Meeting, then the written notice of a shareholder proposal for presentation before an annual meeting of shareholders that is not intended to be included in our proxy statement must be delivered, or mailed and received, not later than the ninetieth day prior to our 2026 Annual Meeting or, if later, the tenth day following the day on which certain public disclosure as described in our Bylaws of the meeting date is made. The public announcement of an adjournment or postponement of the 2026 Annual Meeting does not commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described in this Proxy Statement. You are advised to review our Bylaws, which contain additional requirements with respect to advance notice of shareholder proposals and director nominees.
In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice to us that sets forth the information required by Rule 14a-19 under the Exchange Act, with such notice being postmarked or transmitted electronically to our Secretary, R. Stanton Dodge, care of DraftKings Inc., 222 Berkeley St., Fifth Floor, Boston, MA 02116 no later than March 20, 2026, or, if we change the date of our 2026 Annual Meeting by more than thirty days from the anniversary of the Annual Meeting, then no later than sixty days prior to our 2026 Annual Meeting or, if later, the tenth day following the day on which public announcement of the meeting date is made.
OTHER BUSINESS
Management knows of no other business that will be presented at the Annual Meeting other than that which is set forth in this Proxy Statement. However, if any other matter is properly presented at the Annual Meeting, the persons named in the accompanying proxy card will have discretionary authority to vote on such matter.

ANNEX A — AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
DRAFTKINGS INC. EMPLOYEE STOCK PURCHASE PLAN
Amended and Restated February 11, 2025
1.   PURPOSE.   The DraftKings Inc. Employee Stock Purchase Plan (the “Plan”) is established to provide eligible employees of DraftKings Inc., a Nevada corporation, and any successor corporation thereto (collectively, “DraftKings”), and any current or future parent entity or subsidiary entities of DraftKings which the Board of Directors of DraftKings (the “Board”) determines should be included in the Plan to the extent permitted by section 423 of the Code (collectively referred to as the “Company”), with an opportunity to acquire a proprietary interest in the Company by the purchase of Shares (as defined below) of DraftKings (NASDAQ trading symbol “DKNG”). DraftKings and any parent or subsidiary corporation designated by the Board as a corporation included in the Plan shall be individually referred to herein as a “Participating Company.” The Board shall have the sole and absolute discretion to determine from time to time what parent corporations and/or subsidiary corporations shall be Participating Companies. For purposes of the Plan, a parent corporation and a subsidiary corporation shall be as defined in sections 424(e) and 424(f), respectively, of the U.S. Internal Revenue Code of 1986, as amended (the “Code”).
The Company intends that the Plan shall qualify as an “employee stock purchase plan” under section 423 of the Code (including any amendments or replacements of such section) (the “Section 423 Component”), and the Plan shall be so construed provided, however, that the Board may also authorize the grant of rights under the Plan that are not intended to comply with the requirements of section 423 of the Code, pursuant to any rules, procedures, agreements, appendices, or sub-plans adopted by the Board for such purpose (the “Non-423 Component”). For purposes of the Non-423 Component, the Board may designate any parent or subsidiary corporation or Affiliate (as defined below) as a Participating Company. Any term not expressly defined in the Plan but defined for purposes of section 423 of the Code shall have the same definition herein.
2.   ADMINISTRATION.   The Plan shall be administered by the Board and/or by a duly appointed committee or representative of the Board having such powers as shall be specified by the Board. Any references to the Board shall also mean the committee or representative if a committee or representative has been appointed. All questions of interpretation of the Plan shall be determined by the Board and shall be final and binding upon all persons having an interest in the Plan. Subject to the provisions of the Plan, the Board shall determine all of the relevant terms and conditions of the Plan including whether eligible employees will participate in the Section 423 Component or the Non-423 Component and parent and subsidiary corporations of the Company will be Participating Companies participating in either the Section 423 Component or the Non-423 Component (within the limits of the Plan), provided, however, that for purposes of any grants under the Section 423 Component, all Participants shall have the same rights and privileges within the meaning of section 423(b)(5) of the Code; the Board may make any other determination and take any other action that it deems necessary or desirable for the administration of the Plan, including, without limitation, the adoption of any such rules, procedures, agreements, appendices, or sub-plans or an Offering may provide different terms to citizens or residents of a foreign jurisdiction if necessary or appropriate to comply with the laws of that jurisdiction. All expenses incurred in connection with administration of the Plan shall be paid by the Company.
3.   SHARE RESERVE.   The maximum number of shares which may be issued under the Plan shall be 5,840,000 shares of Class A common stock, which may be authorized but unissued shares or shares held in the treasury of the Company (the “Shares”); provided, that total number of Shares that will be reserved, and that may be issued, under the Plan will automatically increase on the first trading day of each calendar year, beginning with calendar year 2022, by a number of Shares equal to one percent (1%) of the total outstanding Shares on the last day of the prior calendar year (subject to a maximum annual increase of 6,600,000 Shares). Notwithstanding the automatic annual increase set forth in the preceding sentence, the Board may act prior to January 1st of a given year to provide that there will be no such increase in the share reserve for such year or that the increase in the share reserve for such year will be a lesser number of Shares than would otherwise occur pursuant to the stipulated percentage.
4.   ELIGIBILITY.   Any full-time employee of a Participating Company is eligible to participate in the Plan beginning on the first day of the first Purchase Period (as defined below) following the employee’s start date provided that the employee has been employed for at least 30 days (or such other period as may be determined by the Board), except employees who own or hold options to purchase or who, as a result of participation in the Plan, would own or hold options to purchase, stock of the Company possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company within the meaning of section 423(b)(3) of the Code. A full-time employee is defined as one who is regularly scheduled to work more than 30 hours per week (each, a “Full-Time Employee”). Notwithstanding anything herein to the contrary, and subject to the Board’s discretion, to the extent that applicable law prohibits the exclusion of employees who are not Full-Time Employees, such employees of a Participating Company who are not Full-Time Employees may be eligible to participate in the Non-423 Component. Further, any individual performing services for a Participating Company solely through a leasing agency or employment agency shall not be deemed an “employee” of such Participating Company unless otherwise determined by the Board, in which case such individuals shall be eligible to participate only in the Non-423 Component. In certain circumstances, eligibility may be restricted pursuant to a withdrawal under Section 10(d) of the Plan. The Board shall have exclusive discretion to determine whether an individual is eligible to participate in the Plan.
5.   OFFERING DATES.
(a)   OFFERING PERIODS.   Except as otherwise set forth below, the Plan shall initially be implemented by offerings (individually, an “Offering”) of six (6) months duration (an “Offering Period”). Each Participating Company shall be deemed to participate in a separate Offering for purposes of Section 423 of the Code, unless otherwise determined by the Board. The first Offering will commence on November 20, 2024 (or such other date as determined by the Board) and subsequent Offerings would commence every six months thereafter until the Plan terminates, unless earlier modified in the Board’s discretion. The first day of an Offering Period shall be the “Offering Date” for such Offering Period. In the event the Offering Date would fall on a holiday or weekend, the Offering Date shall instead be the first business day after such day. Notwithstanding the foregoing, the Board may establish a different term for one or more Offerings and/or different commencing and/or ending dates for such Offerings. Eligible employees may not participate in more than one Offering at a time.
(b)   PURCHASE PERIODS.   Each Offering Period shall initially consist of one (1) purchase period of six (6) months duration (each, a “Purchase Period”). The “Purchase Date” for each Purchase Period shall be the last day of such Purchase Period. For example, a Purchase Period commencing on November 20 shall end on May 19 and a Purchase Period commencing on May 20 shall end on November 19. In the event the Purchase Date would fall on a holiday or weekend, the Purchase Date shall instead be the last business day prior to such day. Notwithstanding the foregoing, the Board may establish a different term for one or more Purchase Periods and/or different commencing dates and/or Purchase Dates for such Purchase Periods; provided that no Purchase Period may extend for more than 27 months. An employee who becomes eligible to participate in an Offering after the initial Purchase Period has commenced shall not be eligible to participate in such Purchase Period but may participate in any subsequent Purchase Period during that Offering Period provided such employee is still eligible to participate in the Plan as of the commencement of any such subsequent Purchase Period.
(c)   GOVERNMENTAL APPROVAL; STOCKHOLDER APPROVAL.   Notwithstanding any other provision of the Plan to the contrary, all transactions pursuant to the Plan shall be subject to (i) obtaining all necessary governmental approvals and/or qualifications of the sale and/or issuance of the Shares (including compliance with the U.S. Securities Act of 1933, as amended, and any applicable state securities laws) and (ii) obtaining stockholder approval of the Plan.
6.   PARTICIPATION IN THE PLAN.
(a)   INITIAL PARTICIPATION.   An eligible employee shall become a Participant on the first Offering Date after satisfying the eligibility requirements and completing the online enrollment process through the Company’s designated Plan broker prior to the last business day before such Offering Date (the “Subscription Date”) indicating the employee’s election to participate in the Plan and authorizing payroll deductions (or other payments that the Board may permit a Participant to make to fund participation in the Plan if payroll deductions are not permitted under applicable law). An eligible employee who does not enroll in the Plan on or before the Subscription Date shall not participate in the Plan for such Purchase Period. DraftKings may, from time to time, change the Subscription Date as deemed advisable by DraftKings in its sole discretion for proper administration of the Plan.
(b)   CONTINUED PARTICIPATION.   A Participant shall automatically participate in the Purchase Period commencing immediately after the first Purchase Date of the initial Offering Period in which the Participant participates, and all subsequent Purchase Periods within that Offering, until such time as such Participant (i) ceases to be eligible as provided in Section 4, (ii) withdraws from the Offering or Plan pursuant to Sections 10(a) or 10(b), or (iii) terminates employment as provided in Section 11. Similarly, except as provided in the preceding sentence, a Participant shall automatically participate in the Offering Period commencing immediately after the last Purchase Date of the prior Offering Period in which the Participant participates, and all subsequent Offering Periods pursuant to this Plan. However, a Participant may deliver a subscription agreement with respect to a subsequent Purchase or Offering Period if the Participant desires to change any of the Participant’s elections contained in the Participant’s then effective subscription agreement.
7.   PURCHASE PRICE.   The purchase price at which Shares may be acquired in a given Purchase Period pursuant to the Plan (the “Offering Exercise Price”) shall be set by the Board; provided, however, that the per share Offering Exercise Price shall not be less than eighty-five percent (85%) of the lesser of (a) the per share fair market value of the Shares on the Offering Date of the Offering Period of which the Purchase Period is a part, or (b) the per share fair market value of the Shares on the Purchase Date for such Purchase Period (such 85% value, the “Minimum Price”). Unless otherwise provided by the Board prior to the commencement of an Offering Period, the Offering Exercise Price for each Purchase Period in that Offering Period shall be the Minimum Price. The fair market value (“Fair Market Value”) of the Shares on the applicable dates shall be the closing price quoted on The NASDAQ Stock Market (or the average of the closing bid and asked prices), or as reported on such other stock exchange or market system if the Shares are traded on such other exchange or system instead, or as determined by the Board if the Shares are not so reported.
8.   PAYMENT OF PURCHASE PRICE.   Shares which are acquired pursuant to the Plan may be paid for only by means of payroll deductions from the Participant’s Compensation accumulated during the Offering Period. For purposes of the Plan, a Participant’s “Compensation” with respect to an Offering (a) shall include all wages, salaries and commissions on a gross basis, and (b) shall not include occasional awards such as equity-based compensation or any other payments not specifically referenced in (a). The Board shall have discretion to determine the definition of “Compensation” for Participants outside the U.S. Except as set forth below, the deduction amount to be withheld from a Participant’s Compensation during each pay period shall be determined by the Participant’s subscription agreement, and the amount of such payroll deductions shall be given the lowest priority so that all other required and voluntary payroll deductions from a Participant’s Compensation are withheld prior to subscription agreement amounts.
(a)   LIMITATIONS ON PAYROLL WITHHOLDING.   The amount of payroll withholding with respect to the Plan for any Participant during any Offering Period shall be elected by the Participant and shall be stated as a dollar amount, provided that the amount withheld (a) must be less than or equal to fifteen percent (15%) of such Participant’s Compensation, subject to such rules and procedures established by the Company from time to time, and (b) shall not exceed $21,250 during any calendar year. Amounts withheld shall be reduced by any amounts contributed by the Participant and applied to the purchase of Shares pursuant to any other employee stock purchase plan qualifying under section 423 of the Code.
(b)   PAYROLL WITHHOLDING.   Payroll deductions (or contributions) shall commence on the first pay date beginning after the Offering Date, as designated by DraftKings, and shall continue to the last pay date before the end of the Offering Period, as designated by DraftKings, unless sooner altered or terminated as provided in the Plan.
(c)   PARTICIPANT ACCOUNTS.   Individual accounts shall be maintained for each Participant. All payroll deductions from a Participant’s Compensation shall be credited to such account and shall be deposited with the general funds of the Company unless a separate account is required under applicable law. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose to the extent permitted by applicable law.

(d)   NO INTEREST PAID.   Interest shall not be paid on sums withheld from a Participant’s Compensation unless required by applicable law.
(e)   PURCHASE OF SHARES.   On each Purchase Date of an Offering Period, each Participant whose participation in the Offering has not terminated on or before such Purchase Date shall automatically acquire the number of Shares (including fractional Shares subject to the last sentence of this Section 8(e)) determined by dividing the total amount of the Participant’s accumulated payroll deductions (or other contributions) for the Purchase Period by the Offering Exercise Price. No Shares shall be purchased on a Purchase Date on behalf of a Participant whose participation in the Offering or the Plan has terminated on or before such Purchase Date. If the Broker is unable to administer purchases of fractional Shares, only whole Shares shall be purchased, and any remaining cash in the Participant’s account shall be carried over to the next Purchase Period, if the Participant is continuing to participate in the next Purchase Period.
(f)   REMAINING CASH BALANCE.   Any cash balance remaining in the Participant’s account after a Purchase Date shall be carried over to the next Purchase Period if the Participant is continuing to participate in the next Purchase Period. Any cash balance remaining upon a Participant’s withdrawal from or termination of participation in the Plan (including due to termination of employment) or termination of the Plan itself shall be refunded as soon as practicable after such event. Interest shall not be paid on sums returned to a Participant pursuant to this Section 8(f) unless required by applicable law.
(g)   TAX WITHHOLDING.   The Participant shall make adequate provision for the foreign, federal, state and local tax withholding obligations of any Participating Company, if any, which arise in connection with the Plan, including (but not limited to) upon the purchase of Shares and/or upon disposition of Shares. Any Participating Company may, but shall not be obligated to, withhold from the Participant’s Compensation the amount necessary or advisable to meet such withholding obligations.
(h)   COMPANY ESTABLISHED PROCEDURES.   The Board may, from time to time, establish (i) a minimum required withholding amount for participation in an Offering, (ii) limitations on the frequency and/or number of changes in the amount withheld during an Offering, (iii) an exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, (iv) payroll withholding in excess of or less than the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of subscription agreements, and/or (v) such other limitations or procedures as deemed advisable by the Company in the Company’s sole discretion which are consistent with the Plan and in accordance with the requirements of Section 423 of the Code for Offerings under the Section 423 Component. Notice of new or amended procedures pursuant to this Section 8(h) shall be communicated to all eligible participants in a manner reasonably determined by the Board to reach all participants in a cost efficient manner.
9.   LIMITATIONS ON PURCHASE OF SHARES: RIGHTS AS A STOCKHOLDER.
(a)   FAIR MARKET VALUE LIMITATION.   Notwithstanding any other provision of the Plan, no Participant shall be entitled to purchase Shares under the Plan (or any other employee stock purchase plan which is intended to meet the requirements of section 423 of the Code sponsored by DraftKings or a parent or subsidiary corporation of DraftKings) in an amount which exceeds $25,000 in fair market value, which fair market value is determined for Shares purchased during a given Offering Period as of the Offering Date for such Offering Period (or such other limit as may be imposed by the Code), for any calendar year in which Participant participates in the Plan (or any other employee stock purchase plan described in this sentence).
(b)   LIMITATION ON NUMBER OF SHARES THAT A PARTICIPANT MAY PURCHASE.   Subject to the limitations set forth in Section 9(a), each Participant shall have the right to purchase as many whole Shares as may be purchased with the contributions credited to his or her account as of the last day of the Offering Period (or such other date as the Board may determine) at the Offering Exercise Price applicable to such Offering Period; provided, however, that a Participant may not purchase in excess of 25,000 Shares under the Plan per Offering Period or such other maximum number of Shares as may be established for an Offering Period by the Board (in each case subject to adjustment pursuant to Section 13 hereof). Any amount remaining in a Participant’s account that was not applied to the purchase of Shares on a Purchase Date because it was not sufficient to purchase a whole Share shall be carried forward for the purchase of Shares on the following Purchase Date. However, any amounts not applied to the purchase of Shares during an Offering Period for any reason other than as described in the foregoing sentence shall not be carried forward to any subsequent Offering Period and shall instead be refunded, without interest, as soon as practicable following the Purchase Date, except as otherwise determined by the Board or required by applicable law.
(c)   PRO RATA ALLOCATION.   In the event the number of Shares which might be purchased by all Participants in the Plan exceeds the number of Shares available in the Plan, the Company shall make a pro rata allocation of the remaining Shares in as uniform a manner as shall be practicable and as the Company shall determine to be equitable. Any cash balance remaining after such allocation shall be refunded to Participants as soon as practicable.
(d)   RIGHTS AS A STOCKHOLDER AND EMPLOYEE.   A Participant shall have no rights as a stockholder by virtue of the Participant’s participation in the Plan until the date of issuance of stock for the Shares being purchased pursuant to the Plan. Moreover, Shares shall not be issued and a Participant shall not be permitted to purchase Shares unless and until such Shares have been registered under the U.S. Securities Act of 1933 on an effective S-8 registration and any other applicable registration requirements are satisfied. Nothing herein shall confer upon a Participant any right to continue in the employ of any Participating Company or interfere in any way with any right of any Participating Company to terminate a Participant’s employment at any time.
(e)   USE OF A CAPTIVE STOCK BROKER.   In order to reduce paperwork and properly track and report Participant’s acquisition and disposition of Shares purchased pursuant to the Plan, the Company may, in its discretion, designate one or more stock brokers as a “captive” broker (“Broker”) for receiving Participants’ Shares and maintaining individual accounts for each Participant. The initial Broker shall be Fidelity. The Company and the Broker may establish such account procedures and restrictions as are necessary to carry out their respective functions and properly administer the Plan (see, for example, Section 19).
(f)   RIGHT TO ISSUANCE OF SHARE CERTIFICATE.   Initially, Participants will not receive share certificates from DraftKings representing the Shares purchased pursuant to the Plan. Instead, the Company shall issue one share in the form of a stock certificate or by “DWAC” or similar electronic transfer to the Broker for all Shares purchased on a Purchase Date, followed by electronic allocation by the Broker among all Participants according to their respective contributions. A Participant may obtain a share certificate for his or her actual share amount only from the Broker according to such Broker’s procedures. This limitation may be modified by the Board in its discretion at any time.
10.   WITHDRAWAL.
(a)   WITHDRAWAL FROM AN OFFERING.   A Participant may withdraw from an Offering and stop payroll deductions one (1) time during a Purchase Period by submitting the appropriate form online (or via any method permitted by the Board) through the Company’s designated Plan broker at least 10 days (or such other period as may be specified by the Company) before the Purchase Date for the Purchase Period. A cash refund of payroll deduction amounts from a Participant’s account shall be made prior to the next scheduled Purchase Date in accordance with Section 8(f) of this Plan.
Withdrawals requested after the deadline in this Section 10(a) for a Purchase Period shall not affect Shares acquired by the Participant on such Purchase Date. A Participant who withdraws from an Offering for a Purchase Period may not resume participation in the Plan during the same Purchase Period, but may participate in any subsequent Offering, or in any subsequent Purchase Period within the same Offering, by again satisfying the requirements of Sections 4 and 6(a) above.
(b)   WITHDRAWAL FROM THE PLAN.   A Participant may voluntarily withdraw from the Plan by signing a written notice of withdrawal on a form provided by the Company for such purpose and delivering such notice to the Company’s payroll office. The effect of withdrawal from the Plan shall be in accordance with Section 10(a) above.

(c)   RETURN OF PAYROLL DEDUCTIONS.   Upon withdrawal from an Offering or the Plan pursuant to Sections 10(a) or 10(b), respectively, the withdrawn Participant’s accumulated payroll deductions shall be returned as soon as practicable after the withdrawal, in accordance with Section 8(f) of this Plan. Interest shall not be paid on sums returned to a Participant pursuant to this Section 10(c), unless required by applicable law. The Participant’s interest in the Offering and/or the Plan, as applicable, shall terminate.
(d)   PARTICIPATION FOLLOWING WITHDRAWAL.   An employee who is also an officer or director of the Company subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and who is deemed to “cease participation” in the Plan within the meaning of Rule 16b-3 promulgated under the Exchange Act and amended from time to time or any successor rule or regulation (“Rule 16b-3”) as a consequence of his or her withdrawal from an Offering pursuant to Section 10(a) above or withdrawal from the Plan pursuant to Section 10(b) above shall not again participate in the Plan for at least six months after the date of such withdrawal.
(e)   REDUCTION RIGHTS.   A Participant may elect to decrease future payroll deductions (or contributions) from his or her Compensation during a Purchase Period no more than one (1) time each Purchase Period. Such Participant must submit a signed written notice of reduction on a form provided by the Company for such purpose and delivering such notice to the Company’s payroll office at least 10 days before the Purchase Date for the Purchase Period.
11.   TERMINATION OF EMPLOYMENT.   Termination of a Participant’s employment with the Company for any reason, including retirement, disability or death or the failure of a Participant to remain an employee eligible to participate in the Plan, shall terminate the Participant’s participation in the Plan immediately. In such event, the payroll deductions credited to the Participant’s account since the last Purchase Date shall, as soon as practicable, be returned to the Participant or, in the case of the Participant’s death, to the Participant’s legal representative, and all of the Participant’s rights under the Plan shall terminate. Interest shall not be paid on sums returned to a Participant pursuant to this Section 11 unless required by applicable law. DraftKings may establish a date which is a reasonable number of days prior to the Purchase Date as a cutoff for return of a Participant’s payroll deductions in the form of cash.
After the cutoff date, Shares will be purchased for the terminated employee in accordance with Section 10(c), above. A Participant whose participation has been so terminated may again become eligible to participate in the Plan by again satisfying the requirements of Sections 4 and 6(a) above.
12.   CHANGE IN CONTROL.   A “Change in Control” shall be deemed to have occurred in the event any of the following occurs with respect to DraftKings:
(a)   Any sale, lease, exchange or other transfer (in one or a series of related transactions) of all or substantially all of the assets of the Company;
(b)   Any “Person” as such term is used in Section 13(d) and Section 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) becomes, directly or indirectly, the “beneficial owner” as defined in Rule 13d-3 under the Exchange Act of securities of the Company that represent more than 50% of the combined voting power of the Company’s then outstanding voting securities (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Section 12(b), the following acquisitions shall not constitute a Change in Control: (I) any acquisition directly from the Company, (II) any acquisition by the Company, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate (as defined below), (IV) any acquisition by any corporation pursuant to a transaction that complies with Sections 12(d)(A) and 12(d)(B), (V) any acquisition involving beneficial ownership of less than fifty percent (50%) of the then-outstanding Shares (the “Outstanding Company Shares”) or the Outstanding Company Voting Securities that is determined by the Board, based on review of public disclosure by the acquiring Person with respect to its passive investment intent, not to have a purpose or effect of changing or influencing the control of the Company; provided, however, that for purposes of this clause (V), any such acquisition in connection with (x) an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents or (y) any “Business Combination” (as defined below) shall be presumed to be for the purpose or with the effect of changing or influencing the control of the Company;

(c)   During any period of not more than two (2) consecutive years, individuals who constitute the Board as of the beginning of the period (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) will be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board will be deemed to be an Incumbent Director;
(d)   Consummation of a merger, amalgamation or consolidation (a “Business Combination”) of the Company with any other corporation, unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Shares and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Shares and the Outstanding Company Voting Securities, as the case may be, and (B) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were Incumbent Directors at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or
(e)   Shareholder approval of a plan of complete liquidation of the Company.
For purposes of the Plan, “Affiliate” means (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or (ii) to the extent provided by the Board, any person or entity in which the Company has a significant interest. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise. The Board shall have the authority to determine the time or times at which “Affiliate” status is determined within the foregoing definition.
In the event of a Change in Control, the Board may take any one or more of the following actions with respect to an Offering in progress as of the Change in Control on such terms as the Board determines: (i) provide that such Offering shall be assumed or continued by the acquiring or succeeding corporation (or an Affiliate thereof); (ii) upon written notice to Participants, provide that such Offering will be terminated immediately prior to the consummation of the Change in Control and that all Shares under such Offering will be purchased to the extent of accumulated payroll deductions as of a date specified by the Board in such notice, which date shall not be less than ten (10) days preceding the effective date of the Change in Control; (iii) upon written notice to Participants, provide that all Shares under such Offering will be cancelled as of a date prior to the effective date of the Change in Control and that all accumulated payroll deductions will be returned to Participants on such date; (iv) in the event of a Change in Control under the terms of which Participants will receive upon consummation thereof a cash payment for each Share surrendered in the Change in Control (the “Acquisition Price”), change the last day of the Offering Period to be the date of the consummation of the Change in Control and make or provide for a cash payment to each Participant equal to (A) (i) the Acquisition Price times (ii) the number of Shares that the Participant’s accumulated payroll deductions as of immediately prior to the Change in Control could purchase at the Purchase Price, where the Acquisition Price is treated as the fair market value of the Shares on the last day of the applicable Offering Period for purposes of determining the Purchase Price under Section 7 above, and where the number of Shares that could be purchased is subject to the limitations set forth in Section 3 above, minus (B) the result of multiplying such number of Shares by such Purchase Price; (v) provide that, in connection with a liquidation or dissolution of the Company, Shares shall convert into the right to receive liquidation proceeds (net of the Purchase Price thereof); and (vi) any combination of the foregoing. For the avoidance of doubt, interest shall not be paid on sums returned to a Participant pursuant to this Section 12 unless required by applicable law.
13.   CAPITAL CHANGES.   In the event that the Board determines that any dividend or other distribution (whether in the form of cash, shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Board shall, in such manner as it may deem equitable, adjust any or all of (a) the Offering Exercise Price, (b) the number of Shares subject to purchase by Participants, and (c) the Plan’s share reserve amount.
14.   NON-TRANSFERABILITY.   Prior to a Purchase Date, a Participant’s rights under the Plan may not be transferred in any manner otherwise than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant. Subsequent to a Purchase Date, a Participant shall be allowed to sell or otherwise dispose of the Shares in any manner that he or she deems fit. However, the Company, in its absolute discretion, may impose such restrictions on the transferability of Shares purchased by a Participant pursuant to the Plan as it deems appropriate and any such restriction may be placed on the certificates evidencing such Shares (see also Sections 9(d), 18 and 19).
15.   REPORTS.   Each Participant shall receive, within a reasonable period after the Purchase Date, a report of such Participant’s account setting forth the total payroll deductions accumulated, the number of Shares purchased, the fair market value of such Shares, the date of purchase and the remaining cash balance to be refunded or retained in the Participant’s account pursuant to Section 8(f) above, if any. Each Participant who acquires Shares pursuant to the Plan shall be provided information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.
16.   PLAN TERM.   This Plan shall continue until terminated by the Board or until all of the Shares reserved for issuance under the Plan have been issued, whichever shall first occur.
17.   RESTRICTION ON ISSUANCE OF SHARES.   The issuance of Shares under the Plan shall be subject to compliance with all applicable requirements of federal or state law with respect to such securities. A Purchase Right may not be exercised if the issuance of Shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other law or regulations. In addition, no Purchase Right may be exercised unless (i) a registration statement under the U.S. Securities Act of 1933, as amended, shall at the time of exercise of the Purchase Right be in effect with respect to the Shares issuable upon exercise of the Purchase Right, or (ii) in the opinion of legal counsel to the Company, the Shares issuable upon exercise of the Purchase Right may be issued in accordance with the terms of an applicable exemption from the registration requirements of said Act. As a condition to the exercise of a Purchase Right, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.
18.   LEGENDS.   The Company may at any time place legends or other identifying symbols referencing any applicable federal and/or state securities restrictions or any provision(s) convenient in the administration of the Plan on some or all of the certificates representing Shares issued under the Plan. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing Shares acquired pursuant to a Purchase Right in the possession of the Participant in order to carry out the provisions of this Section 18. Unless otherwise specified by the Company, legends placed on such certificates may include but shall not be limited to any legend required to be placed thereon by applicable law.
19.   NOTIFICATION OF SALE OF SHARES.   The Company may require Participants in an Offering under the Section 423 Component to give the Company prompt notice of any disposition of

Shares acquired under the Plan within two years from the date of commencement of an Offering Period or one year from the Purchase Date. The Company may direct that the certificates evidencing Shares acquired by the Participant refer to such requirement to give prompt notice of disposition. Additionally, the Company and the Broker may impose such restrictions or procedures related to transfer of Shares acquired under the Plan as are necessary for the Company to obtain sufficient notice of disposition, in order to comply with governmental requirements related to Form W-2 reporting, payroll tax withholding, employment tax liability and corporate income taxes.
20.   AMENDMENT OR TERMINATION OF THE PLAN.   The Board may at any time amend or terminate the Plan, except that such amendment or termination shall not affect Shares purchased under the Plan, (except as may be necessary to qualify the Plan as an employee stock purchase plan pursuant to section 423 of the Code or to obtain qualification or registration of the Shares under applicable federal or state securities laws). In addition, an amendment to the Plan must be approved by the stockholders of the Company within twelve (12) months of the adoption of such amendment if such amendment would authorize the sale of more Shares than are authorized for issuance under the Plan or would change the definition of the entities that may be designated by the Board as Participating Companies.
Furthermore, the approval of the Company’s stockholders shall be sought for any amendment to the Plan for which the Board deems stockholder approval necessary in order to comply with Rule 16b-3 promulgated under Section 16 of the Exchange Act.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYV63494-P24541For Against AbstainFor Against Abstain! ! !! ! !! ! !! ! !To withhold authority to vote for any individualnominee(s), mark "For All Except" and write thenumber(s) of the nominee(s) on the line below.DRAFTKINGS INC.C/O PROXY SERVICESP.O. BOX 9142FARMINGDALE, NY 11735DRAFTKINGS INC.! ! !ForAllWithholdAllFor AllExceptSCAN TOVIEW MATERIALS & VOTE wVOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery ofinformation up until 11:59 p.m. Eastern Time the day before the cut-off date or meetingdate. Have your proxy card in hand when you access the web site and follow theinstructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/DKNG2025You may attend the meeting via the Internet and vote during the meeting. Havethe information that is printed in the box marked by the arrow available and followthe instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have yourproxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paidenvelope we have provided or return it to Vote Processing, c/o Broadridge,51 Mercedes Way, Edgewood, NY 11717.1. Election of DirectorsNominees:01) Jason D. Robins02) Harry E. Sloan03) Matthew Kalish04) Paul Liberman05) Woodrow H. Levin06) Jocelyn Moore07) Ryan R. Moore08) Valerie Mosley09) Steven J. Murray10) Marni M. WaldenVote on DirectorsThe Board of Directors recommends you vote FORthe following Directors:2. To ratify the appointment of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2025.3. To conduct a non-binding advisory vote on executive compensation.4. To consider an amendment to the DraftKings Employee Stock Purchase Plan.5. To consider a shareholder proposal regarding board matrix disclosure.Vote on ProposalsThe Board of Directors recommends you vote FOR the following proposals:The Board of Directors recommends you vote AGAINST the following proposal:NOTE: In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Shareholder(s). If no directionis made, this proxy will be voted FOR the election of all nominees for the Board of Directors listed in item 1, FOR items 2, 3 and 4 and AGAINSTitem 5. If any other matters properly come before the meeting, the person named in this proxy will vote in their discretion.Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. Whensigning as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.V63495-P24541DRAFTKINGS INC.THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSANNUAL MEETING OF SHAREHOLDERSMAY 19, 2025The shareholder(s) hereby appoint(s) Jason D. Robins and R. Stanton Dodge, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of DraftKings Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM, Eastern Time on May 19, 2025, virtually at www.virtualshareholdermeeting.com/DKNG2025, and any adjournment or postponement thereof.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR ON PROPOSAL 2, FOR ON PROPOSAL 3, FOR ON PROPOSAL 4 AND AGAINST ON PROPOSAL 5.PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPECONTINUED AND TO BE SIGNED ON REVERSE SIDE